                  CWABS ASSET-BACKED CERTIFICATES TRUST 2006-8
                                 Issuing Entity

                                FINAL TERM SHEET

                              [LOGO] COUNTRYWIDE(R)

                          $1,946,000,100 (APPROXIMATE)

                                   CWABS, INC.
                                    DEPOSITOR

                          COUNTRYWIDE HOME LOANS, INC.
                               SPONSOR AND SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

      This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

      The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS)
WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU
INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER
DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT
THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY
VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

      This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

      The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                   FREE WRITING PROSPECTUS DATED JUNE 26, 2006

              CWABS, INC. ASSET-BACKED CERTIFICATES, SERIES 2006-8

             DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING JULY 25, 2006

The following classes of certificates are being offered pursuant to this free writing prospectus:

-----------------------------------------------------------------  ----------------------------------------------------------------
           ORIGINAL                                                            ORIGINAL
          CERTIFICATE                                                         CERTIFICATE
           PRINCIPAL      PRICE TO   UNDERWRITING   PROCEEDS TO                PRINCIPAL     PRICE TO   UNDERWRITING   PROCEEDS TO
CLASS     BALANCE(1)       PUBLIC      DISCOUNT     DEPOSITOR(2)    CLASS     BALANCE(1)      PUBLIC      DISCOUNT     DEPOSITOR(2)
-----------------------------------------------------------------  ----------------------------------------------------------------

1-A      $330,630,000    100.00000%    0.05208%      99.94792%      M-4      $37,000,000    100.00000%    1.04167%      98.95833%
-----------------------------------------------------------------  ----------------------------------------------------------------
2-A-1    $602,647,000    100.00000%    0.05208%      99.94792%      M-5      $33,000,000    100.00000%    1.25000%      98.75000%
-----------------------------------------------------------------  ----------------------------------------------------------------
2-A-2    $144,513,000    100.00000%    0.05208%      99.94792%      M-6      $30,000,000    100.00000%    1.45417%      98.54583%
-----------------------------------------------------------------  ----------------------------------------------------------------
2-A-3    $387,146,000    100.00000%    0.10417%      99.89583%      M-7      $28,000,000    100.00000%    1.50000%      98.50000%
-----------------------------------------------------------------  ----------------------------------------------------------------
2-A-4    $140,064,000    100.00000%    0.10417%      99.89583%      M-8      $22,000,000    100.00000%    2.08333%      97.91667%
-----------------------------------------------------------------  ----------------------------------------------------------------
M-1       $73,000,000    100.00000%    0.15625%      99.84375%      M-9      $17,000,000    100.00000%    2.08333%      97.91667%
-----------------------------------------------------------------  ----------------------------------------------------------------
M-2       $63,000,000    100.00000%    0.64583%      99.35417%      A-R          $100          (3)          (3)            (3)
-----------------------------------------------------------------  ----------------------------------------------------------------
M-3       $38,000,000    100.00000%    0.83333%      99.16667%
-----------------------------------------------------------------  ----------------------------------------------------------------

      ______________
      (1)   This amount is subject to a permitted variance in the aggregate of plus or minus 10%.

      (2)   Before deducting expenses payable by the Depositor estimated to be approximately $1,075,000 in the aggregate.

      (3)   The Class A-R Certificates will not be purchased by the underwriter and are being transferred to Countrywide Home Loans, Inc. as partial consideration for the sale of the mortgage loans.

ISSUING ENTITY

CWABS Asset-Backed Certificates Trust 2006-8, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWABS, Inc., a Delaware corporation and a limited purpose finance subsidiary of
Countrywide Financial Corporation, a Delaware corporation.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. Other sellers may include one or more special purpose entities established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP.

TRUSTEE

The Bank of New York, a New York banking corporation.

THE NIM INSURER

After the closing date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the "NIM Insurer" . The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

Initial Mortgage Loans:

For any initial mortgage loan, the later of June 1, 2006 and the origination date of that mortgage loan (referred to as the initial cut-off date).

Subsequent Mortgage Loans:

For any subsequent mortgage loan, the later of the first day of the month of the related subsequent transfer date and the origination date of that subsequent mortgage loan (referred to as the subsequent cut-off date).

CLOSING DATE

On or about June 28, 2006.

PRE-FUNDING

On the closing date, the depositor may deposit an amount of up to 25% of the initial aggregate certificate principal balance of the certificates issued by the issuing entity in a pre-funding account (referred to as the pre-funded amount). Any pre-funded amount will be allocated between the loan groups so that the amount allocated to any loan group will not exceed 25% of the aggregate certificate principal balance of the classes of certificates related to that loan group.

Funding Period:

Any funding period will begin on the closing date and end on the earlier of (x)
the date the amount in the pre-funding account is less than $175,000 and (y)
September 24, 2006.

Use of Pre-Funded Amount:

Any pre-funded amount is expected to be used to purchase subsequent mortgage loans. Any pre-funded amount not used during the funding period to purchase subsequent mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Restrictions on Subsequent Mortgage Loan Purchases:

Purchases of subsequent mortgage loans are subject to the same criteria as the initial mortgage loans and

                                        1

additional restrictions related to the composition of the related loan group following the acquisition of the subsequent mortgage loans.

Interest Shortfall Payments:

To the extent needed to make required interest payments on the interest-bearing certificates on or prior to the October 2006 distribution date, Countrywide Home
Loans, Inc. will make interest shortfall payments to the issuing entity to offset shortfalls in interest collections attributable to the pre-funding mechanism or because newly originated loans do not have a payment due date in the due period related to the subject distribution date.

THE MORTGAGE LOANS

The mortgage pool will consist of fixed and adjustable rate, credit-blemished mortgage loans that are secured by first and second liens on one- to four-family residential properties. The mortgage loans will be divided into two separate groups. Each group of mortgage loans is referred to as a "loan group." Loan group 1 will consist of first and second lien conforming balance fixed and adjustable rate mortgage loans. Loan group 2 will consist of first and second lien fixed and adjustable rate mortgage loans.

STATISTICAL CALCULATION INFORMATION

The statistical information presented in this free writing prospectus relates to a statistical calculation pool that does not reflect all of the mortgage loans that will be included in the issuing entity. Additional mortgage loans will be included in the mortgage pool on the closing date, and subsequent mortgage loans may be included during the funding period. In addition, certain mortgage loans in the statistical calculation pool may not be included in the mortgage pool on the closing date because they have prepaid in full or were determined not to meet the eligibility requirements for the mortgage pool.

The information with respect to the statistical calculation pool is, unless otherwise specified, based on the scheduled principal balances as of June 1,
2006, which is the statistical calculation date. The aggregate stated principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation date pool principal balance.
As of the statistical calculation date, the statistical calculation date pool principal balance was approximately $1,299,661,171.

Statistical calculation information for the mortgage loans in loan group 1 and loan group 2 and in the statistical calculation pool as a whole is set forth in tabular format in Annex A attached to this free writing prospectus.

Unless otherwise noted, all statistical percentages are measured by the statistical calculation date pool principal balance.

As of the statistical calculation date, the group 1 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance                                $268,479,171

Weighted Average Mortgage Rate                                           8.024%

Range of Mortgage Rates                                               5.500% to
                                                                        12.875%

Average Current Principal Balance                                      $172,989

Range of Current Principal Balances                                  $14,986 to
                                                                       $492,100

Weighted Average Original
   Loan-to-Value Ratio/Combined
   Loan-to-Value Ratio                                                   78.10%

Weighted Average Original Term to
   Maturity                                                          353 months

Weighted Average Credit Bureau
   Risk Score                                                               601

Weighted Average Remaining Term
   to Stated Maturity                                                352 months

Weighted Average Gross Margin*                                           6.580%

Weighted Average Maximum
   Mortgage Rate*                                                       14.768%

Weighted Average Minimum
   Mortgage Rate*                                                        7.805%

Percentage Originated under Full
   Doc Program                                                           66.74%

Geographic Concentrations in
   excess of 10%:

   California                                                            16.16%

   Florida                                                               11.15%

______________
*     Percentage presented only reflects those group 1 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

As of the statistical calculation date, the group 2 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance                              $1,031,182,000

                                        2

Weighted Average Mortgage Rate                                           8.295%

Range of Mortgage Rates                                               5.125% to
                                                                        14.500%

Average Current Principal Balance                                      $180,056

Range of Current Principal Balances                                  $13,600 to
                                                                       $850,000

Weighted Average Original
   Loan-to-Value Ratio/Combined
   Loan-to-Value Ratio                                                   79.66%

Weighted Average Original Term to
   Maturity                                                          362 months

Weighted Average Credit Bureau
   Risk Score                                                               618

Weighted Average Remaining Term to
   Stated Maturity                                                   360 months

Weighted Average Gross Margin*                                           7.062%

Weighted Average Maximum
   Mortgage Rate*                                                       15.276%

Weighted Average Minimum
   Mortgage Rate*                                                        8.375%

Percentage Originated under Full
   Doc Program                                                           60.77%

Geographic Concentrations in
   excess of 10%:

   California                                                            26.16%

   Florida                                                               14.10%

______________
*     Percentage presented only reflects those group 2 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

The following characteristics of each loan group in the initial mortgage pool as of the initial cut-off date and the final mortgage pool following any pre-funding period (measured as of the initial cut-off date for initial mortgage loans and as of the applicable subsequent cut-off date for any subsequent mortgage loans) will not vary from the corresponding characteristics of the statistical calculation pool by more than the permitted variance shown in the following table:

           CHARACTERISTIC                                    PERMITTED VARIANCE
--------------------------------------------------------------------------------
Weighted Average Mortgage Rate                                     +/-0.10%

Weighted Average Original
   Loan-to-Value Ratio                                             +/-3.00%

Weighted Average Credit Bureau Risk
   Score                                                        +/-5 points

Percentage Originated under Full Doc
   Program                                                         +/-3.00%

Weighted Average Gross Margin of
   Adjustable Rate Mortgage Loans                                  +/-0.10%

Maximum California Concentration                                     50.00%

                                        3

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue the following classes of certificates:

                              INITIAL
                            CERTIFICATE                                 LAST SCHEDULED      INITIAL
                             PRINCIPAL                                   DISTRIBUTION       RATING           INITIAL
         CLASS              BALANCE (1)              TYPE                    DATE        (MOODY'S) (2)   RATING (S&P) (2)
------------------------   ------------   ---------------------------   --------------   -------------   ----------------

OFFERED
CERTIFICATES
1-A.....................   $330,630,000     Senior/Adjustable Rate      September 2036        Aaa              AAA
2-A-1...................   $602,647,000     Senior/Adjustable Rate        April 2028          Aaa              AAA
2-A-2...................   $144,513,000     Senior/Adjustable Rate        April 2030          Aaa              AAA
2-A-3...................   $387,146,000     Senior/Adjustable Rate      December 2035         Aaa              AAA
2-A-4...................   $140,064,000     Senior/Adjustable Rate       January 2046         Aaa              AAA
M-1.....................    $73,000,000   Subordinate/Adjustable Rate    January 2034         Aa1              AA+
M-2.....................    $63,000,000   Subordinate/Adjustable Rate     March 2036          Aa2               AA
M-3.....................    $38,000,000   Subordinate/Adjustable Rate    August 2044          Aa3              AA-
M-4.....................    $37,000,000   Subordinate/Adjustable Rate     April 2042          A1                A+
M-5.....................    $33,000,000   Subordinate/Adjustable Rate   December 2040         A2                A
M-6.....................    $30,000,000   Subordinate/Adjustable Rate   December 2038         A3                A-
M-7.....................    $28,000,000   Subordinate/Adjustable Rate   November 2036        Baa1              BBB+
M-8.....................    $22,000,000   Subordinate/Adjustable Rate   September 2036       Baa2              BBB
M-9.....................    $17,000,000   Subordinate/Adjustable Rate     July 2036          Baa3              BBB-
A-R.....................           $100      Senior/REMIC Residual        July 2006           Aaa              AAA
NON-OFFERED
CERTIFICATES (3)
B.......................   $ 20,000,000   Subordinate/Adjustable Rate      May 2036           Ba1              BB+
P.......................   $        100       Prepayment Charges             N/A              N/R              N/R
C.......................        N/A                Residual                  N/A              N/R              N/R

______________

(1)   This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date.

(2)   The offered certificates will not be offered unless they are assigned the indicated ratings by Moody's Investors Service, Inc. ("MOODY'S") and
      Standard & Poor's Ratings Services, a division of The McGraw-Hill
      Companies, Inc. ("S&P"). "N/R" indicates that the agency was not asked to rate the certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)   The Class B, Class P and Class C Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B, Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

                                        4

The certificates will also have the following characteristics:

                              PASS-THROUGH RATE     PASS-THROUGH RATE
                  RELATED        ON OR BEFORE             AFTER                                       INTEREST
                    LOAN           OPTIONAL              OPTIONAL                                     ACCRUAL
    CLASS          GROUP       TERMINATION DATE      TERMINATION DATE      DELAY/ACCRUAL PERIOD      CONVENTION
--------------    --------    ------------------    ------------------     --------------------    --------------

OFFERED
CERTIFICATES
1-A...........       1        LIBOR + 0.160% (1)    LIBOR + 0.320% (1)             (2)             Actual/360 (3)
2-A-1.........       2        LIBOR + 0.030% (1)    LIBOR + 0.060% (1)             (2)             Actual/360 (3)
2-A-2.........       2        LIBOR + 0.090% (1)    LIBOR + 0.180% (1)             (2)             Actual/360 (3)
2-A-3.........       2        LIBOR + 0.160% (1)    LIBOR + 0.320% (1)             (2)             Actual/360 (3)
2-A-4.........       2        LIBOR + 0.250% (1)    LIBOR + 0.500% (1)             (2)             Actual/360 (3)
M-1...........    1 and 2     LIBOR + 0.260% (1)    LIBOR + 0.390% (1)             (2)             Actual/360 (3)
M-2...........    1 and 2     LIBOR + 0.320% (1)    LIBOR + 0.480% (1)             (2)             Actual/360 (3)
M-3...........    1 and 2     LIBOR + 0.360% (1)    LIBOR + 0.540% (1)             (2)             Actual/360 (3)
M-4...........    1 and 2     LIBOR + 0.390% (1)    LIBOR + 0.585% (1)             (2)             Actual/360 (3)
M-5...........    1 and 2     LIBOR + 0.450% (1)    LIBOR + 0.675% (1)             (2)             Actual/360 (3)
M-6...........    1 and 2     LIBOR + 0.520% (1)    LIBOR + 0.780% (1)             (2)             Actual/360 (3)
M-7...........    1 and 2     LIBOR + 1.000% (1)    LIBOR + 1.500% (1)             (2)             Actual/360 (3)
M-8...........    1 and 2     LIBOR + 1.150% (1)    LIBOR + 1.725% (1)             (2)             Actual/360 (3)
M-9...........    1 and 2     LIBOR + 2.150% (1)    LIBOR + 3.225% (1)             (2)             Actual/360 (3)
A-R...........    1 and 2            (4)                   (4)                     N/A                  N/A
NON-OFFERED
CERTIFICATES
B.............    1 and 2     LIBOR + 2.300% (1)    LIBOR + 3.450% (1)             (2)             Actual/360 (3)
P.............    1 and 2            N/A                   N/A                     N/A                  N/A
C.............    1 and 2            N/A                   N/A                     N/A                  N/A

_____________
(1)   The pass-through rate for this class of certificates may adjust monthly, will be subject to increase after the optional termination date as shown in this table and will be subject to an interest rate cap, in each case as described in this free writing prospectus under "Description of the
      Certificates -- Distributions -- Distributions of Interest." LIBOR refers to One-Month LIBOR for the related accrual period calculated as described in this free writing prospectus under "Description of the Certificates --
      Calculation of One-Month LIBOR."

(2)   The accrual period for any distribution date will be the period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. These certificates will settle without accrued interest.

(3)   Interest accrues at the rate specified in this table based on a 360-day year and the actual number of days elapsed during the related accrual period.

(4)   The Class A-R Certificates will not accrue any interest.

                                        5

DESIGNATIONS

  DESIGNATION                 CLASS OF CERTIFICATES
---------------    -------------------------------------------
Class A            Class 1-A and Class 2-A Certificates.
  Certificates:

Class 2-A          Class 2-A-1, Class 2-A-2, Class 2-A-3
  Certificates:    and Class 2-A-4 Certificates.

Senior             Class A and Class A-R Certificates.
  Certificates:

Class M            Class M-1, Class M-2, Class M-3,
  Certificates:    Class M-4, Class M-5, Class M-6,
                   Class M-7, Class M-8 and Class M-9
                   Certificates.

Subordinate        Class M and Class B Certificates.
  Certificates:

Adjustable Rate    Class A Certificates and Subordinate
  Certificates     Certificates.
  or Swap
  Certificates:

Offered            Class 1-A, Class 2-A-1, Class 2-A-2,
  Certificates:    Class 2-A-3, Class 2-A-4, Class M-1,
                   Class M-2, Class M-3, Class M-4, Class M-5,
                   Class M-6, Class M-7, Class M-8, Class M-9
                   and Class A-R Certificates.

RECORD DATE

Adjustable Rate Certificates:

The business day immediately preceding a distribution date, or if the adjustable rate certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Class A-R Certificates:

The last business day of the month preceding the month of a distribution date.

DENOMINATIONS

$20,000 and multiples of $1 in excess thereof, except that the Class A-R
Certificates will be issued as two certificates in the denominations specified in the pooling and servicing agreement.

REGISTRATION OF CERTIFICATES

Adjustable Rate Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or
Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

Beginning on July 25, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

INTEREST PAYMENTS

On each distribution date, holders of each class of interest-bearing certificates will be entitled to receive:

o   the interest that has accrued during the related accrual period at the related pass-through rate on the certificate principal balance immediately prior to the applicable distribution date, and

o   any interest due on a prior distribution date that was not paid.

The accrual period, interest calculation convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page S-5.

For each class of subordinate certificates, any interest carry forward amount
(which is interest due on a prior distribution date that was not paid on a prior distribution date) will be payable from excess cashflow and from amounts in the swap trust, in each case as and to the extent described in this free writing prospectus.

There are certain circumstances that could reduce the amount of interest paid to you.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the payment of principal. The priority of payments will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.

                                        6

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts (after the fees and expenses as described below are subtracted) with respect to the mortgage loans in a loan group:

o   scheduled payments of interest on the mortgage loans collected during the applicable period (other than any credit comeback excess amounts);

o   interest on prepayments to the extent not allocable to the master servicer as additional servicing compensation;

o   interest amounts advanced by the master servicer and any required compensating interest paid by the master servicer related to certain prepayments on certain mortgage loans;

o   liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to interest); and

o   the amount, if any, of the seller interest shortfall payment paid by
    Countrywide Home Loans, Inc. on any distribution date on or prior to the
    October 2006 distribution date.

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts (after fees and expenses as described below are subtracted) with respect to the mortgage loans in a loan group:

o   scheduled payments of principal of the mortgage loans collected during the applicable period or advanced by the master servicer;

o   prepayments collected in the applicable period;

o   the stated principal balance of any mortgage loans repurchased by a seller or purchased by the master servicer;

o   the difference, if any, between the stated principal balance of a substitute mortgage loan and the related deleted mortgage loan;

o   liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to principal);

o   excess interest (to the extent available) to maintain the targeted overcollateralization level; and

o   the amount, if any, allocated to that loan group and remaining on deposit in the pre-funding account on the distribution date following the end of the funding period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

o   the master servicing fee and additional servicing compensation due to the master servicer;

o   the pro rata portion of the trustee fee due to the trustee;

o   amounts reimbursed to the master servicer and the trustee in respect of advances previously made by them and other amounts for which the master servicer and servicer are entitled to be reimbursed;

o   all prepayment charges (which are distributable only to the Class P
    Certificates);

o   all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed; and

o   any net swap payments or any termination payment payable to the swap counterparty (other than a swap termination payment resulting from a swap counterparty trigger event).

Any amounts netted from the amount available for distribution to the certificateholders will reduce the amount distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.50% per annum
(referred to as the servicing fee rate).

                                        7

Additional Servicing Compensation:

The master servicer is also entitled to receive additional servicing compensation from amounts in respect of interest paid on certain principal prepayments, late payment fees, assumption fees and other similar charges
(excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity's accounts.

Source and Priority of Payments:

These amounts will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF PAYMENTS; DISTRIBUTIONS OF INTEREST

In general, on any distribution date, the loan group 1 and loan group 2 interest funds will be distributed in the following order:

o   from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the swap account, the amount of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) payable to the swap counterparty;

o   from loan group 1 interest funds, to the Class 1-A Certificates, current interest and interest carry forward amount;

o   from loan group 2 interest funds, concurrently, to each class of Class 2-A
    Certificates, current interest and interest carry forward amount, pro rata based on their respective entitlements;

o   from remaining loan group 1 and loan group 2 interest funds, to each class of Class A Certificates, any remaining unpaid current interest and any interest carry forward amount, allocated pro rata based on the certificate principal balance of each class of Class A Certificates, with any remaining amounts allocated based on any remaining unpaid current interest and interest carry forward amount for each class of Class A Certificates;

o   from any remaining loan group 1 and loan group 2 interest funds, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5,
    Class M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates, in that order, current interest for each class; and

o   from any remaining loan group 1 and loan group 2 interest funds, as part of the excess cashflow.

PRIORITY OF PAYMENTS; DISTRIBUTIONS OF PRINCIPAL

General

The manner of distributing principal among the classes of certificates will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and depending on whether a trigger event is in effect.

Effect of the Stepdown Date if a Trigger Event is not in Effect

On any distribution date on or after the stepdown date (and so long as no trigger event is in effect), instead of allocating all amounts distributable as principal on the certificates to the senior classes of certificates until those senior classes are paid in full, a portion of those amounts distributable as principal will be allocated to the subordinate certificates.

The amount allocated to each class of certificates on or after the stepdown date and so long as no trigger event is in effect will be based on the targeted level of overcollateralization and subordination for each class of certificates.

Trigger Events:

A "trigger event" refers to certain specified levels of losses and/or delinquencies on the mortgage loans. Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the senior certificates, until the senior certificates are paid in full, before any distributions of principal are made on the subordinate certificates.

The Stepdown Date:

The stepdown date will be the earlier of:

o   the date on which the aggregate certificate principal balance of the Class A
    Certificates is reduced to zero; and

o   the later of:

    o   the July 2009 distribution date; and

    o   the date on which the level of subordination for the Class A
        Certificates is 39.50% of the aggregate stated principal balance of the mortgage loans.

                                        8

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount from both loan groups will be distributed in the following order:

o   concurrently,

    (1) from the loan group 1 principal distribution amount, in the following order of priority:

        (i)   to the Class 1-A Certificates, until the certificate principal balance thereof is reduced to zero; and

        (ii)  to the classes of Class 2-A Certificates (after the distribution of the principal distribution amount from loan group 2 as
              described in clause (2)(i) of this bullet point), to be allocated among such classes of certificates in the amounts and order of priority described below, until the certificate principal balances thereof are reduced to zero; and

    (2) from the loan group 2 principal distribution amount, in the following order of priority:

        (i)   to the classes of Class 2-A Certificates in the amounts and order of priority described below, until the certificate principal balances thereof are reduced to zero; and

        (ii)  to the Class 1-A Certificates (after the distribution of the principal distribution amount from loan group 1 as described in clause (1)(i) of this bullet point), until the certificate principal balance thereof is reduced to zero; and

o   from the remaining principal distribution amount from both loan groups, sequentially,

    (1) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class
        M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B
        Certificates, in that order, in each case until the certificate principal balance thereof is reduced to zero; and

    (2) as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, the principal distribution amount for both loan groups will be distributed in the following order:

o   concurrently,

    (1) from the loan group 1 principal distribution amount, in an amount up to the Class 1-A principal distribution amount, in the following order of priority:

        (i)   to the Class 1-A Certificates, until the certificate principal balance thereof is reduced to zero; and

        (ii)  to the classes of Class 2-A Certificates (after the distribution of the principal distribution amount from loan group 2 as
              described in clause (2)(i) of this bullet point), in the amounts and order of priority described below, until the certificate principal balances thereof are reduced to zero; and

    (2) from the loan group 2 principal distribution amount, in an amount up to the Class 2-A principal distribution amount, in the following order of priority:

        (i)   to the classes of Class 2-A Certificates, in the amounts and order of priority described below, until the certificate principal balances thereof are reduced to zero; and

        (ii)  to the Class 1-A Certificates (after the distribution of the principal distribution amount from loan group 1 as described in clause (1)(i) of this bullet point), until the certificate principal balance thereof is reduced to zero; and

o   from the remaining principal distribution amount from both loan groups, sequentially,

    (1) sequentially, to the Class M-1, Class M-2 and Class M-3 Certificates, in
        that order, the combined Class M-1, M-2 and M-3 principal distribution amount, until the certificate principal balances thereof are reduced to zero;

    (2) sequentially, to the, Class M-4, Class M-5, Class M-6, Class M-7, Class
        M-8, Class M-9 and Class B Certificates, in that order, the subordinate class principal distribution amount for that class, in each case until the

                                        9

        certificate principal balance thereof is reduced to zero; and

    (3) as part of the excess cashflow.

Class 2-A Certificates:

For each distribution date, amounts to be distributed to the Class 2-A
Certificates in respect of principal will be distributed, sequentially, to the
Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until the certificate principal balances thereof are reduced to zero.

EXCESS CASHFLOW

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest and principal distributions have been made.

On any distribution date, the excess cashflow (if any) and, in the case of the first two bullet points below and in the case of the payment of unpaid realized loss amounts pursuant to the third bullet point below, credit comeback excess cashflow (if any), will be distributed in the following order, in each case, first to the extent of the remaining credit comeback excess cashflow and, second to the extent of the remaining excess cashflow:

o   to each class of Class A and subordinate certificates, in the same priority as described above with respect to payments of principal, the amounts necessary to maintain or restore overcollateralization to the target overcollateralization level;

o   concurrently, to each class of Class A Certificates, any unpaid realized loss amount for each such class, pro rata based on their respective entitlements;

o   sequentially, to the classes of subordinate certificates, in order of their distribution priorities, and for each class, first, to pay any interest carry forward amount for that class and second, to pay any unpaid realized loss amount for that class;

o   to each class of Class A and subordinate certificates, pro rata, to the extent needed to pay any unpaid net rate carryover for the Class A
    Certificates and subordinate certificates;

o   to the carryover reserve fund, the required carryover reserve fund deposit;

o   to the swap account, the amount of any swap termination payment payable to the swap counterparty as a result of a swap counterparty trigger event; and

o   to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

CREDIT ENHANCEMENT

Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Overcollateralization

"Overcollateralization" refers to the amount by which the aggregate stated
principal balance of the mortgage loans and any remaining related pre-funded amount, exceeds the aggregate certificate principal balance of the certificates.

On the closing date, it is expected that the sum of the aggregate stated
principal balance of the mortgage loans and any amounts on deposit in the pre-funding account will exceed the initial aggregate certificate principal balance of the interest-bearing certificates by approximately $34,000,000.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the pooling and servicing agreement. If the amount of overcollateralization is reduced, excess interest on the mortgage loans will be used to reduce the total certificate principal balance of the certificates, until the required level of overcollateralization has been restored.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans.
The required level of overcollateralization may change over time.

Excess Interest

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the weighted average pass-through rate on the certificates, plus the weighted average expense fee rate and the effective rate at which any net swap payments may be payable to the swap counterparty.

                                       10

The "expense fee rate" is the sum of the servicing fee rate, the trustee fee rate and, with respect to any mortgage loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate. Any such interest is referred to as "excess interest" and will be distributed as part of the excess cashflow as described under "--Excess Cashflow" above.

Subordination

The issuance of senior certificates and subordinate certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The senior certificates will have a distribution priority over the subordinate certificates. With respect to the subordinate certificates, the Class M
Certificates with a lower numerical designation will have a distribution priority over the Class M Certificates with a higher numerical designation, and all the Class M Certificates will have a distribution priority over the Class B
Certificates.

Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinate certificates, beginning with the subordinate certificates with the lowest distribution priority, before realized losses on the mortgage loans in a loan group are allocated to the classes of certificates related to that loan group with higher priorities of distribution.

ALLOCATION OF LOSSES

After the credit enhancement provided by excess cashflow and overcollateralization (if any) has been exhausted, collections otherwise payable to the related subordinate classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses are allocated to the subordinate certificates, beginning with the class of subordinate certificates with the lowest distribution priority, until the certificate principal balance of that subordinate class has been reduced to zero. If the aggregate certificate principal balance of the subordinate certificates were to be reduced to zero, additional realized losses of a particular loan group will be allocated to the related senior certificates as described in this free writing prospectus under "Description of the
Certificates--Applied Realized Loss Amounts."

THE SWAP CONTRACT

Countrywide Home Loans, Inc. has entered into an interest rate swap contract, which will be assigned to The Bank of New York, in its capacity as swap contract administrator, on the closing date. On each distribution date prior to the swap contract termination date, the swap contract administrator will be obligated to pay to the swap counterparty an amount equal to the product of (i) 5.360% per annum, (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the number of days in the related calculation period (calculated on the basis of a
360-day year of twelve 30-day months), divided by 360. In addition, on the business day preceding each distribution date prior to the swap contract termination date, the swap counterparty will be obligated to pay to the swap contract administrator an amount equal to the product of (i) one-month LIBOR (as determined by the swap counterparty), (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the actual number of days in the related calculation period, divided by 360.

To the extent that the payment payable by the swap contract administrator exceeds the payment payable by the swap counterparty, the trustee will be required to deduct from the available funds for loan group 1 and loan group 2 the amount of that excess and, in its capacity as trustee of the swap trust, to remit the amount of that excess to the swap contract administrator for payment to the swap counterparty. To the extent that the payment payable by the swap counterparty exceeds the payment payable by the swap contract administrator, the swap counterparty will be required to pay to the swap contract administrator the amount of that excess. Any net payment received by the swap contract administrator from the swap counterparty will be remitted to the swap trust only to the extent necessary to cover unpaid current interest, net rate carryover and unpaid realized loss amounts on the swap certificates and to maintain or restore overcollateralization for those certificates. The remaining portion of any net payment received by the swap contract administrator from the swap counterparty will be paid to Countrywide Home Loans, Inc. and will not be

                                       11

available to cover any amounts on any class of certificates.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that the cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute a replacement mortgage loan for, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 150 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the servicing fee rate).

The majority holder of the Class C Certificates, which holder is referred to as the directing certificateholder, will have a special right of foreclosure with respect to certain delinquent mortgage loans. Upon the occurrence of certain delinquencies on a mortgage loan, if the directing certificateholder timely and affirmatively acts, then it will instruct the master servicer to hire three appraisal firms identified in the pooling and servicing agreement to compute the fair value of the mortgaged property relating to the mortgage loan utilizing the
Fannie Mae Form 2055 Exterior-Only Inspection Residential Appraisal Report (each such appraisal firm computation, a "fair value price"), in each case no later than 30 days from the date of the directing certificateholder's action. Subject to certain provisions in the pooling and servicing agreement, the directing certificateholder must, no later than 5 days after the expiration of such 30-day period, purchase such mortgage loan or the related mortgaged property, as the case may be, at an amount equal to the highest of the three fair value prices determined by such appraisal firms plus accrued and unpaid interest thereon.

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any foreclosed real estate owned by the issuing entity declines to or below 10% of the sum of the aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date and the amount, if any, deposited into the pre-funding account on the closing date. If the master servicer exercises the optional termination right it will result in the early retirement of the certificates.
The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the issuing entity (exclusive of the credit comeback excess account, the assets held in the carryover reserve fund and the pre-funding account) will consist of two or more REMICs: one or more underlying
REMICs and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The offered certificates
(other than the Class A-R Certificates) will represent beneficial ownership of
"regular interests" in the master REMIC identified in the pooling and servicing agreement, a beneficial interest in the right to receive payments of net rate carryover pursuant to the pooling and servicing agreement and the deemed obligation to make termination payments on the swap contract.

The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interest in each underlying REMIC.

The swap trust, the swap contract and the swap account will not constitute any part of any REMIC created under the pooling and servicing agreement.

                                       12

LEGAL INVESTMENT CONSIDERATIONS

The offered certificates will not be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

ERISA CONSIDERATIONS

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement
Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue
Code of 1986, as amended, or by an entity investing the assets of a benefit plan, so long as certain conditions are met. Investors acquiring swap certificates with assets of such a plan while the swap contract is still in effect also will be required to satisfy the requirements of an investor-based class exemption.

                                       13

                         SERVICING OF THE MORTGAGE LOANS

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Master Servicer will be paid a monthly fee (the "MASTER SERVICING
FEE") from collections with respect to each Mortgage Loan (as well as from any liquidation proceeds or Subsequent Recoveries) equal to one-twelfth of the
Stated Principal Balance thereof multiplied by the Servicing Fee Rate. The
"SERVICING FEE RATE" for each Mortgage Loan will equal 0.50% per annum. The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under "-- Adjustment to Master Servicing Fee in Connection With
Certain Prepaid Mortgage Loans."

      The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments received during that portion of a Prepayment Period from the related Due Date to the end of the Prepayment Period ("PREPAYMENT INTEREST EXCESS"), all late payment fees, assumption fees and other similar charges (excluding prepayment charges), with respect to the Mortgage Loans, and all investment income earned on amounts on deposit in the Certificate Account and Distribution Account. The
Master Servicer is obligated to pay certain ongoing expenses associated with the
Mortgage Loans and incurred by the Trustee in connection with its responsibilities under the Pooling and Servicing Agreement.

ADJUSTMENT TO MASTER SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE
LOANS

      When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates ("DUE DATES"), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received during that portion of the Prepayment Period from the related Due Date in the Prepayment Period to the end of the Prepayment Period reduce the
Scheduled Payment of interest for the following Due Date but are included in a distribution that occurs on or prior to the distribution of the Scheduled
Payment, and accordingly no shortfall in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received from that portion of the Prepayment Period from the beginning of the Prepayment
Period to related Due Date in that Prepayment Period reduce the Scheduled
Payment of interest for that Due Date and are included in a distribution that occurs on or after the distribution of the Scheduled Payment, and accordingly an interest shortfall (a "PREPAYMENT INTEREST SHORTFALL") could result. In order to mitigate the effect of any Prepayment Interest Shortfall on interest distributions to holders of the Certificates on any Distribution Date, one-half of the amount of the Master Servicing Fee otherwise payable to the Master
Servicer for the month will, to the extent of the Prepayment Interest Shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to holders of the Certificates entitled thereto on the Distribution Date. The amount of this deposit by the Master Servicer is referred to as "COMPENSATING
INTEREST" and will be reflected in the distributions to holders of the
Certificates entitled thereto made on the Distribution Date on which the
Principal Prepayments received would be distributed.

CERTAIN MODIFICATIONS AND REFINANCINGS

      Countrywide Home Loans will be permitted under the Pooling and Servicing
Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the Master
Servicer will be permitted to agree to the rate reduction provided that (i)
Countrywide Home Loans purchases the Mortgage Loan from the Trust Fund immediately following the modification and (ii) the Stated Principal Balance of such Mortgage Loan, when taken together with the aggregate of the Stated
Principal Balances of all other Mortgage Loans in the same Loan Group that have been so modified since the Closing Date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate Certificate Principal Balance of the related Certificates. Any purchase of a Mortgage Loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan up to the next Due Date at the applicable Net Mortgage Rate, net of any unreimbursed Advances of principal and interest on the Mortgage Loan made by the
Master Servicer. Countrywide Home Loans will remit the purchase price to the
Master Servicer for deposit into the Certificate Account within one Business Day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the Mortgage Rates on the Mortgage
Loans and borrowers request modifications as an alternative to refinancings.
Countrywide Home Loans

                                       14

will indemnify the Trust Fund against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      The Certificates will be issued pursuant to the Pooling and Servicing
Agreement. We summarize below the material terms and provisions pursuant to which the Certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and
Servicing Agreement. When particular provisions or terms used in the Pooling and
Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Pooling and Servicing Agreement after the issuing entity issues the
Certificates.

      The CWABS, Inc., Asset-Backed Certificates, Series 2006-8 (the
"CERTIFICATES") will consist of: Class 1-A, Class 2-A-1, Class 2-A-2, Class
2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class
M-6, Class M-7, Class M-8, Class M-9, Class B, Class A-R, Class P and Class C
Certificates.

      When describing the Certificates in this free writing prospectus we use the following terms:

        DESIGNATION                                      CLASS OF CERTIFICATES
----------------------------    -----------------------------------------------------------------------

CLASS A CERTIFICATES:           Class 1-A and Class 2-A Certificates

CLASS 2-A CERTIFICATES:         Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates

SENIOR CERTIFICATES:            Class A and Class A-R Certificates

CLASS M CERTIFICATES:           Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class
                                M-7, Class M-8 and Class M-9 Certificates

SUBORDINATE CERTIFICATES:       Class M and Class B Certificates

ADJUSTABLE RATE CERTIFICATES
 OR SWAP CERTIFICATES:          Class A and Subordinate Certificates

OFFERED CERTIFICATES:           Class 1-A, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class
                                M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7,
                                Class M-8, Class M-9 and Class A-R Certificates

The Certificates are generally referred to as the following types:

          CLASS                            TYPE
-------------------------       ---------------------------
Class A Certificates:           Senior/Adjustable Rate

Subordinate Certificates:       Subordinate/Adjustable Rate

Class A-R Certificates:         Senior/REMIC Residual

Class P Certificates:           Prepayment Charges

Class C Certificates:           Residual

      Generally:

      o   distributions of principal and interest on the Class 1-A Certificates will be based on amounts available for distribution in respect of the
          Mortgage Loans in Loan Group 1;

      o   distributions of principal and interest on the Class 2-A Certificates will be based on amounts available for distribution in respect of the
          Mortgage Loans in Loan Group 2;

                                       15

      o   distributions of principal and interest on the Subordinate
          Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2;

      o   distributions on the Class P and Class C Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in
          Loan Group 1 and Loan Group 2; and

      o   distributions on the Class A-R Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan
          Group 1 and Loan Group 2.

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

      The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the "BOOK-ENTRY CERTIFICATES"). The Class A-R
Certificates will be issued as two certificates in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry
Certificates ("CERTIFICATE OWNERS") may elect to hold their Book-Entry
Certificates through the Depository Trust Company ("DTC") in the United States,
or Clearstream, Luxembourg or the Euroclear System ("EUROCLEAR"), in Europe, if
they are participants of these systems, or indirectly through organizations which are participants in these systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate
Principal Balance of the applicable class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC.
Beneficial interests in the Book-Entry Certificates may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1 in excess thereof. Except as set forth under
"Description of the Securities--Book-Entry Registration of the Securities" in
the prospectus, no person acquiring a beneficial ownership interest in a
Book-Entry Certificate (each, a "BENEFICIAL OWNER") will be entitled to receive a physical certificate representing the person's beneficial ownership interest in the Book-Entry Certificate (a "DEFINITIVE CERTIFICATE"). Unless and until
Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations
("PARTICIPANTS") and DTC. See "Description of the Securities--Book-Entry
Registration of the Securities" in the prospectus.

GLOSSARY OF TERMS

      The following terms have the meanings shown below to help describe the cash flow on the Certificates. The definitions are organized based on the context in which they are most frequently used. However, certain definitions may be used in multiple contexts.

      General Definitions.

      "ADJUSTED NET MORTGAGE RATE" with respect to each Mortgage Loan means the
Mortgage Rate less the related Expense Fee Rate.

      "BUSINESS DAY" is any day other than:

            (1)   a Saturday or Sunday or

            (2)   a day on which banking institutions in the state of New York or California are required or authorized by law to be closed.

      "CERTIFICATE PRINCIPAL BALANCE" means for any class of Certificates (other than the Class C Certificates), the aggregate outstanding principal balance of all Certificates of the class, less:

                                       16

            (1)   all amounts previously distributed to holders of Certificates of that class as scheduled and unscheduled payments of principal; and

            (2)   the Applied Realized Loss Amounts allocated to the class;

provided, however, that if Applied Realized Loss Amounts have been allocated to the Certificate Principal Balance of any class of Certificates, the Certificate
Principal Balance thereof will be increased on each Distribution Date after the allocation of Applied Realized Loss Amounts, sequentially by class in the order of distribution priority, by the amount of Subsequent Recoveries for the related
Loan Group or Loan Groups, collected during the related Due Period (if any) (but not by more than the amount of the Unpaid Realized Loss Amount for the class);
and provided further, however, that any amounts distributed to one or more classes of Senior Certificates related to a Loan Group in respect of Applied
Realized Loss Amounts will be distributed to those classes on a pro rata basis according to the respective Unpaid Realized Loss Amounts for those classes.

      After any allocation of amounts in respect of Subsequent Recoveries to the
Certificate Principal Balance of a class of Certificates, a corresponding decrease will be made on the Distribution Date to the Unpaid Realized Loss
Amount for that class or classes. Although Subsequent Recoveries, if any, will be allocated to increase the Certificate Principal Balance of a class of
Certificates, the Subsequent Recoveries will be included in the applicable
Principal Remittance Amount and distributed in the priority set forth below under "--Distributions--Distributions of Principal." Therefore these Subsequent
Recoveries may not be used to make any principal payments on the class or classes of Certificates for which the Certificate Principal Balances have been increased by allocation of Subsequent Recoveries. Additionally, holders of these
Certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Certificate Principal
Balance for any Accrual Period preceding the Distribution Date on which the increase occurs.

      "DISTRIBUTION DATE" means the 25th day of each month, or if the 25th day is not a Business Day, on the first Business Day thereafter, commencing in July
2006.

      "DUE PERIOD" means with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

      "EXCESS PROCEEDS" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any Liquidation Proceeds and Subsequent
Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage
Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage
Loan.

      "FINAL RECOVERY DETERMINATION" means a determination by the Master
Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Mortgage Loan.

      "INSURANCE PROCEEDS" means all proceeds of any insurance policy received prior to or in connection with a Final Recovery Determination (to the extent that the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the Master Servicer's normal servicing procedures), other than proceeds that represent reimbursement of the Master
Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policy.

      "LIQUIDATION PROCEEDS" means any Insurance Proceeds and all other net proceeds received prior to or in connection with a Final Recovery Determination in connection with the partial or complete liquidation of a Mortgage Loan
(whether through trustee's sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to or in connection with a Final
Recovery Determination with respect to any Mortgaged Property acquired by the
Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

                                       17

      "PERCENTAGE INTEREST" with respect to any Certificate, means the percentage derived by dividing the denomination of the Certificate by the aggregate denominations of all Certificates of the applicable class.

      "RECORD DATE" means:

            (1)   in the case of the Adjustable Rate Certificates, the Business
      Day immediately preceding the Distribution Date, unless the Adjustable
      Rate Certificates are no longer book-entry certificates, in which case the
      Record Date will be the last Business Day of the month preceding the month of the Distribution Date, and

            (2)   in the case of the Class A-R Certificates, the last Business
      Day of the month preceding the month of the Distribution Date.

      "SUBSEQUENT RECOVERIES" means, with respect to any Mortgage Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of "Insurance Proceeds" and "Liquidation Proceeds"
received in respect of the Mortgage Loan after a Final Recovery Determination
(other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

      Definitions related to Interest Calculations and Distributions.

      "ACCRUAL PERIOD" for any Distribution Date and the Adjustable Rate
Certificates, means the period from and including the preceding Distribution
Date (or from and including the Closing Date in the case of the first
Distribution Date) to and including the day prior to the current Distribution
Date.

      "CURRENT INTEREST" with respect to each class of interest-bearing certificates and each Distribution Date means the interest accrued at the
Pass-Through Rate for the applicable Accrual Period on the Certificate Principal
Balance of the class immediately prior to the Distribution Date.

      "EXPENSE FEE RATE" with respect to each Mortgage Loan is equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate and, with respect to any
Mortgage Loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate.

      "INTEREST CARRY FORWARD AMOUNT," with respect to each class of interest-bearing certificates and each Distribution Date, is the excess of:

            (a)   Current Interest for such class with respect to prior
      Distribution Dates over

            (b)   the amount actually distributed to such class with respect to interest on prior Distribution Dates.

      "INTEREST DETERMINATION DATE" means for the Adjustable Rate Certificates, the second LIBOR Business Day preceding the commencement of each Accrual Period.

      "INTEREST FUNDS" means for any Loan Group and any Distribution Date, (1)
the Interest Remittance Amount for that Loan Group and the Distribution Date, less (2) the portion of the Trustee Fee allocable to that Loan Group for the
Distribution Date, plus (3) the Adjusted Replacement Upfront Amount, if any, allocable to that Loan Group.

      "INTEREST REMITTANCE AMOUNT" means with respect to each Loan Group and any
Distribution Date:

            (a)   the sum, without duplication, of:

                  (1)   all scheduled interest collected during the related Due
            Period (other than Credit Comeback Excess Amounts (if any)), less the related Master Servicing Fees,

                                       18

                  (2)   all interest on prepayments, other than Prepayment
            Interest Excess,

                  (3)   all Advances relating to interest,

                  (4)   all Compensating Interest,

                  (5)   all Liquidation Proceeds collected during the related
            Due Period (to the extent that the Liquidation Proceeds relate to interest), and

                  (6)   the allocable portion of any Seller Shortfall Interest
            Requirement, less

            (b)   all Advances relating to interest and certain expenses
      reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

      "NET RATE CAP" for each Distribution Date means:

      (i) with respect to the Class 1-A Certificates, the weighted average
Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap
Termination Payment payable to the Swap Counterparty for such Distribution Date
(other than a Swap Termination Payment due to a Swap Counterparty Trigger Event)
and (y) a fraction, the numerator of which is the Interest Funds for Loan Group
1 for such Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for such Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period
(after giving effect to principal prepayments received during the Prepayment
Period that ends during such Due Period) plus any amounts on deposit in the
Pre-Funding Account in respect of Loan Group 1 as of the first day of that Due
Period,

      (ii) with respect to each class of Class 2-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 2 as of
the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due
Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any
Swap Termination Payment payable to the Swap Counterparty for such Distribution
Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger
Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan
Group 2 for such Distribution Date, and the denominator of which is the Interest
Funds for Loan Group 1 and Loan Group 2 for such Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period
(after giving effect to principal prepayments received during the Prepayment
Period that ends during such Due Period) plus any amounts on deposit in the
Pre-Funding Account in respect of Loan Group 2 as of the first day of that Due
Period, and

      (iii) with respect to each class of Subordinate Certificates, the weighted average of the Net Rate Cap for the Class 1-A and Class 2-A Certificates
(weighted by an amount equal to the positive difference (if any) of the sum of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan
Group and the amount on deposit in the Pre-Funding Account in respect of that
Loan Group) over the outstanding aggregate Certificate Principal Balance of the
Class 1-A and Class 2-A Certificates, respectively.

                                       19

      "NET RATE CARRYOVER" for a class of interest-bearing certificates on any
Distribution Date means the excess of:

            (1)   the amount of interest that the class would have accrued for the Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the applicable Net
      Rate Cap, over

            (2)   the amount of interest the class accrued on the Distribution
      Date based on the applicable Net Rate Cap,

      plus the unpaid portion of this excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap).

      "PASS-THROUGH MARGIN" for each class of Adjustable Rate Certificates means the following:

                                                              (1)        (2)
                                                             ------    ------
            Class 1-A.....................................   0.160%    0.320%
            Class 2-A-1...................................   0.030%    0.060%
            Class 2-A-2...................................   0.090%    0.180%
            Class 2-A-3...................................   0.160%    0.320%
            Class 2-A-4...................................   0.250%    0.500%
            Class M-1.....................................   0.260%    0.390%
            Class M-2.....................................   0.320%    0.480%
            Class M-3.....................................   0.360%    0.540%
            Class M-4.....................................   0.390%    0.585%
            Class M-5.....................................   0.450%    0.675%
            Class M-6.....................................   0.520%    0.780%
            Class M-7.....................................   1.000%    1.500%
            Class M-8.....................................   1.150%    1.725%
            Class M-9.....................................   2.150%    3.225%
            Class B.......................................   2.300%    3.450%

______________
(1)   For each Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.

(2)   For each Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

      "PASS-THROUGH RATE" with respect to each Accrual Period and each class of
Adjustable Rate Certificates means a per annum rate equal to the lesser of:

            (1)   One-Month LIBOR for the Accrual Period (calculated as
      described below under "-- Calculation of One-Month LIBOR") plus the
      Pass-Through Margin for the class and Accrual Period, and

            (2)   the applicable Net Rate Cap for the related Distribution Date.

      "SELLER SHORTFALL INTEREST REQUIREMENT" with respect to the Master
Servicer Advance Date in each of July 2006, August 2006, September 2006 and
October 2006 means the sum of:

            (a)   the product of (1) the excess of the aggregate Stated
      Principal Balance for the Distribution Date of all the Mortgage Loans in
      the Mortgage Pool (including the Subsequent Mortgage Loans, if any) owned by the issuing entity at the beginning of the related Due Period, over the aggregate Stated Principal Balance for the Distribution Date of the
      Mortgage Loans (including the Subsequent Mortgage Loans, if any) that have a scheduled payment of interest due in the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of all the Mortgage Loans in

                                       20

      the Mortgage Pool (including the Subsequent Mortgage Loans, if any)
      (weighted on the basis of the Stated Principal Balances thereof for the
      Distribution Date) and the denominator of which is 12; and

            (b)   the product of (1) the amount on deposit in the Pre-Funding
      Account at the beginning of the related Due Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of the
      Mortgage Loans (including Subsequent Mortgage Loans, if any) owned by the issuing entity at the beginning of the related Due Period (weighted on the basis of the Stated Principal Balances thereof for the Distribution Date)
      and the denominator of which is 12.

      "TRUSTEE FEE RATE" means a rate equal to 0.009% per annum.

      Definitions related to Principal Calculations and Distributions.

      "CLASS 1-A PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a
fraction, the numerator of which is the Principal Remittance Amount for Loan
Group 1 and the denominator of which is the sum of the Principal Remittance
Amounts for both Loan Groups.

      "CLASS 2-A PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a
fraction, the numerator of which is the Principal Remittance Amount for Loan
Group 2 and the denominator of which is the sum of the Principal Remittance
Amounts for both Loan Groups.

      "CLASS A PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution Date
means the excess of:

            (1)   the aggregate Certificate Principal Balance of the Class A
      Certificates immediately prior to the Distribution Date, over

            (2)   the lesser of (i) 60.50% of the aggregate Stated Principal
      Balance of the Mortgage Loans for the Distribution Date and (ii) the
      aggregate Stated Principal Balance of the Mortgage Loans for the
      Distribution Date minus the OC Floor.

      "COMBINED CLASS M-1, M-2 AND M-3 PRINCIPAL DISTRIBUTION AMOUNT" for each
Distribution Date means the excess of:

            (1)   the sum of:

                  (a)   the aggregate Certificate Principal Balance of the Class
            A Certificates (after taking into account distribution of the Class
            1-A Principal Distribution Amount and Class 2-A Principal
            Distribution Amount for the Distribution Date), and

                  (b)   the aggregate Certificate Principal Balance of the Class
            M-1, Class M-2 and Class M-3 Certificates immediately prior to the
            Distribution Date over

            (2)   the lesser of (a) 77.90% of the aggregate Stated Principal
      Balance of the Mortgage Loans for the Distribution Date and (b) the
      aggregate Stated Principal Balance of the Mortgage Loans for the
      Distribution Date minus the OC Floor;

provided, however, that if the Class M-1, Class M-2 and/or Class M-3
Certificates are the only classes of Subordinate Certificates outstanding on the
Distribution Date, those classes will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 and Loan Group 2 until the Certificate Principal Balances thereof are reduced to zero.

      "CUMULATIVE LOSS TRIGGER EVENT" with respect to any Distribution Date on or after the Stepdown Date, a Cumulative Loss Trigger Event is in effect if (x)
the aggregate amount of Realized Losses on the Mortgage Loans

                                       21

from the Cut-off Date for each Mortgage Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent
Recoveries received through the last day of that Due Period) exceeds (y) the applicable percentage, for the Distribution Date, of the sum of the aggregate
Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount, as set forth below:

Distribution Date                                    Percentage
-----------------                                    ----------

July 2008 -- June 2009.............................  1.35% with respect to July 2008, plus an additional 1/12th of 1.65% for each month
                                                     thereafter through June 2009

July 2009 -- June 2010.............................  3.00% with respect to July 2009, plus an additional 1/12th of 1.80% for each month
                                                     thereafter through June 2010

July 2010 -- June 2011.............................  4.80% with respect to July 2010, plus an additional 1/12th of 1.40% for each month
                                                     thereafter through June 2011

July 2011 -- June 2012.............................  6.20% with respect to July 2011, plus an additional 1/12th of 0.85% for each month
                                                     thereafter through June 2012

July 2012 and thereafter..........................   7.05%

      A "DELINQUENCY TRIGGER EVENT" with respect to any Distribution Date on or after the Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of (x) the Senior
Enhancement Percentage for such Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding Adjustable Rate
Certificates:

                            Class                Percentage
                   ----------------------        ----------

                   A.....................           40.50%
                   M-1...................           49.68%
                   M-2...................           61.77%
                   M-3...................           72.39%
                   M-4...................           86.94%
                   M-5...................          105.94%
                   M-6...................          132.21%
                   M-7...................          172.02%
                   M-8...................          225.32%
                   M-9...................          296.25%
                   B.....................          470.51%

      "EXCESS OVERCOLLATERALIZATION AMOUNT" for any Distribution Date, is the
excess, if any, of the Overcollateralized Amount for the Distribution Date over the Overcollateralization Target Amount for the Distribution Date.

      "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution
Date means the lesser of (1) the Overcollateralization Deficiency Amount and (2)
the sum of the Excess Cashflow and the Credit Comeback Excess Cashflow available for payment thereof, to be allocated between Loan Group 1 and Loan Group 2, pro rata, based on the Principal Remittance Amount for each such Loan Group for that
Distribution Date.

      "GROUP 1 OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution Date
is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance
Amount for Loan Group 1 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2
for such Distribution Date.

                                       22

      "GROUP 2 OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution Date
is the Overcollateralization Reduction Amount for such Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance
Amount for Loan Group 2 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2
for such Distribution Date.

      "INITIAL TARGET SUBORDINATION PERCENTAGE" and "STEPDOWN TARGET
SUBORDINATION PERCENTAGE" for any class of Subordinate Certificates means the respective percentages indicated in the following table:

                                           Initial Target    Stepdown Target
                                           Subordination      Subordination
                                             Percentage        Percentage
                                           --------------    ---------------
      Class M-1........................        16.10%            32.20%
      Class M-2........................        12.95%            25.90%
      Class M-3........................        11.05%            22.10%
      Class M-4........................         9.20%            18.40%
      Class M-5........................         7.55%            15.10%
      Class M-6........................         6.05%            12.10%
      Class M-7........................         4.65%             9.30%
      Class M-8........................         3.55%             7.10%
      Class M-9........................         2.70%             5.40%
      Class B..........................         1.70%             3.40%

      The Initial Target Subordination Percentages will not be used, and the
Stepdown Target Subordination Percentages for the Class M-1, Class M-2 and Class
M-3 Certificates will not be used, to calculate distributions on the Subordinate
Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Subordinate Certificates and the related overcollateralization amount. The Initial Target Subordination
Percentage for any class of Subordinate Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Certificate Principal Balance of any class(es) of Certificates subordinate to the subject class plus the initial Overcollateralization Target
Amount and the denominator of which is equal to the sum of the aggregate Initial
Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

      "OC FLOOR" means an amount equal to 0.50% of the sum of the Initial
Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

      "OVERCOLLATERALIZATION DEFICIENCY AMOUNT" with respect to any Distribution
Date means the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on the Distribution Date (after giving effect to distribution of the Principal Distribution Amount (other than the portion thereof consisting of the Extra Principal Distribution Amount) on the
Distribution Date).

      "OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution Date is an
amount equal to the lesser of (i) the Excess Overcollateralization Amount for the Distribution Date and (ii) the Principal Remittance Amount for Loan Group 1
and Loan Group 2 for the Distribution Date.

      "OVERCOLLATERALIZATION TARGET AMOUNT" with respect to any Distribution
Date means (a) prior to the Stepdown Date, an amount equal to 1.70% of the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the original
Pre-Funded Amount and (b) on or after the Stepdown Date, the greater of (i) an amount equal to 3.40% of the aggregate Stated Principal Balance of the Mortgage
Loans for the current Distribution Date and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the
Overcollateralization Target Amount will be the Overcollateralization Target
Amount as in effect for the prior Distribution Date.

      "OVERCOLLATERALIZED AMOUNT" for any Distribution Date means the amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the
Mortgage Loans for the Distribution Date and any amount on deposit in the
Pre-Funding Account on the Distribution Date exceeds (y) the sum of the aggregate Certificate Principal Balance of the Adjustable Rate Certificates as
of the Distribution Date (after giving effect to distribution of the

                                       23

Principal Remittance Amounts to be made on the Distribution Date and, in the case of the Distribution Date immediately following the end of the Funding
Period, any amounts to be released from the Pre-Funding Account).

      "PRINCIPAL DISTRIBUTION AMOUNT" with respect to each Distribution Date and a Loan Group means the sum of:

            (1)   the Principal Remittance Amount for the Loan Group for the
      Distribution Date, less any portion of such amount used to cover any payment due to the Swap Counterparty with respect to such Distribution
      Date,

            (2)   the Extra Principal Distribution Amount for the Loan Group for
      the Distribution Date, and

            (3)   with respect to the Distribution Date immediately following the end of the Funding Period, the amount, if any, remaining in the
      Pre-Funding Account at the end of the Funding Period (net of any
      investment income therefrom) allocable to the Loan Group.

            minus

            (4)   (a) the Group 1 Overcollateralization Reduction Amount for the
      Distribution Date, in the case of Loan Group 1, and (b) the Group 2
      Overcollateralization Reduction Amount for the Distribution Date, in the
      case of Loan Group 2.

      "PRINCIPAL REMITTANCE AMOUNT" with respect to each Loan Group and any
Distribution Date means:

            (a)   the sum, without duplication, of:

                  (1)   the scheduled principal collected during the related Due
            Period or advanced with respect to the Distribution Date,

                  (2)   prepayments collected in the related Prepayment Period,

                  (3)   the Stated Principal Balance of each Mortgage Loan that
            was repurchased by a Seller or purchased by the Master Servicer,

                  (4)   the amount, if any, by which the aggregate unpaid
            principal balance of any Replacement Mortgage Loans delivered by
            Countrywide Home Loans in connection with a substitution of a
            Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans, and

                  (5)   all Liquidation Proceeds (to the extent that the
            Liquidation Proceeds relate to principal) and Subsequent Recoveries collected during the related Due Period, less

            (b)   all Advances relating to principal and certain expenses
      reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

      "REALIZED LOSS" means with respect to any defaulted Mortgage Loan, the excess of the Stated Principal Balance of the defaulted Mortgage Loan over the
Liquidation Proceeds allocated to principal that have been received with respect to the defaulted Mortgage Loan on or at any time prior to the last day of the related Due Period during which the defaulted Mortgage Loan is liquidated.

                                       24

      "ROLLING SIXTY-DAY DELINQUENCY RATE" with respect to any Distribution Date on or after the Stepdown Date, means the average of the Sixty-Day Delinquency
Rates for the Distribution Date and the two immediately preceding Distribution
Dates.

      "SENIOR ENHANCEMENT PERCENTAGE" with respect to any Distribution Date on or after the Stepdown Date means a fraction (expressed as a percentage):

            (1)   the numerator of which is the excess of:

                  (a)   the aggregate Stated Principal Balance of the Mortgage
            Loans for the preceding Distribution Date over

                  (b)   (i) before the Certificate Principal Balances of the
            Class A Certificates have been reduced to zero, the sum of the
            Certificate Principal Balances of the Class A Certificates, or (ii)
            after the Certificate Principal Balances of the Class A Certificates
            have been reduced to zero, the Certificate Principal Balance of the most senior class of Subordinate Certificates outstanding, as of the preceding Master Servicer Advance Date, and

            (2)   the denominator of which is the aggregate Stated Principal
      Balance of the Mortgage Loans for the preceding Distribution Date.

      "SIXTY-DAY DELINQUENCY RATE" with respect to any Distribution Date on or after the Stepdown Date means a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for the
Distribution Date of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding the
Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO
Properties) and the denominator of which is the aggregate Stated Principal
Balance for the Distribution Date of all Mortgage Loans.

      "STEPDOWN DATE" is the earlier to occur of:

                  (a)   the Distribution Date on which the aggregate Certificate
            Principal Balance of the Class A Certificates is reduced to zero,
            and

                  (b)   the later to occur of (x) the Distribution Date in July
            2009 and (y) the first Distribution Date on which the aggregate
            Certificate Principal Balance of the Class A Certificates (after calculating anticipated distributions on the Distribution Date) is less than or equal to 60.50% of the aggregate Stated Principal
            Balance of the Mortgage Loans for the Distribution Date.

      "SUBORDINATE CLASS PRINCIPAL DISTRIBUTION AMOUNT" for each class of
Subordinate Certificates (other than the Class M-1, Class M-2 and Class M-3
Certificates) and Distribution Date means the excess of:

            (1)   the sum of:

                  (a)   the aggregate Certificate Principal Balance of the Class
            A Certificates (after taking into account distribution of the Class
            1-A Principal Distribution Amount and Class 2-A Principal
            Distribution Amount for the Distribution Date),

                  (b)   the aggregate Certificate Principal Balance of the Class
            M-1, Class M-2 and Class M-3 Certificates (after taking into account distribution of the Combined Class M-1, M-2 and M-3 Principal
            Distribution Amount for the Distribution Date),

                  (c)   the aggregate Certificate Principal Balance of any
            classes of Subordinate Certificates (other than the Class M-1, Class
            M-2 and Class M-3 Certificates) that are senior to the subject class
            (in each case, after taking into account distribution of the
            Subordinate Class Principal Distribution Amount(s) for the senior class(es) of Certificates for the Distribution Date), and

                                       25

                  (d)   the Certificate Principal Balance of the subject class
            of Subordinate Certificates immediately prior to the Distribution
            Date over

            (2)   the lesser of (a) the product of (x) 100% minus the Stepdown
      Target Subordination Percentage for the subject class of Certificates and
      (y) the aggregate Stated Principal Balance of the Mortgage Loans for the
      Distribution Date and (b) the aggregate Stated Principal Balance of the
      Mortgage Loans for the Distribution Date minus the OC Floor;

provided, however, that if a class of Subordinate Certificates is the only class of Subordinate Certificates outstanding on the Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 and Loan Group 2 until the Certificate Principal Balance thereof is reduced to zero.

      "TRIGGER EVENT" with respect to any Distribution Date on or after the
Stepdown Date means either a Delinquency Trigger Event with respect to that
Distribution Date or a Cumulative Loss Trigger Event with respect to that
Distribution Date.

      "UNPAID REALIZED LOSS AMOUNT" means for any class of Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Certificate Principal Balance of that class due to the allocation of
Subsequent Recoveries to the Certificate Principal Balance of that class.

DEPOSITS TO THE CERTIFICATE ACCOUNT

      The Master Servicer will establish and initially maintain a certificate account (the "CERTIFICATE ACCOUNT") for the benefit of the Trustee on behalf of the certificateholders. The Master Servicer will initially establish the
Certificate Account at Countrywide Bank, N.A., which is an affiliate of the
Master Servicer. On a daily basis within two Business Days after receipt, the
Master Servicer will deposit or cause to be deposited into the Certificate
Account the following payments and collections received by it in respect to the
Mortgage Loans after the Cut-off Date (other than any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off
Date):

            (1)   all payments on account of principal, including Principal
      Prepayments, on the Mortgage Loans,

            (2)   all payments on account of interest (other than interest
      accruing on the Mortgage Loans prior to the Cut-off Date) on the Mortgage
      Loans, net of the related Master Servicing Fees on the Mortgage Loans and net of Prepayment Interest Excess,

            (3)   all Insurance Proceeds, Liquidation Proceeds and Subsequent
      Recoveries,

            (4)   all payments made by the Master Servicer in respect of
      Compensating Interest,

            (5)   all payments made by a Seller in connection with the
      repurchase of any Mortgage Loan due to the breach of certain representations, warranties or covenants by the Seller that obligates the
      Seller to repurchase the Mortgage Loan in accordance with the Pooling and
      Servicing Agreement,

            (6)   all payments made by the Master Servicer in connection with the purchase of any Mortgage Loans which are 150 days delinquent in accordance with the Pooling and Servicing Agreement,

            (7)   all prepayment charges paid by a borrower in connection with the full or partial prepayment of the related Mortgage Loan,

            (8)   any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate
      Account,

                                       26

            (9)   any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each borrower to maintain a primary hazard insurance policy,

            (10)  all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

            (11)  all Advances.

      On the Business Day prior to the Master Servicer Advance Date in each of
July 2006, August 2006, September 2006 and October 2006, Countrywide Home Loans
will remit to the Master Servicer, and the Master Servicer will deposit in the
Certificate Account, the Seller Shortfall Interest Requirement (if any) for the
Master Servicer Advance Date. Prior to their deposit in the Collection Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the Master Servicer.
For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing
And Amount Of Distributions On The Securities" in the prospectus.

WITHDRAWALS FROM THE CERTIFICATE ACCOUNT

      The Master Servicer may from time to time withdraw funds from the
Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

            (1)   to pay to the Master Servicer the Master Servicing Fees on the
      Mortgage Loans to the extent not previously paid to or withheld by the
      Master Servicer (subject, in the case of Master Servicing Fees, to reduction as described above under "Servicing of the Mortgage Loans --
      Adjustment to Master Servicing Fee in Connection With Certain Prepaid
      Mortgage Loans") and, as additional servicing compensation, assumption fees, late payment charges (excluding prepayment charges), net earnings on or investment income with respect to funds in or credited to the
      Certificate Account and the amount of Prepayment Interest Excess for the related Prepayment Period,

            (2)   to reimburse the Master Servicer and the Trustee for Advances, which right of reimbursement with respect to any Mortgage Loan pursuant to this clause (2) is limited to amounts received that represent late recoveries of payments of principal and/or interest on the related
      Mortgage Loan (or Insurance Proceeds, Liquidation Proceeds or Subsequent
      Recoveries with respect thereto) with respect to which the Advance was made,

            (3)   to reimburse the Master Servicer and the Trustee for any
      Advances previously made that the Master Servicer has determined to be nonrecoverable (and prior to the reimbursement, the Master Servicer will deliver to the Trustee an officer's certificate indicating the amount of the nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable advance),

            (4)   to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policy,

            (5)   to pay to the Master Servicer any unpaid Master Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations including, but not limited to, the cost of (i) the preservation, restoration and protection of a
      Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO
      Property and (iv) maintaining any required insurance policies ("SERVICING
      ADVANCES"), which right of reimbursement pursuant to this clause (5) is limited to amounts received representing late recoveries of the payments of these costs and expenses (or Liquidation Proceeds or Subsequent
      Recoveries, purchase proceeds or repurchase proceeds with respect thereto),

                                       27

            (6)   to pay to the applicable Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by that Seller or the
      Master Servicer from the issuing entity pursuant to the Pooling and
      Servicing Agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of the purchased
      Mortgage Loan,

            (7)   after the transfer from the Certificate Account for deposit to the Distribution Account of the Interest Remittance Amount and the
      Principal Remittance Amount on the related Distribution Account Deposit
      Date, to reimburse the applicable Seller, the Master Servicer, the NIM
      Insurer or the Depositor for expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement,

            (8)   to withdraw any amount deposited in the Certificate Account and not required to be deposited therein, and

            (9)   to clear and terminate the Certificate Account upon
      termination of the Pooling and Servicing Agreement.

      In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the "DISTRIBUTION ACCOUNT DEPOSIT
DATE"), the Master Servicer will withdraw from the Certificate Account and remit to the Trustee the Prepayment Charges collected, the Interest Remittance Amount and the Principal Remittance Amount to the extent on deposit in the Certificate
Account, and the Trustee will deposit the amount in the Distribution Account, as described below.

      The Master Servicer is required to maintain separate accounting, on a
Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to clauses (1) through (6)
above.

DEPOSITS TO THE DISTRIBUTION ACCOUNT

      The Trustee will establish and maintain a distribution account (the
"DISTRIBUTION ACCOUNT") on behalf of the certificateholders. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

            (1)   the aggregate amount remitted by the Master Servicer to the
      Trustee,

            (2)   any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution
      Account, and

            (3)   the amount, if any, remaining in the Pre-Funding Account (net of any investment income therefrom) on the Distribution Date immediately following the end of the Funding Period.

WITHDRAWALS FROM THE DISTRIBUTION ACCOUNT

      The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders and remittances to the Swap Account as described below under "-- Distributions" and may from time to time make withdrawals from the Distribution Account:

            (1)   to pay the Trustee Fee to the Trustee,

            (2)   to pay to the Master Servicer, as additional servicing
      compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

            (3)   to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Trustee describing the amounts deposited in error),

                                       28

            (4)   to reimburse the Trustee for any unreimbursed Advances, such right of reimbursement being limited to (x) amounts received on the related Mortgage Loans in respect of which any such Advance was made and
      (y) amounts not otherwise reimbursed to the Trustee pursuant to clause (2)
      under "--Withdrawals from the Certificate Account",

            (5)   to reimburse the Trustee for any nonrecoverable Advance
      previously made by it, such right of reimbursement being limited to amounts not otherwise reimbursed to it pursuant to clause (4) under
      "--Withdrawals from the Certificate Account", and

            (6)   to clear and terminate the Distribution Account upon the
      termination of the Pooling and Servicing Agreement.

      There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

      Prior to each Determination Date, the Master Servicer is required to provide the Trustee a report containing the data and information concerning the
Mortgage Loans that is required by the Trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

      The Certificate Account, the Distribution Account and the Pre-Funding
Account. All funds in the Certificate Account, the Distribution Account and the
Pre-Funding Account will be invested in Permitted Investments at the direction of the Master Servicer. In the case of:

      o   the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein; and

      o   the Pre-Funding Account, all income and gain net of any losses realized from the investment will be for the benefit of Countrywide
          Home Loans and will be remitted to Countrywide Home Loans as described herein.

      The amount of any losses incurred in the Certificate Account or the
Distribution Account in respect of the investments will be deposited by the
Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer's own funds immediately as realized. The amount of any losses incurred in the Pre-Funding Account in respect of the investments will be paid by Countrywide Home Loans to the Trustee for deposit into the Pre-Funding Account out of Countrywide Home Loans' own
funds immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account or the Pre-Funding
Account and made in accordance with the Pooling and Servicing Agreement.

      Carryover Reserve Fund and Credit Comeback Excess Account. Funds in the
Carryover Reserve Fund and in the Credit Comeback Excess Account may be invested in Permitted Investments, at the written direction of the majority holder of the
Class C Certificates.

      If the Trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund and the Credit Comeback
Excess Account in Permitted Investments. Any net investment earnings will be paid pro rata to the holders of the class of Certificates entitled to direct the investments of the amounts, in accordance with their Percentage Interests. Any losses incurred in the Carryover Reserve Fund or the Credit Comeback Excess
Account in respect of the investments will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) or Credit Comeback Excess
Account (or the investments), as applicable, immediately as realized. The
Trustee will not be liable for the amount of any loss incurred in respect of

                                       29

any investment or lack of investment of funds held in the Carryover Reserve Fund or Credit Comeback Excess Account and made in accordance with the Pooling and
Servicing Agreement.

      Swap Account. Funds in the Swap Account will not be invested.

THE SWAP ACCOUNT

      The Trustee, in its capacity as trustee of the swap trust, will establish and maintain a swap account (the "SWAP ACCOUNT") on behalf of the holders of the
Swap Certificates and the Swap Counterparty. With respect to each Distribution
Date, the Trustee will deposit into the Swap Account any portion of the Interest
Funds for Loan Group 1 and Loan Group 2 for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for Loan Group 1 and
Loan Group 2 for that Distribution Date) that are to be remitted to the Swap
Contract Administrator for payment to the Swap Counterparty, as well as any amounts received from the Swap Contract Administrator in respect of the Swap
Contract, each as described below under "-- The Swap Contract". With respect to each Distribution Date, following the deposits to the Swap Account described in the preceding sentence, the Trustee will make a corresponding withdrawal from the Swap Account for remittance to the Swap Contract Administrator or distribution to the holders of the Swap Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under "-- The Swap Contract".

                                       30

FEES AND EXPENSES

      The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

  TYPE / RECIPIENT (1)                   AMOUNT                GENERAL PURPOSE               SOURCE (2)                 FREQUENCY
-------------------------   --------------------------------   ----------------   --------------------------------   ------------

FEES

Master Servicing Fee /      One-twelfth of the Servicing Fee   Compensation       Collections with respect to each        Monthly
Master Servicer             Rate multiplied by the Stated                         Mortgage Loan and any
                            Principal Balance of each                             Liquidation Proceeds or
                            Mortgage Loan (3)                                     Subsequent Recoveries

Additional Servicing        o  Prepayment Interest Excess      Compensation       Interest collections with          Time to time
Compensation / Master          (4)                                                respect to each Mortgage Loan
Servicer
                            o  All late payment fees,          Compensation       Payments made by obligors with     Time to time
                               assumption fees and other                          respect to the Mortgage Loans
                               similar charges (excluding
                               prepayment charges)

                            o  All investment income earned    Compensation       Investment income related to the        Monthly
                               on amounts on deposit in                           Certificate Account and
                               the Certificate Account and                        Distribution Account
                               Distribution Account

                            o  Excess Proceeds (5)             Compensation       Liquidation Proceeds and           Time to time
                                                                                  Subsequent Recoveries with
                                                                                  respect to each Mortgage Loan

Trustee Fee (the "TRUSTEE   One-twelfth of the Trustee Fee     Compensation       Interest Remittance Amount              Monthly
FEE") / Trustee             Rate multiplied by the sum of
                            (i) the aggregate Stated
                            Principal Balance of the
                            outstanding Mortgage Loans and
                            (ii) any amounts remaining in
                            the Pre-Funding Account
                            (excluding any investment
                            earnings thereon) (6)

EXPENSES

Net Swap Payments / Swap    Net Swap Payments (7)              Expense            Interest Funds for Loan Group 1         Monthly
Counterparty                                                                      and Loan Group 2 and, to the
                                                                                  extent that Interest Funds are
                                                                                  not sufficient, the Principal
                                                                                  Remittance Amount for Loan Group
                                                                                  1 and Loan Group 2

Swap Termination Payment    The Swap Termination Payment to    Expense            Interest Funds for Loan Group 1    Time to time
/ Swap Counterparty         which the Swap Counterparty may                       and Loan Group 2 and, to the
                            be entitled in the event of an                        extent that Interest Funds are
                            early termination of the Swap                         not sufficient, the Principal
                            Contract                                              Remittance Amount for Loan Group
                                                                                  1 and Loan Group 2 (8)

                                       31

  TYPE / RECIPIENT (1)                   AMOUNT                GENERAL PURPOSE               SOURCE (2)                 FREQUENCY
-------------------------   --------------------------------   ----------------   --------------------------------   ------------

Insurance premiums /        Insurance premium(s) for           Expense            Interest collections on the             Monthly
Mortgage Insurer            Mortgage Loan(s) covered by                           related Mortgage Loan(s)
                            lender-paid mortgage insurance
                            policies

Insurance expenses /        Expenses incurred by the Master    Reimbursement of   To the extent the expenses are     Time to time
Master Servicer             Servicer                           Expenses           covered by an insurance policy
                                                                                  with respect to the Mortgage
                                                                                  Loan

Servicing Advances /        To the extent of funds             Reimbursement of   With respect to each Mortgage      Time to time
Master Servicer             available, the amount of any       Expenses           Loan, late recoveries of the
                            Servicing Advances.                                   payments of the costs and
                                                                                  expenses, Liquidation Proceeds,
                                                                                  Subsequent Recoveries, purchase
                                                                                  proceeds or repurchase proceeds
                                                                                  for that Mortgage Loan (9)

Indemnification expenses    Amounts for which the Sellers,     Indemnification    Amounts on deposit on the               Monthly
/ the Sellers, the Master   the Master Servicer, the NIM                          Certificate Account on any
Servicer, the NIM Insurer   Insurer and Depositor are                             Distribution Account Deposit
and the Depositor           entitled to indemnification (10)                      Date, following the transfer to
                                                                                  the Distribution Account

_____________
(1)   If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer.

(2)   Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the Master Servicer) prior to distributions on the Certificates.

(3)   The Servicing Fee Rate for each Mortgage Loan will equal 0.50% per annum.
      The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under "Servicing of the Mortgage Loans --
      Adjustment to Master Servicing Fee in Connection With Certain Prepaid
      Mortgage Loans."

(4)   Prepayment Interest Excess is described above in the free writing prospectus under "Servicing of the Mortgage Loans -- Servicing
      Compensation and Payment of Expenses."

(5)   Excess Proceeds is described above in this free writing prospectus under
      "-- Glossary of Terms -- General Definitions."

(6)   The Trustee Fee Rate will equal 0.009% per annum.

(7)   The amount of any Net Swap Payment due to the Swap Counterparty with respect to any Distribution Date will be calculated as described under
      "Description of the Certificates -- The Swap Contract."

(8)   Any Swap Termination Payment due to a Swap Counterparty Trigger Event will only be payable from excess cashflow as described under "Description of the Certificates -- Overcollateralization Provisions."

(9)   Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation
      Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

                                       32

(10)  Each of the Sellers, the Master Servicer, the NIM Insurer and the
      Depositor are entitled to indemnification of certain expenses.

                                       33

DISTRIBUTIONS

      General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names the Certificates are registered at the close of business on the Record Date.

      Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any certificateholder that holds 100% of a class of Certificates or who holds a class of Certificates with an aggregate initial Certificate Principal Balance of
$1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the Corporate
Trust Office of the Trustee. On each Distribution Date, a holder of a
Certificate will receive its Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates.

      On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P
Certificates.

      Distributions of Interest. On each Distribution Date, the interest distributable with respect to the interest-bearing certificates is the interest which has accrued on the Certificate Principal Balance thereof immediately prior to that Distribution Date at the Pass-Through Rate during the applicable Accrual
Period, and in the case of the Senior Certificates, any Interest Carry Forward
Amount. For each class of Subordinate Certificates, any Interest Carry Forward
Amount will be payable only from excess cashflow (if any) as and to the extent described under "-- Overcollateralization Provisions."

      All calculations of interest on the Adjustable Rate Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period.

      The Pass-Through Rates for the Adjustable Rate Certificates are variable rates that may change from Distribution Date to Distribution Date. Additionally, the Pass-Through Rate for each of the Adjustable Rate Certificates is subject to increase after the Optional Termination Date. On each Distribution Date, the
Pass-Through Rate for each class of Adjustable Rate Certificates will be subject to the applicable Net Rate Cap. See the related definitions in "-- Glossary of
Terms -- Definitions related to Interest Calculations and Distributions" for a more detailed understanding as to how the Net Rate Cap is calculated, and applied to the Pass-Through Rate.

      If on any Distribution Date, the Pass-Through Rate for a class of
Adjustable Rate Certificates is based on the applicable Net Rate Cap, each holder of the applicable Certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this free writing prospectus under "-- Overcollateralization Provisions", and from payments (if any) allocated to the issuing entity in respect of the Swap
Contract that are available for that purpose.

      On each Distribution Date, the Interest Funds for that Distribution Date are required to be distributed in the following order of priority, until those
Interest Funds have been fully distributed:

            (1)   from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event)
      payable to the Swap Counterparty with respect to such Distribution Date;

            (2)   concurrently:

                  (a)   from the Interest Funds for Loan Group 1, to the Class
            1-A Certificates, the Current Interest and Interest Carry Forward
            Amount for that class,

                                       34

                  (b)   from the Interest Funds for Loan Group 2, concurrently
            to each class of Class 2-A Certificates, the Current Interest and
            Interest Carry Forward Amount for each such class, pro rata based on their respective entitlements,

            (3)   from the remaining Interest Funds for both Loan Groups,
      concurrently to each class of Class A Certificates, any remaining Current
      Interest and Interest Carry Forward Amount not paid pursuant to clauses
      2(a) and 2(b) above, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Current Interest and Interest
      Carry Forward Amount for each such class. Interest Funds remaining after such allocation to pay any Current Interest and Interest Carry Forward
      Amount based on the Certificate Principal Balances of the Certificates
      will be distributed to each class of Class A Certificates with respect to which there remains any unpaid Current Interest and Interest Carry Forward
      Amount (after the distribution based on Certificate Principal Balances), pro rata based on the amount of such remaining unpaid Current Interest and
      Interest Carry Forward Amount,

            (4)   from the remaining Interest Funds for both Loan Groups,
      sequentially:

                  (a)   sequentially, to the Class M-1, Class M-2, Class M-3,
            Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and
            Class B Certificates, in that order, the Current Interest for that class, and

                  (b)   any remainder as part of the Excess Cashflow to be
            allocated as described under "--Overcollateralization Provisions"
            below.

      Distributions of Principal. The manner of distributing principal among the classes of Certificates will differ depending upon whether a Distribution Date occurs on or after the Stepdown Date and, on or after that date, whether a
Trigger Event is in effect. Prior to the Stepdown Date or if a Trigger Event is in effect, all amounts distributable as principal on a Distribution Date will be allocated first to the related Senior Certificates, until those Senior
Certificates are paid in full, before any distributions of principal are made on the Subordinate Certificates.

      On any Distribution Date on or after the Stepdown Date and so long as no
Trigger Event is in effect, instead of allocating all amounts distributable as principal on the Certificates to the Senior Certificates until those Senior
Certificates are paid in full, a portion of those amounts distributable as principal will be allocated to the Subordinate Certificates. The amount allocated to each class of Certificates on or after the Stepdown Date and so long as no Trigger Event is in effect will be based on the targeted level of overcollateralization and subordination for each class of Certificates. After the Stepdown Date, if a Trigger Event is in effect, the priority of principal payments will revert to the distribution priority prior to the Stepdown Date.
The amount to be distributed as principal on each Distribution Date are described in more detail under "-- Glossary of Terms -- Definitions related to
Principal Calculations and Distributions" in this free writing prospectus.

      On each Distribution Date, the Principal Distribution Amount for each of
Loan Group 1 and Loan Group 2 is required to be distributed as follows until such Principal Distribution Amount has been fully distributed (with the
Principal Distribution Amount exclusive of the portion thereof consisting of the
Extra Principal Distribution Amount being applied first and the Extra Principal
Distribution Amount being applied thereafter):

            (1)   For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, sequentially:

                  (A)   concurrently:

                        (i)   from the Principal Distribution Amount for Loan
                  Group 1, sequentially:

                              (a)   to the Class 1-A Certificates, until the
                        Certificate Principal Balance thereof is reduced to
                        zero, and

                                       35

                              (b)   to the classes of Class 2-A Certificates
                        (after the distribution of the Principal Distribution
                        Amount from Loan Group 2 as provided in clause
                        (1)(A)(ii)(a) below), in the amounts and order of
                        priority set forth in clause (3) below, until the
                        Certificate Principal Balances thereof are reduced to
                        zero,

                        (ii)  from the Principal Distribution Amount for Loan
                  Group 2, sequentially:

                              (a)   to the classes of Class 2-A Certificates, in
                        the amounts and order of priority set forth in clause
                        (3) below, until the Certificate Principal Balances
                        thereof are reduced to zero, and

                              (b)   to the Class 1-A Certificates (after the
                        distribution of the Principal Distribution Amount from
                        Loan Group 1 as provided in clause (1)(A)(i)(a) above),
                        until the Certificate Principal Balance thereof is
                        reduced to zero,

                  (B)   from the remaining Principal Distribution Amounts for
            both Loan Groups, sequentially:

                        (i)   sequentially, to the Class M-1, Class M-2, Class
                  M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8,
                  Class M-9 and Class B Certificates, in that order, in each case until the Certificate Principal Balance thereof is
                  reduced to zero, and

                        (ii)  any remainder as part of the Excess Cashflow to be
                  allocated as described under "--Overcollateralization
                  Provisions" below.

            (2)   For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal
      Distribution Amounts for both Loan Groups, sequentially:

                  (A)   concurrently:

                        (i)   from the Principal Distribution Amount for Loan
                  Group 1, in an amount up to the Class 1-A Principal
                  Distribution Amount, sequentially:

                              (a)   to the Class 1-A Certificates, until the
                        Certificate Principal Balance thereof is reduced to
                        zero, and

                              (b)   to the classes of Class 2-A Certificates
                        (after the distribution of the Principal Distribution
                        Amount from Loan Group 2 as provided in clause
                        (2)(A)(ii)(a) below), in the amounts and order of
                        priority set forth in clause (3) below, until the
                        Certificate Principal Balances thereof are reduced to
                        zero,

                        (ii)  from the Principal Distribution Amount for Loan
                  Group 2, in an amount up to the Class 2-A Principal
                  Distribution Amount, sequentially:

                              (a)   to the classes of Class 2-A Certificates, in
                        the amounts and order of priority set forth in clause
                        (3) below, until the Certificate Principal Balances
                        thereof are reduced to zero, and

                              (b)   to the Class 1-A Certificates (after the
                        distribution of the Principal Distribution Amount from
                        Loan Group 1 as provided in clause (2)(A)(i)(a) above),
                        until the Certificate Principal Balance thereof is
                        reduced to zero,

                  (B)   from the remaining Principal Distribution Amounts for
            Loan Group 1 and Loan Group 2, sequentially:

                                       36

                        (i)   sequentially, to the Class M-1, Class M-2 and
                  Class M-3 Certificates, in that order, the Combined Class M-1,
                  M-2 and M-3 Principal Distribution Amount, until the
                  Certificate Principal Balances thereof are reduced to zero;

                        (ii)  sequentially, to the Class M-4, Class M-5, Class
                  M-6, Class M-7, Class M-8, Class M-9 and Class B Certificates,
                  in that order, the Subordinate Class Principal Distribution
                  Amount for that class, in each case until the Certificate
                  Principal Balance thereof is reduced to zero, and

                        (iii) any remainder as part of the Excess Cashflow to be
                  allocated as described under "--Overcollateralization
                  Provisions" below.

            (3)   On each Distribution Date on which any principal amounts are to be distributed to the Class 2-A Certificates, those amounts will be distributed, sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until the Certificate
      Principal Balance thereof is reduced to zero.

      Residual Certificates. The Class A-R Certificates do not bear interest.
The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Certificate Principal Balance will equal zero. The $100 will be withdrawn from a reserve account established by the Trustee and funded by the Depositor on the Closing Date for the purposes of making distributions on the Class A-R and Class P Certificates. The Class A-R
Certificates will remain outstanding for so long as the issuing entity will exist. In addition to the distribution of principal on the first Distribution
Date, on each Distribution Date, the holders of the Class A-R Certificates, as provided in the Pooling and Servicing Agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the Senior
Certificates and on the Subordinate Certificates (as described above) and payments to the Swap Counterparty (each as described above) and the Class C
Certificates (as provided in the Pooling and Servicing Agreement). It is not anticipated that there will be any significant amounts remaining for distribution to the Class A-R Certificates.

OVERCOLLATERALIZATION PROVISIONS

      On the Closing Date, it is expected that the sum of the Initial Cut-off
Date Pool Principal Balance and the original Pre-Funded Amount will exceed the initial aggregate Certificate Principal Balance of the Adjustable Rate
Certificates by approximately $34,000,000, which is approximately 1.70% of the sum of the Initial Cut-off Date Pool Principal Balance and the original
Pre-Funded Amount.

      The amount of overcollateralization is equal to the initial level of overcollateralization required by the Pooling and Servicing Agreement. The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the
Adjustable Rate Certificates. As a result, interest collections on the Mortgage
Loans are expected to be generated in excess of the amount of interest payable to the holders of the Adjustable Rate Certificates and the related fees and expenses payable by the issuing entity. Any interest payments received in respect of the Mortgage Loans in a Loan Group or Loan Groups in excess of the amount that is needed to pay interest on the related Certificates and the issuing entity's expenses related to that Loan Group (including any Net Swap
Payments that may be payable to the Swap Counterparty) will be used to reduce the total Certificate Principal Balance of the Certificates, until the required level of overcollateralization has been maintained or restored. The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the related class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described. Thereafter, any remaining excess cashflow will be allocated to pay Net Rate Carryover and Unpaid Realized Loss Amounts in the amount and the priority described below.

      The "EXCESS CASHFLOW" with respect to any Distribution Date is the sum of
(i) the amounts remaining as set forth in clause (4)(b) in "--Distributions --
Distributions of Interest" and clause (1)(B)(ii) or (2)(B)(iii), as applicable, in "-- Distributions -- Distributions of Principal" and (ii) the
Overcollateralization Reduction Amount for that Distribution Date, if any.

                                       37

      With respect to any Distribution Date, any Excess Cashflow and, in the
case of clauses 1 and 2 below and in the case of the payment of Unpaid Realized
Loss Amounts pursuant to clause 3 below, any amounts in the Credit Comeback
Excess Account and available for such Distribution Date ("CREDIT COMEBACK EXCESS
CASHFLOW"), will be paid to the classes of Certificates in the following order of priority, in each case first to the extent of the remaining Credit Comeback
Excess Cashflow, if applicable, and second to the extent of the remaining Excess
Cashflow:

      1.    to the holders of the class or classes of Adjustable Rate
            Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Extra Principal
            Distribution Amount for Loan Group 1 and Loan Group 2, payable to those holders as part of the related Principal Distribution Amount as described under "--Distributions--Distributions of Principal"
            above;

      2.    concurrently, to the holders of each class of Class A Certificates, pro rata based on the Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the Unpaid Realized Loss
            Amount for the class;

      3.    sequentially, to the holders of the Class M-1, Class M-2, Class M-3,
            Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and
            Class B Certificates, in that order, in each case, first in an amount equal to any Interest Carry Forward Amount for that class, and second in an amount equal to any Unpaid Realized Loss Amount for that class;

      4.    to each class of Adjustable Rate Certificates, pro rata based on the
            Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; provided that any Excess
            Cashflow remaining after the allocation to pay Net Rate Carryover based on the Certificate Principal Balances of those Certificates will be distributed to each class of Adjustable Rate Certificates with respect to which there remains any unpaid Net Rate Carryover
            (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of the unpaid Net Rate Carryover;

      5.    to the Carryover Reserve Fund, in an amount equal to the Required
            Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on the Distribution Date);

      6.    to the Swap Account, in an amount equal to any Swap Termination
            Payment due to the Swap Counterparty as a result of a Swap
            Counterparty Trigger Event; and

      7.    to fund distributions to the holders of the Class C and Class A-R
            Certificates, in each case in the amounts specified in the Pooling and Servicing Agreement.

      Following the distributions pursuant to the preceding paragraph, the
Trustee will make certain distributions from the Swap Account, as described in further detail below under " -- The Swap Contract".

THE SWAP CONTRACT

      Countrywide Home Loans has entered into an interest rate swap transaction with Barclays Bank PLC (the "SWAP COUNTERPARTY"), as evidenced by a confirmation between Countrywide Home Loans and the Swap Counterparty (the "SWAP CONTRACT").
In addition, on the Closing Date, Countrywide Home Loans and the Swap
Counterparty will execute an ISDA Master Agreement. The Swap Contract is subject to certain ISDA definitions. On the Closing Date, Countrywide Home Loans will assign its rights under the Swap Contract to The Bank of New York, as swap contract administrator (in such capacity, the "SWAP CONTRACT ADMINISTRATOR"), and Countrywide Home Loans, the Swap Contract Administrator and the Trustee
(acting as trustee of the swap trust) will enter into a swap contract administration agreement (the "SWAP CONTRACT ADMINISTRATION AGREEMENT") pursuant to which the Swap Contract Administrator will allocate any payments received under the Swap Contract between the Trustee (acting as trustee of the swap trust) and Countrywide Home Loans as described below and pursuant to which the
Swap Contract Administrator will remit to the Swap Counterparty any funds received from the Trustee (acting as trustee of the swap trust) for payment to the Swap Counterparty.

                                       38

      With respect to any Distribution Date on or prior to the Swap Contract
Termination Date, the amount payable by the Swap Contract Administrator to the
Swap Counterparty under the Swap Contract will equal the product of:

      (i)   a fixed rate of 5.360% per annum,

      (ii)  the lesser of (a) the Swap Contract Notional Balance for the
Distribution Date and (b) the aggregate Certificate Principal Balance of the
Swap Certificates immediately prior to such Distribution Date, and

      (iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360.

      With respect to any Distribution Date on or prior to the Swap Contract
Termination Date, the amount payable by the Swap Counterparty to the Swap
Contract Administrator under the Swap Contract will equal the product of:

      (i)   One-Month LIBOR (as determined by the Swap Counterparty),

      (ii)  the lesser of (a) the Swap Contract Notional Balance for the
Distribution Date and (b) the aggregate Certificate Principal Balance of the
Swap Certificates immediately prior to such Distribution Date, and

      (iii) the actual number of days in the related calculation period, divided by 360.

      With respect to any Distribution Date, the Swap Contract Administrator or
the Swap Counterparty, as the case may be, will only be required to make a "NET
SWAP PAYMENT" to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding paragraphs over the payment that it is entitled to receive from that other party as described in the two preceding paragraphs. Any Net Swap Payment owed by the
Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding such Distribution Date, while any Net Swap Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on such Distribution Date.

      In the event that a Net Swap Payment and/or a Swap Termination Payment
(other than a Swap Termination Payment due to a Swap Counterparty Trigger Event)
is payable to the Swap Counterparty with respect to any Distribution Date, the
Trustee will deduct from Interest Funds for Loan Group 1 and Loan Group 2 the amount of such Net Swap Payment or Swap Termination Payment as described under clause (1) under "-- Distributions -- Distributions of Interest" above (and to the extent that Interest Funds for Loan Group 1 and Loan Group 2 are insufficient, the Trustee will deduct from the Principal Remittance Amount for
Loan Group 1 and Loan Group 2, pro rata on the basis of the respective Principal
Remittance Amounts, any additional amounts necessary to make such Net Swap
Payment and/or Swap Termination Payment due to the Swap Counterparty) and
deposit the amount of such Net Swap Payment or Swap Termination Payment in the
Swap Account maintained on behalf of the swap trust.

      In the event that a Swap Termination Payment due to a Swap Counterparty
Trigger Event is payable to the Swap Counterparty with respect to any
Distribution Date, the Trustee will deduct from Excess Cashflow the amount of such Swap Termination Payment as described under clause (6) under "--
Overcollateralization Provisions --Excess Cashflow" above and remit such amount to the Swap Account maintained on behalf of the swap trust.

      In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date, the Swap Contract Administrator will remit to the Trustee on behalf of the swap trust and for deposit into the Swap
Account an amount equal to the sum of (a) any Current Interest and Interest
Carry Forward Amounts with respect to the Swap Certificates, (b) any Net Rate
Carryover with respect to the Swap Certificates and (c) any Unpaid Realized Loss
Amounts with respect to the Swap Certificates, in each case that remain unpaid following distribution of the Interest Funds for Loan Group 1 and Loan Group 2
and the Excess Cashflow and Credit Comeback Excess Cashflow for the Distribution
Date, as well as (d) any remaining Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds for Loan Group 1 and Loan
Group 2 and the Excess Cashflow and Credit Comeback Excess Cashflow for the
Distribution Date. Any portion of any Net Swap

                                       39

Payment not remitted by the Swap Contract Administrator to the Trustee (acting as trustee of the swap trust) with respect to any Distribution Date will be remitted to Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

      In the event that the Swap Contract is terminated, Countrywide Home Loans will be required to assist the Swap Contract Administrator in procuring a replacement swap contract with terms approximating those of the original Swap
Contract. In the event that a Swap Termination Payment was payable by the Swap
Counterparty in connection with the termination of the original Swap Contract, that Swap Termination Payment will be used to pay any upfront amount in connection with the replacement swap contract, and any remaining portion of that
Swap Termination Payment will be distributed to Countrywide Home Loans and will not be available for distribution on any class of Certificates. In the event that the swap counterparty in respect of a replacement swap contract pays any upfront amount to the Swap Contract Administrator in connection with entering into the replacement swap contract, if that upfront amount is received prior to the Distribution Date on which the Swap Termination Payment is due to the Swap
Counterparty under the original Swap Contract, a portion of that upfront amount equal to the lesser of (x) that upfront amount and (y) the amount of the Swap
Termination Payment due to the Swap Counterparty under the original Swap
Contract (the "ADJUSTED REPLACEMENT UPFRONT AMOUNT") will be included in the
Interest Funds for Loan Group 1 and Loan Group 2 on that Distribution Date, to be allocated between Loan Group 1 and Loan Group 2 pro rata based on their respective Interest Funds for that Distribution Date, and any upfront amount paid by the replacement swap counterparty in excess of the Adjusted Replacement
Upfront Amount will be distributed to Countrywide Home Loans, Inc. If that upfront amount is received after the Distribution Date on which the Swap
Termination Payment was due to the Swap Counterparty under the original Swap
Contract, or in the event that the Swap Contract is terminated and no replacement swap contract can be procured on terms approximating those of the original Swap Contract and a Swap Termination Payment was payable by the Swap
Counterparty, that upfront amount or Swap Termination Payment payable by the
Swap Counterparty, as the case may be, will be retained by the Swap Contract
Administrator and remitted to the Trustee on behalf of the swap trust on subsequent Distribution Dates up to and including the Swap Contract Termination
Date to cover the amounts described in clauses (a), (b), (c) and (d) of the preceding paragraph. Following the Swap Contract Termination Date, any remainder of an upfront amount paid by a replacement swap counterparty, or of a Swap
Termination Payment paid by a Swap Counterparty, will be distributed to
Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

      Following the distributions of Excess Cashflow and Credit Comeback Excess
Cashflow as described under " -- Overcollateralization Provisions --Excess
Cashflow", the Trustee, acting on behalf of the swap trust, shall distribute all amounts on deposit in the Swap Account in the following amounts and order of priority:

            (1)   to the Swap Contract Administrator for payment to the Swap
      Counterparty, any Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date;

            (2)   to the Swap Contract Administrator for payment to the Swap
      Counterparty, any Swap Termination Payment (other than a Swap Termination
      Payment due to a Swap Counterparty Trigger Event) payable to the Swap
      Counterparty with respect to such Distribution Date;

            (3)   concurrently to the holders of each class of Class A
      Certificates, any remaining Current Interest and Interest Carry Forward
      Amount, pro rata based on their respective entitlements;

            (4)   sequentially, to the holders of the Class M-1, Class M-2,
      Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class
      M-9 and Class B Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for the class;

            (5)   to the holders of the class or classes of Adjustable Rate
      Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Overcollateralization
      Deficiency Amount remaining unpaid following the distribution of Excess
      Cashflow and Credit Comeback Excess Cashflow as described above under " --
      Overcollateralization Provisions" payable to such holders of each such class in the same manner in which the Extra Principal Distribution Amount in respect of Loan Group 1 and Loan Group 2 would be distributed to such classes as described under " -- Overcollateralization Provisions -- Excess
      Cashflow" above;

                                       40

            (6)   to the holders of each class of Adjustable Rate Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net Rate Carryover;

            (7)   concurrently, to the holders of each class of Class A
      Certificates, pro rata based on the remaining Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the remaining Unpaid
      Realized Loss Amount for the class;

            (8)   sequentially, to the holders of the Class M-1, Class M-2,
      Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class
      M-9 and Class B Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class; and

            (9)   to the Swap Contract Administrator for payment to the Swap
      Counterparty, only to the extent necessary to cover any Swap Termination
      Payment due to a Swap Counterparty Trigger Event payable to the Swap
      Counterparty with respect to such Distribution Date.

      The "SWAP CONTRACT NOTIONAL BALANCE" for each Distribution Date is as described in the following table. In addition, the Distribution Date occurring in the latest calendar month listed in the following table is the date through which the Swap Contract is scheduled to remain in effect and is referred to as the "SWAP CONTRACT TERMINATION DATE" for the Swap Contract.

      MONTH OF       SWAP CONTRACT      MONTH OF       SWAP CONTRACT      MONTH OF       SWAP CONTRACT
    DISTRIBUTION       NOTIONAL       DISTRIBUTION       NOTIONAL       DISTRIBUTION       NOTIONAL
        DATE          BALANCE ($)         DATE          BALANCE ($)         DATE          BALANCE ($)
   ---------------   -------------   ---------------   -------------   ---------------   -------------

   July 2006......   1,535,896,663   March 2008.....   1,108,245,634   November 2009..    543,418,743
   August 2006....   1,531,159,676   April 2008.....   1,076,077,066   December 2009..    526,988,824
   September 2006.   1,524,445,422   May 2008.......   1,044,854,582   January 2010...    511,715,710
   October 2006...   1,515,742,423   June 2008......   1,014,552,996   February 2010..    496,668,984
   November 2006..   1,505,046,419   July 2008......     985,147,767   March 2010.....    482,154,197
   December 2006..   1,492,360,581   August 2008....     938,112,776   April 2010.....    468,157,300
   January 2007...   1,477,695,697   September 2008.     893,652,553   May 2010.......    454,664,659
   February 2007..   1,461,680,227   October 2008...     851,625,791   June 2010......    441,663,010
   March 2007.....   1,443,738,622   November 2008..     811,899,323   July 2010......    429,119,880
   April 2007.....   1,423,905,211   December 2008..     774,347,615   August 2010....    416,285,896
   May 2007.......   1,402,222,203   January 2009...     738,852,349   September 2010.    403,901,488
   June 2007......   1,378,738,780   February 2009..     716,711,884   October 2010...    391,954,691
   July 2007......   1,353,512,557   March 2009.....     695,302,866   November 2010..    380,433,899
   August 2007....   1,327,567,395   April 2009.....     674,605,212   December 2010..    369,327,822
   September 2007.   1,300,020,695   May 2009.......     654,599,407   January 2011...    358,610,758
   October 2007...   1,270,952,675   June 2009......     635,266,491   February 2011..    348,247,948
   November 2007..   1,240,450,369   July 2009......     615,660,620   March 2011.....    338,213,959
   December 2007..   1,208,607,991   August 2009....     596,579,889   April 2011.....    328,498,503
   January 2008...   1,175,525,175   September 2009.     578,193,702   May 2011.......    319,088,214
   February 2008..   1,141,386,151   October 2009...     560,480,307   June 2011......    309,978,760

      A "SWAP TERMINATION PAYMENT" is a termination payment required to be made by either the Swap Contract Administrator or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract.

      The Swap Contract will be subject to early termination upon an event of default or an early termination event under the Swap Contract. Events of default under the Swap Contract include, among other things, the following:

      o     failure to make a payment due under the Swap Contract, three business days after notice of such failure is received,

      o     certain insolvency or bankruptcy events, and

                                       41

      o     a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract.

      Early termination events under the Swap Contract include, among other things:

      o     illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable)
            to perform its obligations under the Swap Contract or guaranty, as applicable),

      o     a tax event (which generally relates to either party to the Swap
            Contract receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax), and

      o     an amendment to the Pooling and Servicing Agreement that would materially adversely affect the Swap Counterparty is made without the prior written consent of the Swap Counterparty.

      In addition to the termination events specified above, it will be a termination event under the Swap Contract in the event that (A) either (i) the unsecured, long-term senior debt obligations of the Swap Counterparty are rated below "A1" by Moody's or are rated "A1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade) or (ii) the unsecured, short-term debt obligations of the Swap
Counterparty are rated below "P-1" by Moody's or are rated "P-1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), (B) no short-term rating is available from
Moody's and the unsecured, long-term senior debt obligations of the Swap
Counterparty are rated below "Aa3" by Moody's or are rated "Aa3" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), or (C) either (i) the unsecured, short-term debt obligations of the Swap Counterparty are rated below "A-1" by S&P or (ii) if the
Swap Counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the Swap Counterparty are rated below "A+"
by S&P (such event, a "COLLATERALIZATION EVENT"), and the Swap Counterparty does not, within 30 days, (a) cause another entity to replace the Swap Counterparty that satisfies the Swap Counterparty Ratings Requirement and that is approved by the Swap Contract Administrator on terms substantially similar to the Swap
Contract; (b) obtain a guaranty of, or a contingent agreement of another person that satisfies the Swap Counterparty Ratings Requirement, to honor the Swap
Counterparty's obligations under the Swap Contract, provided that such other person is approved by the Swap Contract Administrator; (c) post collateral satisfactory to the applicable Rating Agencies; or (d) establish any other arrangement satisfactory to the applicable Rating Agency which will be sufficient to restore the immediately prior ratings of the Swap Certificates.

      "SWAP COUNTERPARTY RATINGS REQUIREMENT" means (a) either (i) the unsecured, short-term debt obligations of the substitute counterparty (or its credit support provider) are rated at least "A-1" by S&P or (ii) if the substitute counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the substitute counterparty (or its credit support provider) are rated at least "A+" by S&P, and (b) either (i)
the unsecured, long-term senior debt obligations of such substitute counterparty
(or its credit support provider) are rated at least "A1" by Moody's (and if rated "A1" by Moody's, such rating is not on watch for possible downgrade) and the unsecured, short-term debt obligations of such substitute counterparty (or its credit support provider) are rated at least "P-1" by Moody's (and if rated
"P-1" by Moody's, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such substitute counterparty (or its credit support provider) does not have a short-term debt rating from Moody's, the unsecured, long-term senior debt obligations of such substitute counterparty (or its credit support provider) are rated at least
"Aa3" by Moody's (and if rated "Aa3" by Moody's, such rating is not on watch for possible downgrade).

      It will also be a termination event under the Swap Contract in the event that the Swap Counterparty fails to satisfy the following ratings criteria: (A)
the unsecured, long-term senior debt obligations of the Swap Counterparty are rated at least "BBB-" by S&P, and (B) either (i) the unsecured, long-term senior debt obligations of the Swap Counterparty are rated at least "A2" by Moody's
(including if such rating is on watch for possible downgrade) and the unsecured, short-term debt obligations of the Swap Counterparty are rated at least "P-1" by
Moody's (including if such rating is on watch for possible downgrade) or (ii) if the Swap Counterparty does not have a short-term rating

                                       42

from Moody's, the unsecured, long-term senior debt obligations of the Swap
Counterparty are rated at least "A1" by Moody's (including if such rating is on watch for possible downgrade); and the Swap Counterparty does not, within 10 days, after the occurrence of such a downgrade or withdrawal by S&P or Moody's, as applicable, take the action described in either clause (a) or (b) above.

      The rating levels and obligations following a ratings downgrade referred to in this section are determined by the Rating Agencies and may be changed by the Rating Agencies prior to the execution of the Swap Contract. As such, this summary is subject to, and qualified in its entirety by reference to, the provisions of the Swap Contract.

      Finally, an additional termination event under the Swap Contract will exist if the Swap Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities
Exchange Act of 1934, as amended (the "EXCHANGE ACT") and Item 1115(b)(1) or
(b)(2) of Regulation AB with respect to certain reporting obligations of the
Depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Swap Contract, and the Swap Counterparty fails to transfer the Swap Contract at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange
Act and Regulation AB with respect to certain reporting obligations of the
Depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the Swap Contract, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld) and any rating agency, if applicable.

      "SWAP COUNTERPARTY TRIGGER EVENT" means an event of default under the Swap
Contract with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the Swap Contract (other than illegality, a tax event or a tax event upon merger of the Swap Counterparty) with respect to which the Swap Counterparty is the sole affected party or with respect to a termination resulting from a ratings downgrade of the Swap Counterparty (as described above).

      Barclays Bank PLC is a public limited company registered in England and
Wales under number 1026167. The liability of the members of Barclays Bank PLC is limited. It has its registered head office at 1 Churchill Place, London, E14
5HP. Barclays Bank PLC and its subsidiary undertakings (taken together, the
"Group") is a major global financial services provider engaged in retail and commercial banking, credit cards, investment banking, wealth management and investment management services.

      The short-term unsecured obligations of Barclays Bank PLC are rated "A-1+"
by S&P, "P-1" by Moody's and "F1+" by Fitch Ratings and the long-term obligations of Barclays Bank PLC are rated "AA" by S&P, "Aa1" by Moody's and
"AA+" by Fitch Ratings.

      The significance percentage for the Swap Contract is less than 10%. The
"SIGNIFICANCE PERCENTAGE" for the Swap Contract is the percentage that the significance estimate of the Swap Contract represents of the aggregate
Certificate Principal Balance of the Swap Certificates. The "SIGNIFICANCE
ESTIMATE" of the Swap Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Swap Contract, made in substantially the same manner as that used in Countrywide Home Loans' internal risk management process in respect of similar instruments.

      The Certificates do not represent an obligation of the Swap Counterparty or the Swap Contract Administrator. The holders of the Certificates are not parties to or beneficiaries under the Swap Contract or the Swap Contract
Administration Agreement and will not have any right to proceed directly against the Swap Counterparty in respect of its obligations under the Swap Contract, or against the Swap Contract Administrator in respect of its obligations under the
Swap Contract Administration Agreement.

      The Swap Contract, the Swap Contract Assignment Agreement and the Swap
Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

                                       43

CALCULATION OF ONE-MONTH LIBOR

      On the second LIBOR Business Day preceding the commencement of each
Accrual Period for the Adjustable Rate Certificates (each such date, an
"INTEREST DETERMINATION DATE"), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("ONE-MONTH LIBOR") for the Accrual Period on the basis of such rate as it is quoted on the Bloomberg
Terminal for that Interest Determination Date. If such rate is not quoted on the
Bloomberg terminal (or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the
Trustee), One-Month LIBOR for the applicable Accrual Period will be the
Reference Bank Rate as defined in this free writing prospectus. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month
LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period.
The "REFERENCE BANK RATE" with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of
0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate
Certificate Principal Balance of all Adjustable Rate Certificates for the
Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York
City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal
Balance of all Adjustable Rate Certificates for the Accrual Period. As used in this section, "LIBOR BUSINESS DAY" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and
"REFERENCE BANKS" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

            (1)   with an established place of business in London,

            (2)   which have been designated as such by the Trustee and

            (3)   which are not controlling, controlled by, or under common
                  control with, the Depositor, Countrywide Servicing or any
                  successor Master Servicer.

      The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Adjustable Rate Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

CARRYOVER RESERVE FUND

      The Pooling and Servicing Agreement will require the Trustee to establish an account (the "CARRYOVER RESERVE FUND"), which is held in trust by the Trustee on behalf of the holders of the interest-bearing certificates. On the Closing
Date, Countrywide Home Loans will deposit $1,000 in the Carryover Reserve Fund.
The Carryover Reserve Fund will not be an asset of any REMIC.

      On each Distribution Date, to the extent that Excess Cashflow is available as described under "-- Overcollateralization Provisions" above, the Trustee will deposit in the Carryover Reserve Fund the amount needed to pay any Net Rate
Carryover as described under "-- Overcollateralization Provisions" above.

      On each Distribution Date, to the extent that Excess Cashflow is available as described under "-- Overcollateralization Provisions" above, the Trustee will deposit in the Carryover Reserve Fund an amount equal to the excess, if any, of
(i) $1,000 over (ii) the amount of funds on deposit in the Carryover Reserve
Fund following all other deposits to, and withdrawals from, the Carryover
Reserve Fund on the Distribution Date (the "REQUIRED CARRYOVER RESERVE FUND
DEPOSIT").

                                       44

CREDIT COMEBACK EXCESS ACCOUNT

      The Pooling and Servicing Agreement will require the Trustee to establish a reserve account (the "CREDIT COMEBACK EXCESS ACCOUNT"), which is held in trust by the Trustee on behalf of the holders of the Adjustable Rate Certificates. The
Credit Comeback Excess Account will not be an asset of any REMIC.

      On each Distribution Date, the Trustee will deposit in the Credit Comeback
Excess Account, all Credit Comeback Excess Amounts received during the related
Due Period. On each Distribution Date, all such Credit Comeback Excess Amounts received during such period will be distributed to the Adjustable Rate
Certificates to restore overcollateralization and to cover any Unpaid Realized
Loss Amounts as described under "--Overcollateralization Provisions." Any Credit
Comeback Excess Amounts remaining after the application of such amounts as described under "-- Overcollateralization Provisions" will be distributed to the
Class C Certificates and will not be available thereafter.

APPLIED REALIZED LOSS AMOUNTS

      If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the Adjustable
Rate Certificates exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the amount on deposit in the Pre-Funding Account, the amount of the excess will be applied first to reduce the Certificate Principal
Balances of the Class B, Class M-9, Class M-8, Class M-7, Class M-6, Class M-5,
Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Certificate Principal Balance of the class has been reduced to zero. After the Certificate Principal Balances of the Subordinate
Certificates have been reduced to zero, (i) if the Certificate Principal Balance of the Class 1-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1, the amount of such excess will be applied to reduce the Certificate Principal Balance of the Class 1-A Certificates, until the Certificate Principal Balance thereof has been reduced to zero, and (ii) if the aggregate Certificate Principal Balance of the Class 2-A Certificates
exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan
Group 2, the amount of such excess will be applied to reduce the Certificate
Principal Balance of each class of Class 2-A Certificates, pro rata, until the
Certificate Principal Balances of such classes have been reduced to zero. A reduction described in this paragraph is referred to as an "APPLIED REALIZED
LOSS AMOUNT."

      If the Certificate Principal Balance of a class of Certificates has been reduced through the application of Applied Realized Loss Amounts as described above, interest will accrue on the Certificate Principal Balance as so reduced unless the Certificate Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of the
class as described in the definition of "Certificate Principal Balance"
described in this free writing prospectus under "-- Glossary of Terms --
Definitions Related to Distribution Dates and Collections."

                                       45

                                                                         ANNEX A

                        THE STATISTICAL CALCULATION POOL

      The following information sets forth in tabular format certain information, as of the Statistical Calculation Date, about the Mortgage Loans included in the Statistical Calculation Pool in respect of Loan Group 1, Loan
Group 2 and the Statistical Calculation Pool as a whole. Other than with respect to rates of interest, percentages are approximate. In addition, the percentages in the column entitled "Percent of Aggregate Principal Balance Outstanding" are
stated by that portion of the Statistical Calculation Date Pool Principal
Balance representing Loan Group 1, Loan Group 2 or the Statistical Calculation
Pool as a whole. The sum of the columns below may not equal the total indicated
due to rounding. In addition, each weighted average Credit Bureau Risk Score set forth below has been calculated without regard to any Mortgage Loan for which the Credit Bureau Risk Score is unknown.

                             GROUP 1 MORTGAGE LOANS

              MORTGAGE LOAN PROGRAMS FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
                                   MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
MORTGAGE LOAN PROGRAM                LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

30-Year 6-month LIBOR ...........       30    $     6,835,887      2.55%    $ 227,863   7.656%    358.58       584      82.8%
2/28 6-month LIBOR ..............      621        113,974,195     42.45       183,533   8.125     358.66       589      79.0
2/28 6-month LIBOR - 24-month
  Interest Only .................        7          1,736,858      0.65       248,123   7.527     358.10       652      80.5
2/28 6-month LIBOR - 60-month
  Interest Only .................      111         29,762,360     11.09       268,129   7.306     359.02       660      82.1
3/27 6-month LIBOR ..............       39          6,593,011      2.46       169,052   8.544     358.13       572      78.3
3/27 6-month LIBOR - 60-month
  Interest Only .................        4          1,289,000      0.48       322,250   6.968     358.92       658      82.8
5/25 6-month LIBOR ..............        4            923,043      0.34       230,761   6.656     359.13       575      66.5
15-Year Fixed ...................       18          2,048,373      0.76       113,799   7.787     178.94       611      67.2
15-Year Fixed - 2nd .............        5            191,707      0.07        38,341  12.080     178.49       592      85.8
15-Year Fixed - Credit Comeback .        8            981,203      0.37       122,650   8.452     178.95       601      61.6
20-Year Fixed - 2nd .............       19            651,147      0.24        34,271  11.313     239.26       626      94.6
30-Year Fixed ...................      471         89,107,909     33.19       189,189   7.842     358.77       598      74.4
30-Year Fixed - Credit Comeback .       52          7,984,990      2.97       153,558   8.718     358.67       587      76.2
30/15-Year Fixed Balloon - 2nd ..      163          6,399,487      2.38        39,261  11.179     179.06       633      97.2
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    1,552    $   268,479,171    100.00%
                                   =========  ===============  ===========

        ORIGINAL TERMS TO STATED MATURITY FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
                                   MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
ORIGINAL TERM (MONTHS)               LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

ARM 360 .........................      816    $   161,114,354     60.01%    $ 197,444   7.947%    358.70       602      79.7%
Fixed 180 .......................      194          9,620,770      3.58        49,592  10.197     179.01       624      86.9
Fixed 240 .......................       19            651,147      0.24        34,271  11.313     239.26       626      94.6
Fixed 360 .......................      523         97,092,900     36.16       185,646   7.914     358.76       597      74.5
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    1,552    $   268,479,171    100.00%
                                   =========  ===============  ===========

                                       A-1

         MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
RANGE OF MORTGAGE LOAN PRINCIPAL   MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
BALANCES                             LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

$0.01 - $25,000.00 ..............       41    $       852,532      0.32%    $  20,793  10.281%    187.14       618      95.5%
$25,000.01 - $50,000.00 .........      114          4,087,107      1.52        35,852  11.077     199.29       628      93.4
$50,000.01 - $75,000.00 .........      103          6,539,801      2.44        63,493  10.124     289.64       601      80.8
$75,000.01 - $100,000.00 ........      171         15,104,107      5.63        88,328   8.744     347.23       595      78.8
$100,000.01 - $150,000.00 .......      267         33,256,172     12.39       124,555   8.374     354.04       583      78.5
$150,000.01 - $200,000.00 .......      287         50,281,408     18.73       175,197   7.953     357.42       594      76.2
$200,000.01 - $250,000.00 .......      216         48,276,219     17.98       223,501   7.951     357.30       603      77.2
$250,000.01 - $300,000.00 .......      170         46,753,111     17.41       275,018   7.806     356.51       600      79.3
$300,000.01 - $350,000.00 .......      112         35,845,417     13.35       320,048   7.486     358.77       615      77.2
$350,000.01 - $400,000.00 .......       56         21,046,515      7.84       375,831   7.489     358.96       616      78.8
$400,000.01 - $450,000.00 .......       11          4,525,246      1.69       411,386   7.543     359.36       616      74.6
$450,000.01 - $500,000.00 .......        4          1,911,536      0.71       477,884   7.645     358.76       610      75.3
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    1,552    $   268,479,171    100.00%
                                   =========  ===============  ===========

                                       A-2

  STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
                                   MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
STATE                                LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

Alabama .........................       18    $     2,161,147      0.80%    $ 120,064   8.843%    358.43       604      86.3%
Alaska ..........................        7            982,582      0.37       140,369   9.651     349.44       574      83.8
Arizona .........................       53          9,269,204      3.45       174,891   7.998     353.61       585      79.6
Arkansas ........................        7            810,089      0.30       115,727   8.947     359.27       594      87.4
California ......................      169         43,386,990     16.16       256,728   7.361     355.13       624      76.0
Colorado ........................       22          3,086,493      1.15       140,295   8.843     340.46       611      84.0
Connecticut .....................       26          4,669,513      1.74       179,597   8.278     350.62       598      77.5
Delaware ........................        2            332,749      0.12       166,374   8.505     359.46       547      81.9
District of Columbia ............        5            807,522      0.30       161,504   8.343     344.64       577      63.9
Florida .........................      179         29,937,851     11.15       167,251   8.074     355.38       595      78.1
Georgia .........................       60          8,235,392      3.07       137,257   8.498     348.65       605      84.6
Hawaii ..........................        7          2,078,737      0.77       296,962   7.074     358.84       591      66.2
Idaho ...........................       11          1,502,567      0.56       136,597   8.049     345.43       582      74.5
Illinois ........................       87         13,031,166      4.85       149,784   8.487     344.54       599      81.6
Indiana .........................       13          1,687,932      0.63       129,841   8.791     354.50       595      84.6
Iowa ............................        6            780,635      0.29       130,106   9.018     358.80       573      84.6
Kansas ..........................        9          1,001,912      0.37       111,324   8.918     359.10       567      81.4
Kentucky ........................        8          1,386,717      0.52       173,340   8.706     358.89       578      86.8
Louisiana .......................        4            461,542      0.17       115,385   8.692     359.23       602      84.4
Maine ...........................        5            688,763      0.26       137,753   7.690     358.71       582      69.6
Maryland ........................       80         14,904,950      5.55       186,312   7.959     352.48       596      76.9
Massachusetts ...................       58         13,083,432      4.87       225,576   7.625     354.64       589      74.8
Michigan ........................       40          5,267,939      1.96       131,698   8.630     352.86       578      78.3
Minnesota .......................       26          4,398,956      1.64       169,191   8.046     346.25       605      83.3
Mississippi .....................        6            834,249      0.31       139,041   8.150     358.69       616      83.3
Missouri ........................       17          2,290,748      0.85       134,750   8.847     357.03       596      86.4
Montana .........................        2            426,741      0.16       213,370   7.407     358.66       593      88.3
Nebraska ........................        4            356,746      0.13        89,186   9.095     331.70       574      82.1
Nevada ..........................       25          5,264,497      1.96       210,580   7.616     346.96       600      78.7
New Hampshire ...................        2            353,827      0.13       176,913   7.659     358.46       599      78.8
New Jersey ......................       75         15,265,730      5.69       203,543   8.066     352.96       592      73.0
New Mexico ......................       21          3,052,127      1.14       145,339   8.584     334.97       599      82.0
New York ........................       91         22,808,254      8.50       250,640   7.782     356.57       598      71.9
North Carolina ..................       35          4,667,406      1.74       133,354   8.855     351.71       617      82.9
Ohio ............................       14          1,048,833      0.39        74,917   8.829     343.27       610      85.5
Oklahoma ........................       12          1,248,634      0.47       104,053   8.380     354.56       617      86.7
Oregon ..........................       21          3,888,160      1.45       185,150   7.301     355.89       623      76.9
Pennsylvania ....................       24          3,142,751      1.17       130,948   8.446     358.83       560      77.7
Rhode Island ....................        8          1,406,591      0.52       175,824   7.868     351.59       610      79.5
South Carolina ..................       13          1,525,660      0.57       117,358   8.811     352.73       590      79.1
Tennessee .......................       26          2,665,227      0.99       102,509   8.151     345.28       611      83.6
Texas ...........................      145         14,173,933      5.28        97,751   8.375     333.89       615      81.7
Utah ............................       10          2,036,861      0.76       203,686   7.921     359.16       609      82.3
Vermont .........................        2            266,800      0.10       133,400   7.460     360.00       581      78.3
Virginia ........................       45          7,625,445      2.84       169,454   8.159     348.59       579      78.4
Washington ......................       38          8,309,055      3.09       218,659   8.161     356.21       603      81.7
West Virginia ...................        4            607,125      0.23       151,781   9.475     351.42       541      80.8
Wisconsin .......................        9          1,230,791      0.46       136,755   8.542     359.22       607      84.4
Wyoming .........................        1             28,200      0.01        28,200  12.500     180.00       711     100.0
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    1,552    $   268,479,171    100.00%
                                   =========  ===============  ===========

                                       A-3

             LOAN-TO-VALUE RATIOS AND COMBINED LOAN-TO-VALUE RATIOS
       FOR THE GROUP 1 MORTGAGE LOANS IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
RANGE OF LOAN-TO-VALUE RATIOS      NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
AND COMBINED LOAN-TO-VALUE         MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
RATIOS (%)                           LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

50.00 or Less ...................       57    $     8,666,821      3.23%    $ 152,049   7.901%    346.25       577      41.9%
50.01 - 55.00 ...................       38          7,282,371      2.71       191,641   7.397     350.18       586      52.9
55.01 - 60.00 ...................       44          8,331,285      3.10       189,347   7.395     356.13       577      58.0
60.01 - 65.00 ...................       66         13,677,773      5.09       207,239   7.452     356.26       578      63.6
65.01 - 70.00 ...................      102         18,672,434      6.95       183,063   7.951     353.78       572      68.5
70.01 - 75.00 ...................      148         29,964,733     11.16       202,464   7.764     357.04       586      73.6
75.01 - 80.00 ...................      442         83,654,142     31.16       189,263   7.894     356.51       613      79.4
80.01 - 85.00 ...................      187         35,335,121     13.16       188,958   8.212     356.36       596      84.1
85.01 - 90.00 ...................      227         43,616,966     16.25       192,145   8.052     355.28       617      89.3
90.01 - 95.00 ...................       58          9,432,360      3.51       162,627   8.973     356.14       602      94.5
95.01 - 100.00 ..................      183          9,845,166      3.67        53,799  10.243     257.60       636      99.9
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    1,552    $   268,479,171    100.00%
                                   =========  ===============  ===========

              CURRENT MORTGAGE RATES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
RANGE OF CURRENT MORTGAGE RATES    MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
(%)                                  LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

5.001 - 5.500 ...................        2    $       380,402      0.14%    $ 190,201   5.500%    359.53       607      68.5%
5.501 - 6.000 ...................       18          4,772,938      1.78       265,163   5.926     359.10       629      73.4
6.001 - 6.500 ...................       57         15,040,394      5.60       263,867   6.349     359.18       635      74.9
6.501 - 7.000 ...................      172         39,481,850     14.71       229,546   6.835     355.74       618      72.7
7.001 - 7.500 ...................      202         41,743,448     15.55       206,651   7.321     357.31       611      76.5
7.501 - 8.000 ...................      282         57,301,091     21.34       203,195   7.800     355.63       608      78.0
8.001 - 8.500 ...................      189         35,256,873     13.13       186,544   8.305     356.24       592      78.6
8.501 - 9.000 ...................      188         30,717,977     11.44       163,393   8.790     357.29       581      81.3
9.001 - 9.500 ...................       94         13,847,027      5.16       147,309   9.338     357.45       563      82.6
9.501 - 10.000 ..................      139         14,135,654      5.27       101,695   9.782     337.33       573      83.2
10.001 - 10.500 .................       41          3,918,556      1.46        95,575  10.285     339.00       562      83.3
10.501 - 11.000 .................       50          4,782,948      1.78        95,659  10.739     320.77       578      77.8
11.001 - 11.500 .................       31          1,959,465      0.73        63,209  11.370     263.18       593      91.0
11.501 - 12.000 .................       53          3,677,207      1.37        69,381  11.787     274.00       589      88.6
12.001 - 12.500 .................       24            989,490      0.37        41,229  12.324     188.93       615      94.5
12.501 - 13.000 .................       10            473,851      0.18        47,385  12.717     178.91       621      95.1
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    1,552    $   268,479,171    100.00%
                                   =========  ===============  ===========

                                       A-4

          TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
                                   MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
MORTGAGED PROPERTY TYPE              LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

Single Family Residence .........    1,213    $   207,992,603     77.47%    $ 171,470   8.011%    352.33       600      78.2%
Planned Unit Development ........      194         34,434,600     12.83       177,498   8.151     349.81       600      80.2
Low-Rise Condominium ............       93         14,079,788      5.24       151,396   7.916     350.06       623      78.4
Two Family Home .................       39          9,310,421      3.47       238,729   8.091     356.37       591      69.6
Four Family Home ................        5          1,017,029      0.38       203,406   7.403     332.67       636      64.7
High-Rise Condominium ...........        5            982,618      0.37       196,524   7.527     358.64       647      77.8
Three Family Home ...............        3            662,114      0.25       220,705   8.293     357.89       621      81.5
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    1,552    $   268,479,171    100.00%
                                   =========  ===============  ===========

                  LOAN PURPOSES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
                                   MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
LOAN PURPOSE                         LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

Refinance - Cash Out ............    1,145    $   214,036,843     79.72%    $ 186,932   7.957%    354.13       595      76.7%
Purchase ........................      286         35,873,162     13.36       125,431   8.450     340.73       634      84.8
Refinance - Rate/Term ...........      121         18,569,167      6.92       153,464   7.972     349.13       608      81.8
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    1,552    $   268,479,171    100.00%
                                   =========  ===============  ===========

                 OCCUPANCY TYPES FOR THE GROUP 1 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
                                   MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
OCCUPANCY TYPE                       LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

Owner Occupied ..................    1,514    $   262,515,503     97.78%    $ 173,392   8.014%    351.88       600      78.1%
Investment Property .............       31          4,641,665      1.73       149,731   8.521     358.65       638      79.4
Second Home .....................        7          1,322,003      0.49       188,858   8.225     351.51       612      79.5
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    1,552    $   268,479,171    100.00%
                                   =========  ===============  ===========

__________________
(1)   Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                                       A-5

        REMAINING TERMS TO STATED MATURITY FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
                                   MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
RANGE OF REMAINING TERMS (MONTHS)    LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

121 - 180.....................         194    $     9,620,770      3.58%    $  49,592  10.197%    179.01       624      86.9%
181 - 300.....................          20            733,919      0.27        36,696  10.925     239.45       612      89.7
301 - 360.....................        1338        258,124,482     96.14       192,918   7.934     358.76       600      77.7
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG.......       1,552    $   268,479,171    100.00%
                                   =========  ===============  ===========

             LOAN DOCUMENTATION TYPES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
                                   MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
LOAN DOCUMENTATION TYPE              LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

Full Documentation ..............    1,112    $   179,189,054     66.74%    $ 161,141   7.999%    351.50       594      79.0%
Stated Income ...................      440         89,290,118     33.26       202,932   8.074     352.97       615      76.2
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    1,552    $   268,479,171    100.00%
                                   =========  ===============  ===========

           CREDIT BUREAU RISK SCORES(1) FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
RANGE OF CREDIT BUREAU RISK        MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
SCORES                               LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

781 - 800 .......................        3    $       562,442      0.21%    $ 187,481   7.226%    359.08       791      87.6%
761 - 780 .......................        2            429,600      0.16       214,800   7.183     359.00       770      77.4
741 - 760 .......................        3            363,759      0.14       121,253   7.942     339.36       745      86.6
721 - 740 .......................       11          2,161,817      0.81       196,529   6.903     345.66       731      75.9
701 - 720 .......................       13          2,057,612      0.77       158,278   7.260     349.76       711      83.6
681 - 700 .......................       44          8,783,355      3.27       199,622   7.686     350.47       689      78.7
661 - 680 .......................      111         19,275,137      7.18       173,650   7.524     349.67       671      79.1
641 - 660 .......................      157         31,942,139     11.90       203,453   7.545     349.21       650      81.5
621 - 640 .......................      221         36,271,231     13.51       164,123   7.896     346.79       631      81.8
601 - 620 .......................      208         33,833,918     12.60       162,663   7.941     351.37       611      81.3
581 - 600 .......................      217         33,813,070     12.59       155,821   7.949     350.94       590      77.7
561 - 580 .......................      186         31,141,622     11.60       167,428   8.308     354.74       571      77.2
541 - 560 .......................      165         30,816,742     11.48       186,768   8.366     356.17       550      73.9
521 - 540 .......................      115         20,598,242      7.67       179,115   8.592     356.70       530      72.7
501 - 520 .......................       86         15,060,932      5.61       175,127   8.695     357.87       511      71.4
500 or Less .....................       10          1,367,553      0.51       136,755   9.106     358.21       500      70.1
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    1,552    $   268,479,171    100.00%
                                   =========  ===============  ===========

__________________
(1)   The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 1 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

                                       A-6

             CREDIT GRADE CATEGORIES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
                                   MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
CREDIT GRADE CATEGORY                LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

A ...............................    1,109    $   188,783,174     70.32%    $ 170,228   7.991%    350.95       610      80.2%
A- ..............................      101         19,134,108      7.13       189,447   7.864     352.80       577      74.5
B ...............................      140         25,829,806      9.62       184,499   8.332     356.79       579      75.3
C ...............................      125         22,273,205      8.30       178,186   8.121     351.90       578      69.9
C- ..............................       61          9,756,448      3.63       159,942   7.935     358.62       599      75.0
D ...............................       16          2,702,431      1.01       168,902   8.028     349.98       540      63.9
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    1,552    $   268,479,171    100.00%
                                   =========  ===============  ===========

            PREPAYMENT PENALTY PERIODS FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
PREPAYMENT PENALTY PERIOD          MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
(MONTHS)                             LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

0 ...............................      669    $    99,124,708     36.92%    $ 148,168   8.334%    345.37       599      79.0%
12 ..............................       90         21,201,400      7.90       235,571   7.974     357.37       591      72.0
24 ..............................      580        110,673,827     41.22       190,817   7.863     356.93       605      79.5
36 ..............................      213         37,479,236     13.96       175,959   7.704     351.89       599      75.1
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    1,552    $   268,479,171    100.00%
                                   =========  ===============  ===========

  MONTHS TO NEXT ADJUSTMENT DATE FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                              WEIGHTED                                                                            WEIGHTED
                               AVERAGE                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                              MONTHS TO                AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                NEXT     NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
RANGE OF MONTHS TO NEXT      ADJUSTMENT  MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
ADJUSTMENT DATE                 DATE       LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------  ----------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

0 - 6 .....................         5         30    $     6,835,887      4.24%    $ 227,863   7.656%    358.58       584      82.8%
19 - 24 ...................        23        739        145,473,414     90.29       196,852   7.950     358.73       604      79.6
25 - 31 ...................        31          2            364,326      0.23       182,163   8.949     355.00       563      86.0
32 - 37 ...................        34         41          7,517,684      4.67       183,358   8.254     358.41       587      78.7
38 or Greater .............        59          4            923,043      0.57       230,761   6.656     359.13       575      66.5
                                         ---------  ---------------  -----------
  TOTAL/AVG./WTD. AVG .....                  816    $   161,114,354    100.00%
                                         =========  ===============  ===========

                                       A-7

          GROSS MARGINS FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
                                   MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
RANGE OF GROSS MARGINS (%)           LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

1.001 - 2.000 ...................        1    $       216,000      0.13%    $ 216,000   7.800%    360.00       606      75.0%
2.001 - 3.000 ...................        1            179,198      0.11       179,198   6.875     358.00       513      60.8
3.001 - 4.000 ...................        4            803,763      0.50       200,941   8.113     359.83       601      85.5
4.001 - 5.000 ...................       24          5,157,410      3.20       214,892   7.784     358.51       603      79.7
5.001 - 6.000 ...................      115         23,976,844     14.88       208,494   7.396     358.69       606      76.9
6.001 - 7.000 ...................      437         88,474,424     54.91       202,459   7.750     358.78       604      79.7
7.001 - 8.000 ...................      234         42,306,716     26.26       180,798   8.693     358.54       595      81.1
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........      816    $   161,114,354    100.00%
                                   =========  ===============  ===========

_________________
(1)   The weighted average Gross Margin for the Group 1 Adjustable Rate Mortgage
      Loans in the Statistical Calculation Pool as of the Cut-off Date was
      approximately 6.580%.

      MAXIMUM MORTGAGE RATES FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
RANGE OF MAXIMUM MORTGAGE RATES    MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
(%)                                  LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

12.001 - 12.500 .................        4    $       890,126      0.55%    $ 222,532   5.896%    358.65       639      72.1%
12.501 - 13.000 .................       24          6,521,965      4.05       271,749   6.280     359.03       626      73.1
13.001 - 13.500 .................       43         10,747,763      6.67       249,948   6.534     358.95       633      75.7
13.501 - 14.000 .................      106         25,049,515     15.55       236,316   7.081     358.73       615      76.9
14.001 - 14.500 .................      131         27,646,210     17.16       211,040   7.544     358.69       608      78.4
14.501 - 15.000 .................      155         31,844,605     19.77       205,449   7.940     358.62       612      81.0
15.001 - 15.500 .................      116         21,686,633     13.46       186,954   8.414     358.60       594      80.3
15.501 - 16.000 .................      125         19,955,566     12.39       159,645   8.945     358.74       581      82.6
16.001 - 16.500 .................       51          8,274,990      5.14       162,255   9.396     358.84       555      84.6
16.501 - 17.000 .................       35          4,915,053      3.05       140,430   9.786     358.43       572      87.4
17.001 - 17.500 .................       11          1,389,201      0.86       126,291  10.268     359.05       552      85.1
17.501 - 18.000 .................       11          1,741,883      1.08       158,353  10.794     357.77       557      73.5
18.001 - 18.500 .................        1            220,003      0.14       220,003  11.350     358.00       559      85.0
18.501 - 19.000 .................        3            230,840      0.14        76,947  11.915     358.16       558      91.1
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........      816    $   161,114,354    100.00%
                                   =========  ===============  ===========

_________________
(1)   The weighted average Maximum Mortgage Rate for the Group 1 Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      was approximately 14.768%.

                                       A-8

    INITIAL PERIODIC RATE CAPS FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
                                   MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
INITIAL PERIODIC RATE CAP (%)        LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

1.000 ...........................       31    $     6,936,812      4.31%    $ 223,768   7.654%    358.59       584      82.5%
1.500 ...........................      606        119,813,530     74.37       197,712   7.872     358.74       606      80.3
2.000 ...........................        9          1,750,024      1.09       194,447   8.526     357.86       580      81.9
3.000 ...........................      170         32,613,988     20.24       191,847   8.254     358.61       592      76.6
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........      816    $   161,114,354    100.00%
                                   =========  ===============  ===========

___________________
(1)   The weighted average Initial Periodic Rate Cap for the Group 1 Adjustable
      Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off
      Date was approximately 1.788%.

  SUBSEQUENT PERIODIC RATE CAPS FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
                                   MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
SUBSEQUENT PERIODIC RATE CAP (%)     LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

1.000 ...........................      190    $    37,393,675     23.21%    $ 196,809   8.230%    358.58       590      78.0%
1.500 ...........................      626        123,720,679     76.79       197,637   7.861     358.74       606      80.2
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........      816    $   161,114,354    100.00%
                                   =========  ===============  ===========

___________________
(1)   The weighted average Subsequent Periodic Rate Cap for the Group 1
      Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
      the Cut-off Date was approximately 1.384%.

      MINIMUM MORTGAGE RATES FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
RANGE OF MINIMUM MORTGAGE RATES    MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
(%)                                  LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

4.001 - 5.000 ...................        3    $       514,169      0.32%    $ 171,390   7.206%    358.83       578      64.8%
5.001 - 6.000 ...................       30          7,605,405      4.72       253,513   6.603     359.08       613      75.1
6.001 - 7.000 ...................      137         33,265,173     20.65       242,811   6.883     358.79       617      76.2
7.001 - 8.000 ...................      282         58,671,732     36.42       208,056   7.736     358.68       614      79.4
8.001 - 9.000 ...................      235         42,151,063     26.16       179,366   8.537     358.61       590      81.7
9.001 - 10.000 ..................      102         15,467,835      9.60       151,645   9.499     358.69       564      84.1
Greater than 10.000 .............       27          3,438,977      2.13       127,370  10.686     358.42       553      84.6
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........      816    $   161,114,354    100.00%
                                   =========  ===============  ===========

______________
(1)   The weighted average Minimum Mortgage Rate for the Group 1 Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      was approximately 7.805%.

                                       A-9

      NEXT ADJUSTMENT DATES FOR THE GROUP 1 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
                                   MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
NEXT ADJUSTMENT DATE                 LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

August 2006 .....................       1     $       274,654      0.17%    $ 274,654   7.375%    356.00       614      94.3%
September 2006 ..................       2             415,607      0.26       207,803   7.816     357.00       609      83.2
October 2006 ....................      12           2,654,340      1.65       221,195   7.696     358.00       588      85.5
November 2006 ...................       9           2,045,436      1.27       227,271   7.487     359.00       567      82.1
December 2006 ...................       6           1,445,850      0.90       240,975   7.831     360.00       585      76.7
February 2008 ...................      24           4,550,581      2.82       189,608   8.066     356.00       587      79.4
March 2008 ......................      23           3,389,082      2.10       147,351   8.751     357.11       576      83.4
April 2008 ......................     267          51,264,493     31.82       192,002   7.995     358.02       601      78.7
May 2008 ........................     291          56,894,246     35.31       195,513   7.960     359.02       607      80.0
June 2008 .......................     134          29,375,011     18.23       219,216   7.742     360.00       609      80.1
January 2009 ....................       2             364,326      0.23       182,163   8.949     355.00       563      86.0
February 2009 ...................       5             770,550      0.48       154,110   8.940     356.00       542      82.3
March 2009 ......................       5             726,782      0.45       145,356   8.767     357.17       596      85.4
April 2009 ......................      14           2,198,873      1.36       157,062   8.774     358.04       578      80.4
May 2009 ........................      12           2,483,329      1.54       206,944   8.297     359.00       579      79.4
June 2009 .......................       5           1,338,150      0.83       267,630   6.645     360.00       639      68.9
April 2011 ......................       2             245,169      0.15       122,584   8.011     358.00       546      84.3
May 2011 ........................       1             315,874      0.20       315,874   6.500     359.00       611      52.7
June 2011 .......................       1             362,000      0.22       362,000   5.875     360.00       563      66.4
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........     816     $   161,114,354    100.00%
                                   =========  ===============  ===========

_________________

(1)   The weighted average Next Adjustment Date for the Group 1 Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      is April 2008.

              INTEREST ONLY PERIODS FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT   CURRENT   REMAINING   BUREAU   AVERAGE
                                   MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
INTEREST ONLY PERIOD (MONTHS)        LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

0 ...............................    1,430    $   235,690,953     87.79%    $ 164,819   8.124%    351.02       593      77.6%
24 ..............................        7          1,736,858      0.65       248,123   7.527     358.10       652      80.5
60 ..............................      115         31,051,360     11.57       270,012   7.292     359.01       660      82.1
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    1,552    $   268,479,171    100.00%
                                   =========  ===============  ===========

                                      A-10

                             GROUP 2 MORTGAGE LOANS

              MORTGAGE LOAN PROGRAMS FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
                                   MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
MORTGAGE LOAN PROGRAM                LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

30 Year 6-month LIBOR ...........       18    $     4,887,425      0.47%    $ 271,524   8.751%    358.50       647      85.1%
2/28 6-month LIBOR ..............    1,811        305,128,898     29.59       168,486   8.901     358.47       608      80.4
2/38 6-month LIBOR ..............      241         49,736,000      4.82       206,373   8.473     478.80       599      78.7
2/28 6-month LIBOR - 24-month
   Interest Only ................      115         29,515,822      2.86       256,659   7.865     357.56       626      80.7
2/28 6-month LIBOR - 60-month
   Interest Only ................      929        234,194,040     22.71       252,093   7.960     358.82       634      80.8
2/38 6-month LIBOR - 60-month
   Interest Only ................        1            184,000      0.02       184,000   7.625     479.00       507      47.1
3/27 6-month LIBOR ..............      135         18,570,936      1.80       137,562   8.913     357.82       588      77.0
3/37 6-month LIBOR ..............        7            787,588      0.08       112,513   9.464     479.14       592      81.7
3/27 6-month LIBOR - 36-Month
   Interest Only ................       10          2,427,900      0.24       242,790   7.976     357.18       654      84.2
3/27 6-month LIBOR - 60-Month
   Interest Only ................       30          7,267,689      0.70       242,256   7.881     358.86       627      80.0
5/25 6-month LIBOR ..............        5            755,178      0.07       151,036   8.136     359.49       645      72.8
5/35 6-month LIBOR ..............        1            109,953      0.01       109,953   6.625     479.00       622      84.6
10-Year Fixed ...................        1             49,450      0.00        49,450   7.950     118.00       597      68.5
10-Year Fixed - 2nd .............        1             24,894      0.00        24,894  12.500     119.00       567      70.2
15-Year Fixed ...................       55          7,634,587      0.74       138,811   7.830     178.63       621      74.9
15-Year Fixed - 2nd .............       12            543,731      0.05        45,311  11.692     179.20       640      98.7
15-Year Fixed - Credit Comeback .        5            527,474      0.05       105,495   8.005     177.57       630      69.3
20-Year Fixed ...................        8            798,367      0.08        99,796   7.529     239.18       644      72.0
20-Year Fixed - 2nd .............       18            546,370      0.05        30,354  11.404     238.26       620      96.0
25-Year Fixed ...................        1             93,000      0.01        93,000   7.500     300.00       624      83.8
30-Year Fixed ...................    1,156        210,924,474     20.45       182,461   7.701     358.61       617      76.0
30-Year Fixed - Credit Comeback .      224         41,064,511      3.98       183,324   8.256     358.44       601      77.4
40-Year Fixed ...................      105         20,777,575      2.01       197,882   7.485     478.97       613      74.7
40-Year Fixed - Credit Comeback .       13          2,991,599      0.29       230,123   8.108     479.25       607      77.4
30-Year Fixed - 60-Month
   Interest Only ................      228         60,515,622      5.87       265,419   7.147     358.79       631      78.7
30/15-Year Fixed Balloon ........        2            303,566      0.03       151,783   8.308     179.00       609      86.8
30/15-Year Fixed Balloon - 2nd ..      595         30,821,350      2.99        51,801  11.604     178.89       645      99.4
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    5,727    $ 1,031,182,000    100.00%
                                   =========  ===============  ===========

                                      A-11

        ORIGINAL TERMS TO STATED MATURITY FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
                                   MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
ORIGINAL TERM (MONTHS)               LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

ARM 360 .........................    3,053    $   602,747,887     58.45%    $ 197,428   8.467%    358.54       619      80.5%
ARM 480 .........................      250         50,817,541      4.93       203,270   8.481     478.81       599      78.7
Fixed 120 .......................        2             74,345      0.01        37,172   9.474     118.33       587      69.1
Fixed 180 .......................      669         39,830,709      3.86        59,538  10.809     178.83       640      94.2
Fixed 240 .......................       26          1,344,737      0.13        51,721   9.104     238.81       635      81.8
Fixed 300 .......................        1             93,000      0.01        93,000   7.500     300.00       624      83.8
Fixed 360 .......................    1,608        312,504,608     30.31       194,344   7.667     358.62       617      76.7
Fixed 480 .......................      118         23,769,174      2.31       201,434   7.564     479.01       612      75.0
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    5,727    $ 1,031,182,000    100.00%
                                   =========  ===============  ===========

         MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
RANGE OF MORTGAGE LOAN PRINCIPAL   MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
BALANCES                             LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

$0.01 - $25,000.00 ..............       99    $     2,015,301      0.20%    $  20,357  11.028%    181.30       621      98.7%
$25,000.01 - $50,000.00 .........      300         11,470,726      1.11        38,236  11.506     201.58       628      96.5
$50,000.01 - $75,000.00 .........      561         35,507,663      3.44        63,294  10.205     311.04       613      85.5
$75,000.01 - $100,000.00 ........      653         57,746,409      5.60        88,432   9.244     339.61       609      82.7
$100,000.01 - $150,000.00 .......    1,153        144,182,137     13.98       125,050   8.689     359.39       606      79.8
$150,000.01 - $200,000.00 .......      942        164,296,503     15.93       174,412   8.377     366.22       610      78.2
$200,000.01 - $250,000.00 .......      648        144,871,146     14.05       223,567   8.207     366.87       616      78.7
$250,000.01 - $300,000.00 .......      543        149,231,491     14.47       274,828   8.013     369.51       622      78.8
$300,000.01 - $350,000.00 .......      361        116,537,353     11.30       322,818   7.775     368.21       625      78.8
$350,000.01 - $400,000.00 .......      200         74,699,310      7.24       373,497   7.915     366.15       625      79.5
$400,000.01 - $450,000.00 .......      110         46,919,352      4.55       426,540   7.503     361.89       633      78.3
$450,000.01 - $500,000.00 .......       70         33,478,328      3.25       478,262   7.652     369.15       632      80.1
$500,000.01 - $550,000.00 .......       47         24,813,958      2.41       527,957   7.681     361.73       648      80.7
$550,000.01 - $600,000.00 .......       21         12,062,272      1.17       574,394   7.767     364.97       616      78.2
$600,000.01 - $650,000.00 .......        4          2,465,710      0.24       616,428   7.798     358.73       652      87.6
$650,000.01 - $700,000.00 .......        7          4,701,349      0.46       671,621   7.637     358.87       656      85.4
$700,000.01 - $750,000.00 .......        4          2,866,898      0.28       716,725   7.290     359.50       602      75.1
$750,000.01 - $800,000.00 .......        1            799,900      0.08       799,900   8.030     356.00       657      80.0
$800,000.01 - $850,000.00 .......        3          2,516,193      0.24       838,731   7.037     359.01       599      75.7
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    5,727    $ 1,031,182,000    100.00%
                                   =========  ===============  ===========

                                      A-12

  STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
                                   MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
STATE                                LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

Alabama .........................       81    $     8,218,043      0.80%    $ 101,457   9.306%    356.02       606      87.1%
Alaska ..........................       13          1,916,649      0.19       147,435   9.081     368.96       617      83.9
Arizona .........................      264         47,207,780      4.58       178,817   8.366     363.71       613      79.0
Arkansas ........................       23          1,934,562      0.19        84,111   9.551     358.11       577      87.8
California ......................      968        269,800,241     26.16       278,719   7.592     363.11       631      76.3
Colorado ........................       86         14,430,018      1.40       167,791   8.307     359.05       620      81.9
Connecticut .....................       53         10,617,794      1.03       200,336   8.612     360.45       614      79.0
Delaware ........................       17          3,374,873      0.33       198,522   7.571     346.42       607      76.4
District of Columbia ............       19          4,301,011      0.42       226,369   8.590     350.20       620      71.4
Florida .........................      828        145,428,407     14.10       175,638   8.520     358.84       615      79.4
Georgia .........................      208         27,818,504      2.70       133,743   9.207     354.83       609      83.8
Hawaii ..........................       36         11,995,082      1.16       333,197   7.787     360.96       645      78.1
Idaho ...........................       39          5,576,931      0.54       142,998   8.487     366.70       618      82.6
Illinois ........................      224         35,923,530      3.48       160,373   9.179     351.53       631      82.0
Indiana .........................       64          6,186,417      0.60        96,663   9.148     352.47       605      84.1
Iowa ............................       13          1,837,890      0.18       141,376   9.762     362.79       575      85.3
Kansas ..........................       27          2,847,830      0.28       105,475   9.039     353.66       621      83.9
Kentucky ........................       40          4,227,455      0.41       105,686   8.672     359.02       601      84.5
Louisiana .......................       43          4,511,639      0.44       104,922   9.128     349.47       601      85.2
Maine ...........................       14          1,714,729      0.17       122,481   8.129     353.63       622      84.8
Maryland ........................      137         29,570,252      2.87       215,841   8.361     363.02       617      78.3
Massachusetts ...................       69         15,196,796      1.47       220,243   8.670     362.72       612      78.2
Michigan ........................      146         17,233,906      1.67       118,040   9.001     365.12       608      83.6
Minnesota .......................       69          9,989,546      0.97       144,776   9.189     354.99       602      83.0
Mississippi .....................       49          4,719,711      0.46        96,321   9.157     336.95       593      85.9
Missouri ........................       92         10,273,394      1.00       111,667   9.224     357.15       596      84.8
Montana .........................       13          2,161,783      0.21       166,291   8.359     372.05       616      82.9
Nebraska ........................       20          1,981,955      0.19        99,098   9.049     371.10       621      85.8
Nevada ..........................      132         30,103,943      2.92       228,060   7.994     363.67       625      80.3
New Hampshire ...................       37          6,670,600      0.65       180,286   7.960     364.13       612      80.9
New Jersey ......................      104         23,366,954      2.27       224,682   8.536     362.59       611      78.7
New Mexico ......................       12          2,304,927      0.22       192,077   8.463     353.00       622      84.2
New York ........................      143         38,183,763      3.70       267,019   8.030     365.31       619      76.7
North Carolina ..................       91         12,079,114      1.17       132,738   9.118     361.42       613      83.2
North Dakota ....................        5            629,016      0.06       125,803   9.810     359.65       597      86.4
Ohio ............................       94          8,940,354      0.87        95,110   8.926     357.72       597      82.9
Oklahoma ........................       58          5,957,183      0.58       102,710   8.970     354.41       604      85.3
Oregon ..........................       96         18,401,106      1.78       191,678   7.831     368.44       619      79.4
Pennsylvania ....................      123         17,510,792      1.70       142,364   8.765     356.35       598      83.2
Rhode Island ....................        4            982,727      0.10       245,682   7.776     359.06       626      79.5
South Carolina ..................       46          5,834,703      0.57       126,841   8.688     355.90       603      78.9
South Dakota ....................        5            441,074      0.04        88,215   8.918     358.54       625      84.5
Tennessee .......................      121         14,366,444      1.39       118,731   8.858     355.00       612      85.1
Texas ...........................      474         49,109,710      4.76       103,607   8.725     351.31       613      85.2
Utah ............................       55          7,834,197      0.76       142,440   8.510     364.16       617      81.1
Vermont .........................        4            653,443      0.06       163,361   9.130     359.61       597      86.3
Virginia ........................      207         40,502,107      3.93       195,662   8.152     356.01       605      79.6
Washington ......................      200         38,016,622      3.69       190,083   8.024     362.26       618      80.7
West Virginia ...................       11          1,373,411      0.13       124,856   9.374     337.82       594      70.4
Wisconsin .......................       42          5,540,405      0.54       131,914   9.025     366.73       598      83.9
Wyoming .........................        8          1,382,675      0.13       172,834   8.726     351.81       606      87.6
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    5,727    $ 1,031,182,000    100.00%
                                   =========  ===============  ===========

                                      A-13

             LOAN-TO-VALUE RATIOS AND COMBINED LOAN-TO-VALUE RATIOS
       FOR THE GROUP 2 MORTGAGE LOANS IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
RANGE OF LOAN-TO-VALUE RATIOS      NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
AND COMBINED LOAN-TO-VALUE         MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
RATIOS (%)                           LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

50.00 or Less ...................      172    $    28,337,450      2.75%    $ 164,753   7.665%    371.44       594      41.3%
50.01 - 55.00 ...................       85         16,144,405      1.57       189,934   7.563     362.44       598      52.6
55.01 - 60.00 ...................      134         25,759,336      2.50       192,234   7.650     366.11       596      58.0
60.01 - 65.00 ...................      203         42,251,745      4.10       208,137   7.614     368.19       596      63.4
65.01 - 70.00 ...................      234         46,625,314      4.52       199,253   7.897     367.29       592      68.4
70.01 - 75.00 ...................      393         84,155,786      8.16       214,137   7.842     364.72       601      73.9
75.01 - 80.00 ...................    2,204        444,535,490     43.11       201,695   8.092     365.60       633      79.7
80.01 - 85.00 ...................      476         94,707,286      9.18       198,965   8.310     367.27       597      84.1
85.01 - 90.00 ...................      718        141,566,404     13.73       197,168   8.508     364.11       617      89.5
90.01 - 95.00 ...................      298         45,638,602      4.43       153,150   9.468     361.94       603      94.7
95.01 - 100.00 ..................      810         61,460,182      5.96        75,877  10.528     273.79       640     100.0
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    5,727    $ 1,031,182,000    100.00%
                                   =========  ===============  ===========

              CURRENT MORTGAGE RATES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
RANGE OF CURRENT MORTGAGE RATES    MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
(%)                                  LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

5.001 - 5.500 ...................        9    $     3,202,505      0.31%    $ 355,834   5.464%    358.41       629      78.7%
5.501 - 6.000 ...................       70         23,473,414      2.28       335,334   5.950     364.00       665      72.3
6.001 - 6.500 ...................      227         61,171,087      5.93       269,476   6.346     362.48       634      72.4
6.501 - 7.000 ...................      477        120,939,807     11.73       253,543   6.838     366.83       628      76.0
7.001 - 7.500 ...................      541        121,147,557     11.75       223,933   7.338     365.38       627      77.5
7.501 - 8.000 ...................      834        174,329,908     16.91       209,029   7.800     364.59       621      77.8
8.001 - 8.500 ...................      630        121,251,508     11.76       192,463   8.315     368.39       625      79.3
8.501 - 9.000 ...................      807        141,703,630     13.74       175,593   8.784     367.06       617      80.5
9.001 - 9.500 ...................      500         82,253,301      7.98       164,507   9.278     366.95       601      82.4
9.501 - 10.000 ..................      539         75,175,577      7.29       139,472   9.784     357.99       597      84.1
10.001 - 10.500 .................      242         33,390,876      3.24       137,979  10.295     357.94       583      85.2
10.501 - 11.000 .................      208         28,200,415      2.73       135,579  10.787     347.78       586      86.7
11.001 - 11.500 .................      195         16,055,216      1.56        82,334  11.295     290.89       599      90.2
11.501 - 12.000 .................      195         13,907,739      1.35        71,322  11.764     252.82       617      94.2
12.001 - 12.500 .................      127          8,942,595      0.87        70,414  12.225     252.39       610      96.3
12.501 - 13.000 .................       62          2,988,841      0.29        48,207  12.769     203.43       621      97.2
13.001 - 13.500 .................       43          2,262,583      0.22        52,618  13.295     234.86       603      96.8
13.501 - 14.000 .................       17            555,551      0.05        32,679  13.761     215.80       613     100.0
Greater than 14.000 .............        4            229,890      0.02        57,472  14.324     381.54       559      83.9
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    5,727    $ 1,031,182,000    100.00%
                                   =========  ===============  ===========

                                      A-14

          TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
                                   MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
MORTGAGED PROPERTY TYPE              LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

Single Family Residence .........    4,166    $   734,261,106     71.21%    $ 176,251   8.266%    361.38       617      79.4%
Planned Unit Development ........      972        191,222,214     18.54       196,731   8.270     357.31       618      81.0
Low-Rise Condominium ............      398         65,968,330      6.40       165,750   8.466     355.36       628      81.2
Two Family Home .................      122         26,905,514      2.61       220,537   8.635     363.75       621      77.5
Three Family Home ...............       20          4,608,816      0.45       230,441   8.251     360.26       629      71.6
High-Rise Condominium ...........       23          4,128,380      0.40       179,495   9.028     346.02       642      81.2
Manufactured Housing(1) .........       21          2,395,666      0.23       114,079   9.211     326.65       617      69.7
Four Family Home ................        5          1,691,973      0.16       338,395   8.734     358.48       669      64.7
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    5,727    $ 1,031,182,000    100.00%
                                   =========  ===============  ===========

____________
(1)   Treated as real property.

                  LOAN PURPOSES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
                                   MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
LOAN PURPOSE                         LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

Refinance - Cash Out ............    2,440    $   507,659,332     49.23%    $ 208,057   7.943%    366.82       604      75.8%
Purchase ........................    3,047        486,098,493     47.14       159,533   8.685     353.43       634      83.7
Refinance - Rate/Term ...........      240         37,424,175      3.63       155,934   8.015     356.96       606      78.8
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    5,727    $ 1,031,182,000    100.00%
                                   =========  ===============  ===========

                 OCCUPANCY TYPES FOR THE GROUP 2 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
                                   MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
OCCUPANCY TYPE                       LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

Owner Occupied ..................    5,510    $   996,430,451     96.63%    $ 180,840   8.267%    360.05       617      79.6%
Investment Property .............      192         30,206,097      2.93       157,323   9.117     364.23       646      81.9
Second Home .....................       25          4,545,452      0.44       181,818   9.095     353.89       613      77.7
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    5,727    $ 1,031,182,000    100.00%
                                   =========  ===============  ===========

______________
(1)   Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                                      A-15

        REMAINING TERMS TO STATED MATURITY FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
                                   MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
RANGE OF REMAINING TERMS (MONTHS)    LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

1 - 120 .........................        2    $        74,345      0.01%    $  37,172   9.474%    118.33       587      69.1%
121 - 180 .......................      669         39,830,709      3.86        59,538  10.809     178.83       640      94.2
181 - 300 .......................       27          1,437,737      0.14        53,250   9.000     242.77       634      81.9
301 - 360 .......................    4,661        915,252,495     88.76       196,364   8.194     358.57       618      79.2
Greater than 360 ................      368         74,586,715      7.23       202,681   8.189     478.87       603      77.5
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    5,727    $ 1,031,182,000    100.00%
                                   =========  ===============  ===========

             LOAN DOCUMENTATION TYPES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
                                   MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
LOAN DOCUMENTATION TYPE              LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

Full Documentation ..............    3,693    $   626,686,175     60.77%    $ 169,696   8.064%    359.24       608      80.2%
Stated Income ...................    2,034        404,495,825     39.23       198,867   8.654     361.56       634      78.8
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    5,727    $ 1,031,182,000    100.00%
                                   =========  ===============  ===========

           CREDIT BUREAU RISK SCORES(1) FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
RANGE OF CREDIT BUREAU RISK        MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
SCORES                               LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

801 - 820 .......................        5    $     1,101,657      0.11%    $ 220,331   6.922%    342.94       807      71.7%
781 - 800 .......................       11          1,931,259      0.19       175,569   7.014     379.83       789      79.2
761 - 780 .......................       29          7,024,857      0.68       242,236   8.034     352.31       771      79.7
741 - 760 .......................       44         10,056,541      0.98       228,558   7.728     351.00       749      82.0
721 - 740 .......................       63         13,162,726      1.28       208,932   7.817     363.87       730      80.9
701 - 720 .......................      126         26,456,262      2.57       209,970   7.892     350.85       709      81.4
681 - 700 .......................      251         50,582,730      4.91       201,525   7.918     355.80       690      80.5
661 - 680 .......................      508         96,211,174      9.33       189,392   8.020     352.56       669      81.8
641 - 660 .......................      694        128,070,386     12.42       184,539   8.142     355.72       650      81.0
621 - 640 .......................      835        149,704,933     14.52       179,287   8.236     356.22       630      81.0
601 - 620 .......................      914        169,549,023     16.44       185,502   8.054     360.70       611      80.0
581 - 600 .......................      848        139,323,547     13.51       164,297   8.344     360.04       591      79.5
561 - 580 .......................      560        100,079,418      9.71       178,713   8.520     368.09       571      79.3
541 - 560 .......................      373         62,623,281      6.07       167,891   8.811     369.82       551      76.7
521 - 540 .......................      288         46,689,929      4.53       162,118   9.337     372.59       531      75.1
501 - 520 .......................      166         27,154,965      2.63       163,584   9.422     373.95       511      68.9
500 or Less .....................       12          1,459,314      0.14       121,609  10.271     357.53       491      76.1
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    5,727    $ 1,031,182,000    100.00%
                                   =========  ===============  ===========

__________________
(1)   The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 2 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

                                      A-16

             CREDIT GRADE CATEGORIES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
                                   MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
CREDIT GRADE CATEGORY                LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

A ...............................    4,628    $   820,980,552     79.62%    $ 177,394   8.300%    358.35       625      80.8%
A- ..............................      224         50,851,920      4.93       227,017   8.030     367.72       592      77.0
B ...............................      379         73,977,989      7.17       195,193   8.191     367.90       590      73.5
C ...............................      256         45,594,585      4.42       178,104   8.533     364.62       590      74.4
C- ..............................      219         36,122,903      3.50       164,945   8.453     368.85       597      78.7
D ...............................       21          3,654,051      0.35       174,002   8.548     361.38       578      70.9
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    5,727    $ 1,031,182,000    100.00%
                                   =========  ===============  ===========

            PREPAYMENT PENALTY PERIODS FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
PREPAYMENT PENALTY PERIOD          MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
(MONTHS)                             LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

0 ...............................    1,475    $   239,368,158     23.21%    $ 162,283   9.007%    352.15       620      81.2%
12 ..............................      168         42,750,234      4.15       254,466   8.433     367.08       617      77.8
13 ..............................        2            551,927      0.05       275,963   8.524     358.70       597      66.3
24 ..............................    2,424        444,042,673     43.06       183,186   8.349     364.41       617      81.0
30 ..............................        3            582,277      0.06       194,092   8.233     357.66       599      68.9
36 ..............................      601         90,355,561      8.76       150,342   8.280     358.80       614      78.6
60 ..............................    1,054        213,531,170     20.71       202,591   7.366     359.45       621      76.2
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    5,727    $ 1,031,182,000    100.00%
                                   =========  ===============  ===========

  MONTHS TO NEXT ADJUSTMENT DATE FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                              WEIGHTED                                                                            WEIGHTED
                               AVERAGE                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                              MONTHS TO                AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                NEXT     NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
RANGE OF MONTHS TO NEXT      ADJUSTMENT  MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
ADJUSTMENT DATE                 DATE       LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------  ----------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

0 - 6......................        4          18    $     4,887,425      0.75%    $ 271,524   8.751%    358.50       647      85.1%
19 - 24....................       23       3,097        618,758,760     94.67       199,793   8.460     368.27       618      80.4
25 - 31....................       31           9          1,905,596      0.29       211,733   8.087     355.00       654      82.7
32 - 37....................       34         173         27,148,516      4.15       156,928   8.627     361.76       600      78.2
38 or Greater..............       59           6            865,131      0.13       144,189   7.944     374.68       642      74.3
                                         ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG....                3,303    $   653,565,428    100.00%
                                         =========  ===============  ===========

                                      A-17

          GROSS MARGINS FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
                                   MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
RANGE OF GROSS MARGINS (%)           LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

2.001 - 3.000 ...................        3    $       531,160      0.08%    $ 177,053   8.223%    360.00       593      73.2%
3.001 - 4.000 ...................       10          1,346,715      0.21       134,672   8.263     364.51       619      70.2
4.001 - 5.000 ...................       56         12,360,760      1.89       220,728   7.848     369.78       624      76.9
5.001 - 6.000 ...................      324         67,331,636     10.30       207,814   7.622     366.94       627      76.3
6.001 - 7.000 ...................    1,203        259,903,924     39.77       216,046   8.008     367.48       619      79.8
7.001 - 8.000 ...................    1,126        216,134,283     33.07       191,949   8.802     369.83       618      80.9
8.001 - 9.000 ...................      428         75,633,574     11.57       176,714   9.358     365.34       609      83.4
9.001 - 10.000 ..................      101         14,986,612      2.29       148,382  10.396     364.79       594      87.3
10.001 - 11.000 .................       40          4,231,470      0.65       105,787  11.229     360.76       576      87.5
11.001 - 12.000 .................        9            902,434      0.14       100,270  12.261     365.84       573      91.4
12.001 - 13.000 .................        2            118,869      0.02        59,434  13.230     358.86       583     100.0
Greater than 13.000 .............        1             83,993      0.01        83,993  14.150     478.00       579     100.0
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    3,303    $   653,565,428    100.00
                                   =========  ===============  ===========

_________________
(1)   The weighted average Gross Margin for the Group 2 Adjustable Rate Mortgage
      Loans in the Statistical Calculation Pool as of the Cut-off Date was
      approximately 7.062%.

      MAXIMUM MORTGAGE RATES FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
RANGE OF MAXIMUM MORTGAGE RATES    MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
(%)                                  LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

11.501 - 12.000 .................        4    $       976,755      0.15%    $ 244,189   6.135%    358.50       629      71.1%
12.001 - 12.500 .................       16          4,760,086      0.73       297,505   5.852     363.31       635      77.9
12.501 - 13.000 .................       43         11,841,972      1.81       275,395   6.276     360.02       631      77.6
13.001 - 13.500 .................      114         27,939,834      4.27       245,086   6.784     368.29       624      75.6
13.501 - 14.000 .................      270         65,279,246      9.99       241,775   7.151     371.01       632      78.2
14.001 - 14.500 .................      320         72,370,051     11.07       226,156   7.581     365.94       631      78.1
14.501 - 15.000 .................      529        116,853,062     17.88       220,894   8.015     365.32       622      79.2
15.001 - 15.500 .................      468         93,260,500     14.27       199,275   8.504     369.88       625      79.7
15.501 - 16.000 .................      563        102,671,547     15.71       182,365   8.919     370.77       619      80.9
16.001 - 16.500 .................      331         56,539,558      8.65       170,814   9.367     366.91       601      82.5
16.501 - 17.000 .................      287         49,465,511      7.57       172,354   9.838     368.72       599      83.8
17.001 - 17.500 .................      144         21,153,085      3.24       146,896  10.320     364.07       587      85.5
17.501 - 18.000 .................      111         17,397,658      2.66       156,736  10.777     363.86       584      86.9
18.001 - 18.500 .................       47          5,771,168      0.88       122,791  11.285     368.36       565      85.8
18.501 - 19.000 .................       28          3,781,923      0.58       135,069  11.738     369.64       577      89.8
19.001 - 19.500 .................       16          2,220,822      0.34       138,801  12.204     381.22       571      92.7
Greater than 19.500 .............       12          1,282,649      0.20       106,887  13.291     366.56       581      89.5
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    3,303    $   653,565,428    100.00%
                                   =========  ===============  ===========

___________________
(1)   The weighted average Maximum Mortgage Rate for the Group 2 Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      was approximately 15.276%.

                                      A-18

    INITIAL PERIODIC RATE CAPS FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
                                   MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
INITIAL PERIODIC RATE CAP (%)        LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

1.000 ...........................       25    $     5,605,833      0.86%    $ 224,233   8.734%    358.48       641      84.1%
1.450 ...........................        1             99,967      0.02        99,967   7.550     479.00       585      80.0
1.500 ...........................    2,443        499,950,622     76.50       204,646   8.429     368.52       620      80.6
1.525 ...........................        1             61,567      0.01        61,567   9.100     359.00       581      80.0
2.000 ...........................       30          4,818,824      0.74       160,627   8.770     357.80       589      76.0
3.000 ...........................      801        142,538,216     21.81       177,950   8.587     366.35       609      79.6
6.000 ...........................        1            320,000      0.05       320,000   7.705     358.00       645      89.9
7.000 ...........................        1            170,400      0.03       170,400   6.350     357.00       696      80.0
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    3,303    $   653,565,428    100.00%
                                   =========  ===============  ===========

___________________
(1)   The weighted average Initial Periodic Rate Cap for the Group 2 Adjustable
      Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off
      Date was approximately 1.830%.

  SUBSEQUENT PERIODIC RATE CAPS FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
                                   MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
SUBSEQUENT PERIODIC RATE CAP (%)     LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

1.000 ...........................      740    $   133,413,287     20.41%    $ 180,288   8.603%    365.81       609      79.6%
1.500 ...........................    2,562        520,007,553     79.56       202,969   8.432     368.43       620      80.5
2.000 ...........................        1            144,589      0.02       144,589  10.850     357.00       579      75.0
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    3,303    $   653,565,428    100.00%
                                   =========  ===============  ===========

___________________
(1)   The weighted average Subsequent Periodic Rate Cap for the Group 2
      Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
      the Cut-off Date was approximately 1.398%.

                                      A-19

      MINIMUM MORTGAGE RATES FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
RANGE OF MINIMUM MORTGAGE RATES    MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
(%)                                  LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

4.001 - 5.000 ...................        5    $       895,354      0.14%    $ 179,071   7.247%    358.43       605      68.9%
5.001 - 6.000 ...................       59         15,759,760      2.41       267,115   6.286     369.90       619      77.2
6.001 - 7.000 ...................      303         76,589,087     11.72       252,769   6.930     369.46       629      77.8
7.001 - 8.000 ...................      820        186,030,155     28.46       226,866   7.749     366.57       628      78.9
8.001 - 9.000 ...................    1,020        197,413,021     30.21       193,542   8.604     369.20       624      79.6
9.001 - 10.000 ..................      697        120,137,352     18.38       172,363   9.530     367.68       601      83.0
Greater than 10.000 .............      399         56,740,700      8.68       142,207  10.803     365.63       580      86.5
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    3,303    $   653,565,428    100.00%
                                   =========  ===============  ===========

__________________
(1)   The weighted average Minimum Mortgage Rate for the Group 2 Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      was approximately 8.375%.

      NEXT ADJUSTMENT DATES FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
                                   MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
NEXT ADJUSTMENT DATE                 LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

August 2006 .....................        1    $       188,344      0.03%    $ 188,344   6.750%    356.00       506      74.1%
September 2006 ..................        1             59,067      0.01        59,067   7.500     357.00       681      84.6
October 2006 ....................        7          2,457,930      0.38       351,133   8.481     358.00       666      90.5
November 2006 ...................        6          1,487,114      0.23       247,852   9.128     359.00       655      79.8
December 2006 ...................        3            694,970      0.11       231,657   9.550     360.00       600      80.2
January 2008 ....................       14          3,207,409      0.49       229,101   8.137     355.10       608      79.7
February 2008 ...................       88         15,195,000      2.32       172,670   8.480     358.78       613      78.3
March 2008 ......................      212         35,564,232      5.44       167,756   8.564     357.02       607      82.1
April 2008 ......................    1,220        234,197,522     35.83       191,965   8.543     367.09       617      80.7
May 2008 ........................    1,140        226,847,518     34.71       198,989   8.508     371.19       618      80.2
June 2008 .......................      423        103,747,078     15.87       245,265   8.141     370.20       623      79.9
January 2009 ....................       10          2,076,273      0.32       207,627   8.224     355.08       650      83.3
February 2009 ...................       25          3,186,927      0.49       127,477   9.072     356.12       575      77.6
March 2009 ......................       22          2,825,594      0.43       128,436   8.762     357.05       586      78.4
April 2009 ......................       56          8,997,243      1.38       160,665   8.649     360.57       608      79.5
May 2009 ........................       48          7,723,385      1.18       160,904   8.502     363.59       608      75.7
June 2009 .......................       21          4,244,691      0.65       202,128   8.338     368.53       594      79.7
April 2011 ......................        1             83,933      0.01        83,933  10.500     358.00       620      75.0
May 2011 ........................        3            326,798      0.05       108,933   8.607     399.37       636      89.5
June 2011 .......................        2            454,400      0.07       227,200   6.994     360.00       650      63.3
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    3,303    $   653,565,428    100.00%
                                   =========  ===============  ===========

_________________
(1)   The weighted average Next Adjustment Date for the Group 2 Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      is May 2008.

                                      A-20

              INTEREST ONLY PERIODS FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT   CURRENT   REMAINING   BUREAU   AVERAGE
INTEREST ONLY PERIOD               MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
(MONTHS)                             LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

0 ...............................     4414    $   697,076,927     67.60%    $ 157,924   8.532%    360.82       611      79.3%
24 ..............................      115         29,515,822      2.86       256,659   7.865     357.56       626      80.7
36 ..............................       10          2,427,900      0.24       242,790   7.976     357.18       654      84.2
60 ..............................     1188        302,161,351     29.30       254,345   7.795     358.89       633      80.3
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    5,727    $ 1,031,182,000    100.00%
                                   =========  ===============  ===========

                                      A-21

                               THE MORTGAGE LOANS

                  MORTGAGE LOAN PROGRAMS FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
                                   MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
MORTGAGE LOAN PROGRAM                LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

30-Year 6-month LIBOR ...........       48    $    11,723,312      0.90%    $ 244,236   8.113%    358.55       610      83.8%
2/28 6-month LIBOR ..............    2,432        419,103,093     32.25       172,329   8.690     358.52       602      80.0
2/38 6-month LIBOR ..............      241         49,736,000      3.83       206,373   8.473     478.80       599      78.7
2/28 6-month LIBOR - 24-month
  Interest Only .................      122         31,252,680      2.40       256,170   7.846     357.59       628      80.7
2/28 6-month LIBOR - 60-month
  Interest Only .................    1,040        263,956,400     20.31       253,804   7.886     358.84       637      80.9
2/38 6-month LIBOR - 60-month
  Interest Only .................        1            184,000      0.01       184,000   7.625     479.00       507      47.1
3/27 6-month LIBOR ..............      174         25,163,947      1.94       144,620   8.816     357.90       583      77.4
3/37 6-month LIBOR ..............        7            787,588      0.06       112,513   9.464     479.14       592      81.7
3/27 6-month LIBOR - 36-month
  Interest Only .................       10          2,427,900      0.19       242,790   7.976     357.18       654      84.2
3/27 6-month LIBOR - 60-month
  Interest Only .................       34          8,556,689      0.66       251,667   7.744     358.87       632      80.4
5/25 6-month LIBOR ..............        9          1,678,221      0.13       186,469   7.322     359.29       606      69.3
5/35 6-month LIBOR ..............        1            109,953      0.01       109,953   6.625     479.00       622      84.6
10-Year Fixed ...................        1             49,450      0.00        49,450   7.950     118.00       597      68.5
10-Year Fixed - 2nd .............        1             24,894      0.00        24,894  12.500     119.00       567      70.2
15-Year Fixed ...................       73          9,682,960      0.75       132,643   7.821     178.70       619      73.3
15-Year Fixed - 2nd .............       17            735,438      0.06        43,261  11.793     179.02       627      95.3
15-Year Fixed - Credit Comeback .       13          1,508,677      0.12       116,052   8.296     178.47       611      64.3
20-Year Fixed ...................        8            798,367      0.06        99,796   7.529     239.18       644      72.0
20-Year Fixed - 2nd .............       37          1,197,517      0.09        32,365  11.355     238.80       623      95.2
25-Year Fixed ...................        1             93,000      0.01        93,000   7.500     300.00       624      83.8
30-Year Fixed ...................    1,627        300,032,384     23.09       184,408   7.743     358.66       611      75.5
30-Year Fixed - Credit Comeback .      276         49,049,501      3.77       177,716   8.331     358.48       598      77.2
40-Year Fixed ...................      105         20,777,575      1.60       197,882   7.485     478.97       613      74.7
40-Year Fixed - Credit Comeback .       13          2,991,599      0.23       230,123   8.108     479.25       607      77.4
30-Year Fixed - 60-month
  Interest Only .................      228         60,515,622      4.66       265,419   7.147     358.79       631      78.7
30/15-Year Fixed Balloon ........        2            303,566      0.02       151,783   8.308     179.00       609      86.8
30/15-Year Fixed Balloon - 2nd ..      758         37,220,836      2.86        49,104  11.530     178.92       643      99.0
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    7,279    $ 1,299,661,171    100.00%
                                   =========  ===============  ===========

                                      A-22

            ORIGINAL TERMS TO STATED MATURITY FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
                                   MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
ORIGINAL TERM (MONTHS)               LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

ARM 360 .........................    3,869    $   763,862,241     58.77%    $ 197,431   8.357%    358.58       615      80.3%
ARM 480 .........................      250         50,817,541      3.91       203,270   8.481     478.81       599      78.7
Fixed 120 .......................        2             74,345      0.01        37,172   9.474     118.33       587      69.1
Fixed 180 .......................      863         49,451,479      3.80        57,302  10.690     178.86       637      92.8
Fixed 240 .......................       45          1,995,884      0.15        44,353   9.824     238.96       632      85.9
Fixed 300 .......................        1             93,000      0.01        93,000   7.500     300.00       624      83.8
Fixed 360 .......................    2,131        409,597,507     31.52       192,209   7.725     358.66       612      76.2
Fixed 480 .......................      118         23,769,174      1.83       201,434   7.564     479.01       612      75.0
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    7,279    $ 1,299,661,171    100.00%
                                   =========  ===============  ===========

             MORTGAGE LOAN PRINCIPAL BALANCES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
RANGE OF MORTGAGE LOAN PRINCIPAL   MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
BALANCES                             LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

$0.01 - $25,000.00 ..............      140    $     2,867,833      0.22%    $  20,485  10.806%    183.04       620      97.7%
$25,000.01 - $50,000.00 .........      414         15,557,833      1.20        37,579  11.394     200.98       628      95.7
$50,000.01 - $75,000.00 .........      664         42,047,463      3.24        63,324  10.192     307.71       611      84.8
$75,000.01 - $100,000.00 ........      824         72,850,516      5.61        88,411   9.140     341.19       606      81.9
$100,000.01 - $150,000.00 .......    1,420        177,438,309     13.65       124,957   8.630     358.39       602      79.5
$150,000.01 - $200,000.00 .......    1,229        214,577,912     16.51       174,596   8.277     364.16       606      77.8
$200,000.01 - $250,000.00 .......      864        193,147,365     14.86       223,550   8.143     364.48       613      78.4
$250,000.01 - $300,000.00 .......      713        195,984,602     15.08       274,873   7.964     366.41       617      78.9
$300,000.01 - $350,000.00 .......      473        152,382,770     11.72       322,162   7.707     365.99       623      78.4
$350,000.01 - $400,000.00 .......      256         95,745,825      7.37       374,007   7.821     364.57       623      79.4
$400,000.01 - $450,000.00 .......      121         51,444,598      3.96       425,162   7.507     361.66       632      77.9
$450,000.01 - $500,000.00 .......       74         35,389,864      2.72       478,241   7.651     368.59       630      79.8
$500,000.01 - $550,000.00 .......       47         24,813,958      1.91       527,957   7.681     361.73       648      80.7
$550,000.01 - $600,000.00 .......       21         12,062,272      0.93       574,394   7.767     364.97       616      78.2
$600,000.01 - $650,000.00 .......        4          2,465,710      0.19       616,428   7.798     358.73       652      87.6
$650,000.01 - $700,000.00 .......        7          4,701,349      0.36       671,621   7.637     358.87       656      85.4
$700,000.01 - $750,000.00 .......        4          2,866,898      0.22       716,725   7.290     359.50       602      75.1
$750,000.01 - $800,000.00 .......        1            799,900      0.06       799,900   8.030     356.00       657      80.0
$800,000.01 - $850,000.00 .......        3          2,516,193      0.19       838,731   7.037     359.01       599      75.7
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    7,279    $ 1,299,661,171    100.00%
                                   =========  ===============  ===========

                                      A-23

      STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
                                   MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
STATE                                LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

Alabama .........................       99    $    10,379,190      0.80%    $ 104,840   9.210%    356.52       606      86.9%
Alaska ..........................       20          2,899,232      0.22       144,962   9.274     362.35       602      83.9
Arizona .........................      317         56,476,984      4.35       178,161   8.306     362.06       608      79.1
Arkansas ........................       30          2,744,652      0.21        91,488   9.373     358.45       582      87.7
California ......................    1,137        313,187,231     24.10       275,451   7.560     362.00       630      76.2
Colorado ........................      108         17,516,511      1.35       162,190   8.401     355.77       618      82.3
Connecticut .....................       79         15,287,306      1.18       193,510   8.510     357.44       609      78.5
Delaware ........................       19          3,707,622      0.29       195,138   7.655     347.59       602      76.9
District of Columbia ............       24          5,108,533      0.39       212,856   8.551     349.32       613      70.2
Florida .........................    1,007        175,366,258     13.49       174,147   8.444     358.25       611      79.1
Georgia .........................      268         36,053,895      2.77       134,529   9.045     353.42       608      84.0
Hawaii ..........................       43         14,073,819      1.08       327,298   7.681     360.64       637      76.4
Idaho ...........................       50          7,079,499      0.54       141,590   8.394     362.19       611      80.9
Illinois ........................      311         48,954,696      3.77       157,411   8.995     349.67       623      81.8
Indiana .........................       77          7,874,348      0.61       102,264   9.072     352.91       603      84.2
Iowa ............................       19          2,618,525      0.20       137,817   9.540     361.60       574      85.1
Kansas ..........................       36          3,849,742      0.30       106,937   9.007     355.08       607      83.3
Kentucky ........................       48          5,614,171      0.43       116,962   8.680     358.99       595      85.1
Louisiana .......................       47          4,973,180      0.38       105,812   9.088     350.37       601      85.2
Maine ...........................       19          2,403,492      0.18       126,500   8.003     355.08       611      80.4
Maryland ........................      217         44,475,203      3.42       204,955   8.226     359.49       610      77.8
Massachusetts ...................      127         28,280,228      2.18       222,679   8.187     358.98       601      76.6
Michigan ........................      186         22,501,845      1.73       120,978   8.914     362.25       601      82.4
Minnesota .......................       95         14,388,501      1.11       151,458   8.839     352.32       603      83.1
Mississippi .....................       55          5,553,960      0.43       100,981   9.006     340.21       596      85.5
Missouri ........................      109         12,564,142      0.97       115,267   9.155     357.12       596      85.1
Montana .........................       15          2,588,524      0.20       172,568   8.202     369.84       612      83.8
Nebraska ........................       24          2,338,701      0.18        97,446   9.056     365.09       614      85.2
Nevada ..........................      157         35,368,440      2.72       225,277   7.938     361.18       621      80.1
New Hampshire ...................       39          7,024,427      0.54       180,114   7.944     363.85       611      80.8
New Jersey ......................      179         38,632,684      2.97       215,825   8.350     358.78       604      76.4
New Mexico ......................       33          5,357,054      0.41       162,335   8.532     342.73       609      82.9
New York ........................      234         60,992,017      4.69       260,650   7.937     362.04       611      74.9
North Carolina ..................      126         16,746,520      1.29       132,909   9.045     358.71       614      83.1
North Dakota ....................        5            629,016      0.05       125,803   9.810     359.65       597      86.4
Ohio ............................      108          9,989,186      0.77        92,492   8.916     356.20       599      83.2
Oklahoma ........................       70          7,205,818      0.55       102,940   8.868     354.44       607      85.5
Oregon ..........................      117         22,289,267      1.72       190,507   7.739     366.25       620      79.0
Pennsylvania ....................      147         20,653,543      1.59       140,500   8.716     356.73       592      82.4
Rhode Island ....................       12          2,389,318      0.18       199,110   7.830     354.66       617      79.5
South Carolina ..................       59          7,360,363      0.57       124,752   8.713     355.24       600      79.0
South Dakota ....................        5            441,074      0.03        88,215   8.918     358.54       625      84.5
Tennessee .......................      147         17,031,670      1.31       115,862   8.747     353.48       612      84.9
Texas ...........................      619         63,283,644      4.87       102,235   8.647     347.41       614      84.4
Utah ............................       65          9,871,059      0.76       151,862   8.389     363.13       615      81.4
Vermont .........................        6            920,243      0.07       153,374   8.646     359.72       592      84.0
Virginia ........................      252         48,127,553      3.70       190,982   8.153     354.84       601      79.4
Washington ......................      238         46,325,678      3.56       194,646   8.049     361.17       615      80.9
West Virginia ...................       15          1,980,537      0.15       132,036   9.405     341.99       578      73.6
Wisconsin .......................       51          6,771,196      0.52       132,769   8.937     365.37       600      84.0
Wyoming .........................        9          1,410,875      0.11       156,764   8.801     348.38       608      87.9
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    7,279    $ 1,299,661,171    100.00%
                                   =========  ===============  ===========

                                      A-24

             LOAN-TO-VALUE RATIOS AND COMBINED LOAN-TO-VALUE RATIOS
           FOR THE MORTGAGE LOANS IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
RANGE OF LOAN-TO-VALUE RATIOS      NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
AND COMBINED                       MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
LOAN-TO-VALUE RATIOS (%)             LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

50.00 or Less ...................      229    $    37,004,270      2.85%    $ 161,591   7.720%    365.54       590      41.5%
50.01 - 55.00 ...................      123         23,426,776      1.80       190,462   7.512     358.63       595      52.7
55.01 - 60.00 ...................      178         34,090,621      2.62       191,520   7.588     363.67       591      58.0
60.01 - 65.00 ...................      269         55,929,518      4.30       207,916   7.575     365.28       592      63.5
65.01 - 70.00 ...................      336         65,297,748      5.02       194,339   7.912     363.42       586      68.4
70.01 - 75.00 ...................      541        114,120,519      8.78       210,944   7.822     362.70       597      73.8
75.01 - 80.00 ...................    2,646        528,189,632     40.64       199,618   8.061     364.16       630      79.7
80.01 - 85.00 ...................      663        130,042,407     10.01       196,142   8.283     364.31       597      84.1
85.01 - 90.00 ...................      945        185,183,370     14.25       195,961   8.401     362.03       617      89.5
90.01 - 95.00 ...................      356         55,070,962      4.24       154,694   9.383     360.94       603      94.7
95.01 - 100.00 ..................      993         71,305,348      5.49        71,808  10.488     271.55       639     100.0
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    7,279    $ 1,299,661,171    100.00%
                                   =========  ===============  ===========

                  CURRENT MORTGAGE RATES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
RANGE OF CURRENT MORTGAGE RATES    MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
(%)                                  LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

5.001 - 5.500 ...................       11    $     3,582,907      0.28%    $ 325,719   5.468%    358.53       626      77.6%
5.501 - 6.000 ...................       88         28,246,352      2.17       320,981   5.946     363.17       659      72.5
6.001 - 6.500 ...................      284         76,211,480      5.86       268,350   6.347     361.83       634      72.9
6.501 - 7.000 ...................      649        160,421,657     12.34       247,183   6.837     364.10       626      75.2
7.001 - 7.500 ...................      743        162,891,005     12.53       219,234   7.334     363.31       623      77.2
7.501 - 8.000 ...................    1,116        231,630,999     17.82       207,555   7.800     362.38       618      77.9
8.001 - 8.500 ...................      819        156,508,381     12.04       191,097   8.313     365.65       618      79.2
8.501 - 9.000 ...................      995        172,421,607     13.27       173,288   8.785     365.32       611      80.7
9.001 - 9.500 ...................      594         96,100,328      7.39       161,785   9.286     365.58       595      82.4
9.501 - 10.000 ..................      678         89,311,231      6.87       131,727   9.784     354.72       593      84.0
10.001 - 10.500 .................      283         37,309,432      2.87       131,835  10.294     355.95       581      85.0
10.501 - 11.000 .................      258         32,983,364      2.54       127,842  10.780     343.86       585      85.4
11.001 - 11.500 .................      226         18,014,681      1.39        79,711  11.303     287.88       598      90.3
11.501 - 12.000 .................      248         17,584,946      1.35        70,907  11.769     257.25       611      93.0
12.001 - 12.500 .................      151          9,932,085      0.76        65,775  12.235     246.07       611      96.1
12.501 - 13.000 .................       72          3,462,692      0.27        48,093  12.762     200.07       621      96.9
13.001 - 13.500 .................       43          2,262,583      0.17        52,618  13.295     234.86       603      96.8
13.501 - 14.000 .................       17            555,551      0.04        32,679  13.761     215.80       613     100.0
Greater than 14.000 .............        4            229,890      0.02        57,472  14.324     381.54       559      83.9
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    7,279    $ 1,299,661,171    100.00%
                                   =========  ===============  ===========

                                      A-25

              TYPES OF MORTGAGED PROPERTIES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
                                   MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
MORTGAGED PROPERTY TYPE              LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

Single Family Residence .........    5,379    $   942,253,710     72.50%    $ 175,173   8.210%    359.38       613      79.1%
Planned Unit Development ........    1,166        225,656,813     17.36       193,531   8.252     356.16       616      80.9
Low-Rise Condominium ............      491         80,048,117      6.16       163,031   8.370     354.43       627      80.7
Two Family Home .................      161         36,215,935      2.79       224,944   8.495     361.85       613      75.5
Three Family Home ...............       23          5,270,930      0.41       229,171   8.257     359.96       628      72.9
High-Rise Condominium ...........       28          5,110,998      0.39       182,536   8.739     348.45       643      80.5
Four Family Home ................       10          2,709,002      0.21       270,900   8.234     348.79       657      64.7
Manufactured Housing(1) .........       21          2,395,666      0.18       114,079   9.211     326.65       617      69.7
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    7,279    $ 1,299,661,171    100.00%
                                   =========  ===============  ===========

__________________
(1)   Treated as real property.

                      LOAN PURPOSES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
                                   MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
LOAN PURPOSE                         LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

Refinance - Cash Out ............    3,585    $   721,696,174     55.53%    $ 201,310   7.947%    363.06       601      76.1%
Purchase ........................    3,333        521,971,655     40.16       156,607   8.669     352.56       634      83.8
Refinance - Rate/Term ...........      361         55,993,342      4.31       155,106   8.001     354.36       606      79.8
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    7,279    $ 1,299,661,171    100.00%
                                   =========  ===============  ===========

                     OCCUPANCY TYPES FOR THE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
                                   MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
OCCUPANCY TYPE                       LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

Owner Occupied ..................    7,024    $ 1,258,945,955     96.87%    $ 179,235   8.214%    358.35       614      79.3%
Investment Property .............      223         34,847,761      2.68       156,268   9.038     363.49       645      81.6
Second Home .....................       32          5,867,455      0.45       183,358   8.899     353.35       612      78.1
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    7,279    $ 1,299,661,171    100.00%
                                   =========  ===============  ===========

__________________
(1)   Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                                      A-26

            REMAINING TERMS TO STATED MATURITY FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
                                   MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
RANGE OF REMAINING TERMS (MONTHS)    LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

1 - 120 .........................        2    $        74,345      0.01%    $  37,172   9.474%    118.33       587      69.1%
121 - 180 .......................      863         49,451,479      3.80        57,302  10.690     178.86       637      92.8
181 - 300 .......................       47          2,171,655      0.17        46,205   9.650     241.65       626      84.5
301 - 360 .......................    5,999      1,173,376,977     90.28       195,595   8.137     358.61       614      78.9
Greater than 360 ................      368         74,586,715      5.74       202,681   8.189     478.87       603      77.5
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    7,279    $ 1,299,661,171    100.00%
                                   =========  ===============  ===========

                 LOAN DOCUMENTATION TYPES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
                                   MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
LOAN DOCUMENTATION TYPE              LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

Full Documentation ..............    4,805    $   805,875,229     62.01%    $ 167,716   8.050%    357.52       605      79.9%
Stated Income ...................    2,474        493,785,942     37.99       199,590   8.549     360.01       631      78.4
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    7,279    $ 1,299,661,171    100.00%
                                   =========  ===============  ===========

               CREDIT BUREAU RISK SCORES(1) FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
RANGE OF CREDIT BUREAU RISK        MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
SCORES                               LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

801 - 820 .......................        5    $     1,101,657      0.08%    $ 220,331   6.922%    342.94       807      71.7%
781 - 800 .......................       14          2,493,701      0.19       178,122   7.062     375.15       789      81.1
761 - 780 .......................       31          7,454,456      0.57       240,466   7.985     352.69       771      79.6
741 - 760 .......................       47         10,420,301      0.80       221,709   7.735     350.60       749      82.2
721 - 740 .......................       74         15,324,542      1.18       207,088   7.688     361.30       730      80.2
701 - 720 .......................      139         28,513,873      2.19       205,136   7.846     350.77       709      81.6
681 - 700 .......................      295         59,366,085      4.57       201,241   7.884     355.01       690      80.2
661 - 680 .......................      619        115,486,311      8.89       186,569   7.938     352.08       670      81.4
641 - 660 .......................      851        160,012,525     12.31       188,029   8.023     354.42       650      81.1
621 - 640 .......................    1,056        185,976,164     14.31       176,114   8.170     354.38       630      81.2
601 - 620 .......................    1,122        203,382,940     15.65       181,268   8.035     359.15       611      80.2
581 - 600 .......................    1,065        173,136,617     13.32       162,570   8.267     358.26       591      79.2
561 - 580 .......................      746        131,221,041     10.10       175,900   8.470     364.92       571      78.8
541 - 560 .......................      538         93,440,023      7.19       173,680   8.664     365.32       551      75.8
521 - 540 .......................      403         67,288,171      5.18       166,968   9.109     367.73       531      74.4
501 - 520 .......................      252         42,215,897      3.25       167,523   9.163     368.21       511      69.8
500 or Less .....................       22          2,826,867      0.22       128,494   9.707     357.86       495      73.2
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    7,279    $ 1,299,661,171    100.00%
                                   =========  ===============  ===========

__________________
(1)   The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

                                      A-27

                 CREDIT GRADE CATEGORIES FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
                                   MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
CREDIT GRADE CATEGORY                LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

A ...............................    5,737    $ 1,009,763,726     77.69%    $ 176,009   8.242%    356.96       622      80.7%
A- ..............................      325         69,986,028      5.38       215,342   7.984     363.64       588      76.3
B ...............................      519         99,807,794      7.68       192,308   8.227     365.02       587      73.9
C ...............................      381         67,867,791      5.22       178,131   8.398     360.45       586      72.9
C- ..............................      280         45,879,350      3.53       163,855   8.343     366.68       598      77.9
D ...............................       37          6,356,482      0.49       171,797   8.327     356.54       562      67.9
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    7,279    $ 1,299,661,171    100.00%
                                   =========  ===============  ===========

                PREPAYMENT PENALTY PERIODS FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
PREPAYMENT PENALTY PERIOD          MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
(MONTHS)                             LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

0 ...............................    2,144    $   338,492,866     26.04%    $ 157,879   8.810%    350.16       614      80.5%
12 ..............................      258         63,951,635      4.92       247,875   8.281     363.86       608      75.9
13 ..............................        2            551,927      0.04       275,963   8.524     358.70       597      66.3
24 ..............................     3004        554,716,500     42.68       184,659   8.252     362.92       614      80.7
30 ..............................        3            582,277      0.04       194,092   8.233     357.66       599      68.9
36 ..............................      814        127,834,797      9.84       157,045   8.111     356.77       610      77.5
60 ..............................    1,054        213,531,170     16.43       202,591   7.366     359.45       621      76.2
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    7,279    $ 1,299,661,171    100.00%
                                   =========  ===============  ===========

      MONTHS TO NEXT ADJUSTMENT DATE FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                WEIGHTED                                                                          WEIGHTED
                                AVERAGE                              PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                               MONTHS TO                AGGREGATE     AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                  NEXT     NUMBER OF    PRINCIPAL     PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
RANGE OF MONTHS TO             ADJUSTMENT  MORTGAGE      BALANCE       BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
NEXT ADJUSTMENT DATE              DATE       LOANS     OUTSTANDING   OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
-----------------------------  ----------  ---------  -------------  -----------  ---------  --------  ---------  --------  --------

0 - 6 .......................       5           48    $  11,723,312     1.44%     $ 244,236   8.113%    358.55      610       83.8%
19 - 24 .....................      23        3,836      764,232,173    93.81        199,226   8.363     366.45      615       80.3
25 - 31 .....................      31           11        2,269,922     0.28        206,357   8.225     355.00      639       83.3
32 - 37 .....................      34          214       34,666,201     4.26        161,992   8.546     361.03      597       78.3
38 or Greater ...............      59           10        1,788,174     0.22        178,817   7.279     366.65      607       70.3
                                           ---------  -------------  -----------
    TOTAL/AVG./WTD. AVG .....                4,119    $ 814,679,783   100.00%
                                           =========  =============  ===========

                                      A-28

              GROSS MARGINS FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
                                   MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
RANGE OF GROSS MARGINS (%)           LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

1.001 - 2.000 ...................        1    $       216,000      0.03%    $ 216,000   7.800%    360.00       606      75.0%
2.001 - 3.000 ...................        4            710,358      0.09       177,589   7.883     359.50       573      70.1
3.001 - 4.000 ...................       14          2,150,478      0.26       153,606   8.207     362.76       612      75.9
4.001 - 5.000 ...................       80         17,518,170      2.15       218,977   7.829     366.46       618      77.7
5.001 - 6.000 ...................      439         91,308,479     11.21       207,992   7.562     364.78       621      76.4
6.001 - 7.000 ...................    1,640        348,378,348     42.76       212,426   7.943     365.27       615      79.8
7.001 - 8.000 ...................    1,360        258,440,998     31.72       190,030   8.784     367.98       614      80.9
8.001 - 9.000 ...................      428         75,633,574      9.28       176,714   9.358     365.34       609      83.4
9.001 - 10.000 ..................      101         14,986,612      1.84       148,382  10.396     364.79       594      87.3
10.001 - 11.000 .................       40          4,231,470      0.52       105,787  11.229     360.76       576      87.5
11.001 - 12.000 .................        9            902,434      0.11       100,270  12.261     365.84       573      91.4
12.001 - 13.000 .................        2            118,869      0.01        59,434  13.230     358.86       583     100.0
Greater than 13.000 .............        1             83,993      0.01        83,993  14.150     478.00       579     100.0
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    4,119    $   814,679,783    100.00%
                                   =========  ===============  ===========

__________________
(1)   The weighted average Gross Margin for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date was
      approximately 6.967%.

          MAXIMUM MORTGAGE RATES FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
RANGE OF MAXIMUM MORTGAGE RATES    MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
(%)                                  LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

11.501 - 12.000 .................        4    $       976,755      0.12%    $ 244,189   6.135%    358.50       629      71.1%
12.001 - 12.500 .................       20          5,650,212      0.69       282,511   5.859     362.58       636      77.0
12.501 - 13.000 .................       67         18,363,938      2.25       274,089   6.277     359.67       629      76.0
13.001 - 13.500 .................      157         38,687,597      4.75       246,418   6.715     365.69       626      75.6
13.501 - 14.000 .................      376         90,328,761     11.09       240,236   7.132     367.61       627      77.8
14.001 - 14.500 .................      451        100,016,261     12.28       221,766   7.571     363.94       624      78.2
14.501 - 15.000 .................      684        148,697,667     18.25       217,394   7.999     363.88       620      79.6
15.001 - 15.500 .................      584        114,947,133     14.11       196,827   8.487     367.75       619      79.8
15.501 - 16.000 .................      688        122,627,112     15.05       178,237   8.923     368.81       612      81.1
16.001 - 16.500 .................      382         64,814,549      7.96       169,672   9.370     365.88       595      82.8
16.501 - 17.000 .................      322         54,380,564      6.68       168,884   9.833     367.79       596      84.1
17.001 - 17.500 .................      155         22,542,286      2.77       145,434  10.317     363.76       585      85.5
17.501 - 18.000 .................      122         19,139,541      2.35       156,881  10.779     363.31       582      85.6
18.001 - 18.500 .................       48          5,991,172      0.74       124,816  11.287     367.98       564      85.8
18.501 - 19.000 .................       31          4,012,763      0.49       129,444  11.748     368.98       576      89.9
19.001 - 19.500 .................       16          2,220,822      0.27       138,801  12.204     381.22       571      92.7
Greater than 19.500 .............       12          1,282,649      0.16       106,887  13.291     366.56       581      89.5
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    4,119    $   814,679,783    100.00%
                                   =========  ===============  ===========

__________________
(1)   The weighted average Maximum Mortgage Rate for the Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      was approximately 15.176%.

                                      A-29

        INITIAL PERIODIC RATE CAPS FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
                                   MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
INITIAL PERIODIC RATE CAP (%)        LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

1.000 ...........................       56    $    12,542,644      1.54%    $ 223,976   8.137%    358.54       609      83.2%
1.450 ...........................        1             99,967      0.01        99,967   7.550     479.00       585      80.0
1.500 ...........................    3,049        619,764,151     76.07       203,268   8.321     366.63       617      80.5
1.525 ...........................        1             61,567      0.01        61,567   9.100     359.00       581      80.0
2.000 ...........................       39          6,568,848      0.81       168,432   8.705     357.82       587      77.6
3.000 ...........................      971        175,152,204     21.50       180,383   8.525     364.91       605      79.0
6.000 ...........................        1            320,000      0.04       320,000   7.705     358.00       645      89.9
7.000 ...........................        1            170,400      0.02       170,400   6.350     357.00       696      80.0
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    4,119    $   814,679,783    100.00%
                                   =========  ===============  ===========

__________________
(1)   The weighted average Initial Periodic Rate Cap for the Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      was approximately 1.822%.

       SUBSEQUENT PERIODIC RATE CAP FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
                                   MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
SUBSEQUENT PERIODIC RATE CAP (%)     LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

1.000 ...........................      930    $   170,806,962     20.97%    $ 183,663   8.522%    364.22       605      79.3%
1.500 ...........................    3,188        643,728,232     79.02       201,922   8.323     366.57       617      80.5
2.000 ...........................        1            144,589      0.02       144,589  10.850     357.00       579      75.0
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    4,119    $   814,679,783    100.00%
                                   =========  ===============  ===========

__________________
(1)   The weighted average Subsequent Periodic Rate Cap for the Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      was approximately 1.395%.

          MINIMUM MORTGAGE RATES FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
RANGE OF MINIMUM MORTGAGE RATES    MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
(%)                                  LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

4.001 - 5.000 ...................        8    $     1,409,524      0.17%    $ 176,190   7.232%    358.58       595      67.4%
5.001 - 6.000 ...................       89         23,365,165      2.87       262,530   6.389     366.38       617      76.5
6.001 - 7.000 ...................      440        109,854,260     13.48       249,669   6.916     366.23       625      77.4
7.001 - 8.000 ...................    1,102        244,701,886     30.04       222,053   7.746     364.67       624      79.0
8.001 - 9.000 ...................    1,255        239,564,085     29.41       190,888   8.592     367.34       618      79.9
9.001 - 10.000 ..................      799        135,605,187     16.65       169,719   9.527     366.65       597      83.2
Greater than 10.000 .............      426         60,179,676      7.39       141,267  10.797     365.21       578      86.4
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    4,119    $   814,679,783    100.00%
                                   =========  ===============  ===========

__________________
(1)   The weighted average Minimum Mortgage Rate for the Adjustable Rate
      Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
      was approximately 8.262%.

                                      A-30

          NEXT ADJUSTMENT DATES FOR THE ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT    GROSS    REMAINING   BUREAU   AVERAGE
                                   MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
NEXT ADJUSTMENT DATE                 LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

August 2006 .....................        2    $       462,997      0.06%    $ 231,499   7.121%    356.00       570      86.1%
September 2006 ..................        3            474,674      0.06       158,225   7.776     357.00       618      83.3
October 2006 ....................       19          5,112,270      0.63       269,067   8.073     358.00       626      87.9
November 2006 ...................       15          3,532,551      0.43       235,503   8.178     359.00       604      81.1
December 2006 ...................        9          2,140,820      0.26       237,869   8.389     360.00       590      77.8
January 2008 ....................       14          3,207,409      0.39       229,101   8.137     355.10       608      79.7
February 2008 ...................      112         19,745,582      2.42       176,300   8.385     358.14       607      78.5
March 2008 ......................      235         38,953,314      4.78       165,759   8.580     357.03       605      82.2
April 2008 ......................    1,487        285,462,016     35.04       191,972   8.445     365.46       614      80.4
May 2008 ........................    1,431        283,741,764     34.83       198,282   8.398     368.75       616      80.1
June 2008 .......................      557        133,122,089     16.34       238,998   8.053     367.95       620      79.9
January 2009 ....................       12          2,440,599      0.30       203,383   8.332     355.07       637      83.7
February 2009 ...................       30          3,957,477      0.49       131,916   9.047     356.10       568      78.5
March 2009 ......................       27          3,552,376      0.44       131,569   8.763     357.08       588      79.8
April 2009 ......................       70         11,196,116      1.37       159,945   8.674     360.07       602      79.7
May 2009 ........................       60         10,206,714      1.25       170,112   8.452     362.47       601      76.6
June 2009 .......................       26          5,582,841      0.69       214,725   7.932     366.49       605      77.1
April 2011 ......................        3            329,102      0.04       109,701   8.646     358.00       565      81.9
May 2011 ........................        4            642,673      0.08       160,668   7.571     379.53       624      71.4
June 2011 .......................        3            816,400      0.10       272,133   6.498     360.00       612      64.7
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    4,119    $   814,679,783    100.00%
                                   =========  ===============  ===========

__________________
(1)   The weighted average Next Adjustment Date for the Adjustable Rate Mortgage
      Loans in the Statistical Calculation Pool as of the Cut-off Date is April
      2008.

                  INTEREST ONLY PERIODS FOR THE MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                               PERCENT OF              WEIGHTED  WEIGHTED   AVERAGE
                                                 AGGREGATE      AGGREGATE    AVERAGE   AVERAGE    AVERAGE    CREDIT   WEIGHTED
                                   NUMBER OF     PRINCIPAL      PRINCIPAL    CURRENT   CURRENT   REMAINING   BUREAU   AVERAGE
INTEREST ONLY PERIOD               MORTGAGE       BALANCE        BALANCE    PRINCIPAL  MORTGAGE    TERM       RISK      LTV/
(MONTHS)                             LOANS      OUTSTANDING    OUTSTANDING   BALANCE     RATE    (MONTHS)    SCORE      CLTV
---------------------------------  ---------  ---------------  -----------  ---------  --------  ---------  --------  --------

0 ...............................    5,844    $   932,767,880     71.77%    $ 159,611   8.429%    358.34       607      78.9%
24 ..............................      122         31,252,680      2.40       256,170   7.846     357.59       628      80.7
36 ..............................       10          2,427,900      0.19       242,790   7.976     357.18       654      84.2
60 ..............................    1,303        333,212,711     25.64       255,727   7.748     358.90       636      80.5
                                   ---------  ---------------  -----------
    TOTAL/AVG./WTD. AVG .........    7,279    $ 1,299,661,171    100.00%
                                   =========  ===============  ===========

                                      A-31